HNI CORPORATION
408 EAST SECOND STREET
MUSCATINE, IOWA 52761
563/272-7400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2008 Annual Meeting of Shareholders of HNI Corporation (the "Corporation") will be held at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa, on Tuesday, May 6, 2008, beginning at 10:30 a.m. (local time), for the following purposes:

1.	To elect four Directors for terms of three years each or until their successors are elected and qualify;

2.	To ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending January 3, 2009; and

3.	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The holders of record of the Corporation's Common Stock, par value $1.00 per share, as of the close of business on March 3, 2008, are entitled to vote at the meeting.

You are encouraged to attend the meeting.  We want to keep you informed of the Corporation's activities and progress.

By Order of the Board of Directors,
Steven M. Bradford
Vice President, General Counsel and Secretary
March 19, 2008

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

INFORMATION ABOUT VOTING	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2008	4
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	4
INFORMATION REGARDING THE BOARD	6
PROPOSAL NO. 2 – RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2008	10
AUDIT COMMITTEE REPORT	11
FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP	11
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	13
CODE OF BUSINESS CONDUCT AND ETHICS	13
CORPORATE GOVERNANCE GUIDELINES	13
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Compensation Committee Report	27
Compensation Committee Interlocks and Insider Participation	27
Summary Compensation Table for Fiscal 2007 and Fiscal 2006	27
Grants of Plan-Based Awards for Fiscal 2007	29
Outstanding Equity Awards at Fiscal Year-End 2007	31
Option Exercises and Stock Vested for Fiscal 2007	32
Nonqualified Deferred Compensation for Fiscal 2007	33
Potential Payments Upon Termination or Change in Control	34
DIRECTOR COMPENSATION	36
SECURITY OWNERSHIP	38
EQUITY COMPENSATION PLAN INFORMATION	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40
DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	40
OTHER MATTERS	40
APPENDIX A—Companies Participating in the Survey Reports	A-1

i

HNI Corporation
408 East Second Street
Muscatine, Iowa 52761

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2008

We are mailing this Proxy Statement, with the accompanying proxy card, to you on or about March 19, 2008 in connection with the solicitation of proxies by and on behalf of the HNI Corporation (the "Corporation," "we," "our" or "us") Board of Directors (the "Board" or "Directors") for the 2008 annual meeting of shareholders and any adjournment or postponement of that meeting (the "Meeting").  The Meeting will be held on Tuesday, May 6, 2008, beginning at 10:30 a.m., local time, at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa.

INFORMATION ABOUT VOTING

Who can attend and vote at the Meeting?

Shareholders of record as of the close of business on March 3, 2008 (the "Record Date") are entitled to attend and vote at the Meeting.  Each share of the Corporation's common stock, par value $1.00 per share ("Common Stock"), is entitled to one vote on all matters to be voted on at the Meeting and can be voted only if the shareholder of record is present to vote or is represented by proxy.  The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock that you own and are entitled to vote at the Meeting.

What constitutes a quorum at the Meeting?

The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock ("Outstanding Shares") on the Record Date will constitute a quorum for purposes of the Meeting.  On the Record Date, there were 44,504,669 Outstanding Shares.  For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described on the following page) will be counted as present.

How do I vote by proxy?

If you properly complete your proxy card and the Corporation's transfer agent, Computershare Investor Services LLC, receives it in time to vote at the Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed.  No postage is required if your proxy card is mailed in the United States in the return envelope that has been enclosed with this Proxy Statement.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

•	"FOR" the election of the four nominees for Director named on page 4 of this Proxy Statement under "Proposal No. 1 – Election of Directors."
•
"FOR" the ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for the fiscal year ending January 3, 2009, as described on page 10 of this Proxy Statement under "Proposal No. 2 – Ratification of Audit Committee's Selection of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2008."

•	In your proxy's discretion as to any other business which may properly come before the Meeting or any adjournment or postponement of the Meeting.

How do I vote if my shares of Common Stock are held through a broker, trustee or other nominee?

If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in "street name," rather than held directly in your name, you will need to instruct your broker, trustee or other nominee concerning how to vote your shares.  Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Meeting.  Your broker, trustee or other nominee has enclosed with this Proxy Statement or will provide upon request voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

What discretion does my broker, trustee or other nominee have to vote my shares of Common Stock held in "street name"?

A broker, trustee or other nominee holding your shares of Common Stock in "street name" must vote those shares according to any specific instructions it receives from you.  If specific instructions are not received, your broker, trustee or other nominee generally may vote your shares in its discretion, depending on the type of proposal involved.  Under New York Stock Exchange ("NYSE") rules, there are certain proposals ("Non-Routine Proposals") on which brokers may not vote without specific instructions from you.  If a Non-Routine Proposal comes to a vote at the Meeting, your shares will not be voted on that Non-Routine Proposal, giving rise to what is called a "broker non-vote."  Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum.

At the Meeting, your broker, trustee or other nominee may vote your shares in its discretion with respect to Proposals No. 1 and 2.

Can I change my vote after I return my proxy card?

Yes.  You may change your vote at any time before your proxy is voted at the Meeting.  To change your vote, you may:

•	Deliver to the Corporation's Corporate Secretary a written notice revoking your earlier vote;
•	Deliver to the Corporation's transfer agent, if you are the shareholder of record, a properly completed and signed proxy card with a later date;
•	Deliver to your broker, trustee or other nominee, if your shares are held in "street name," a properly completed and signed proxy card with a later date; or
•	Vote in person at the Meeting.

Your attendance alone at the Meeting will not revoke a previously delivered proxy.  If you choose any of the foregoing methods to change your vote, you must take the described action no later than the beginning of the Meeting.  Once voting is completed at the Meeting, you will not be able to revoke your proxy or change your vote.  Unless your proxy is so revoked or changed, the shares of Common Stock represented by your proxy received by the Corporation's transfer agent will be voted at the Meeting and at any adjournment or postponement of the Meeting.

How do I vote my shares in the Corporation's retirement plan?

If you participate in the Corporation's retirement plan, the proxy card you receive will also include Common Stock allocated to your account.  Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received (the "undirected shares") from plan participants.  The proportion of the undirected shares to which your instructions will apply will be equal to the proportion of the shares to which the trustee receives instructions represented by your shares.

How is the Corporation soliciting proxies?

The Corporation bears the cost of preparing, assembling and mailing the proxy material related to the solicitation of proxies by and on behalf of the Board for the Meeting.  In addition to the use of the mails, certain of the Corporation's officers may, without additional compensation, solicit proxies in person, by telephone or through other means of communication.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Corporation or to third parties, except:  (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.  Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to the Corporation's management.

How do I get to the Meeting location?

The Meeting is being held at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa.  If driving to the Meeting from the Quad City International Airport, from the main exit traffic light go straight onto I-74 to I-280, turn right (cloverleaf) onto I-280 West, drive approximately 10-12 miles crossing the Mississippi River Bridge, take the second exit in Iowa (Exit 6 – Muscatine), at the traffic light turn left (west) onto Highway 61 South, continue approximately 22 miles to Muscatine, Holiday Inn is on the right.  If driving to the Meeting on I-80, take Exit 271 (Highway 38 South), drive approximately 12 miles to Highway 61, turn left (east) at the traffic light, Holiday Inn is one block on the left.
Who will serve as inspector of elections?

The inspector of elections will be a representative of the Corporation's transfer agent, Computershare Investor Services LLC.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares in "street name."  If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

The Securities and Exchange Commission (the "SEC") has adopted rules that allow us to deliver a single annual report and/or proxy statement to any household at which two or more shareholders reside, whom the Corporation believes to be members of the same family.  If you have not previously consented to participate in this program and wish to receive only one copy of future annual reports and/or proxy statements, please write to the Corporation's transfer agent at Computershare Investor Services LLC, Attention:  Proxy Unit, P.O. Box 1878, Chicago, Illinois 60690-1878.  Your consent to receive only one copy of the annual report and/or proxy statement will remain in effect until the Corporation's transfer agent receives a written revocation notice from you, in which case the Corporation will begin sending individual copies within thirty days thereof.  The Corporation will continue to separately mail a proxy card for each registered shareholder account.  The Corporation will promptly deliver separate copies of its annual report and/or proxy statement upon request.  Shareholders may request such separate copies by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761 or calling the Corporation's Assistant Corporate Secretary at 563/272-7590.

Where can I find the voting results of the Meeting?

The Corporation intends to announce preliminary voting results at the Meeting and publish final results in the Corporation's Quarterly Report on Form 10-Q for the second quarter of the Corporation's fiscal year ending January 3, 2009 ("Fiscal 2008").

IMPORTANT NOTICE REGARDING THE AVAILIABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2008

The 2008 Proxy Statement and annual report to security holders are available at www.hnicorp.com.

The Corporation provides its annual reports, notices to shareholders of the annual meetings and proxy statements over the Internet.  If you wish to give your consent to access such documents in the future over the Internet, please check the box in the CONSENT section on your proxy card.  These documents will be available on or about March 19, 2008, on the Corporation's website at www.hnicorp.com, under "Investor Information—Annual & Quarterly Reports" and "Investor Information—Proxy Report."  Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements.  Even though you give your consent, you still have the right at any time to request copies of these documents at no charge.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Corporation's By-laws (the "By-laws") provide for thirteen Directors.  The Board currently consists of thirteen Directors.  Twelve of the thirteen Directors are independent Directors as further discussed on page 6 of this Proxy Statement under "Information Regarding the Board – Director Independence."  Stan A. Askren, Chairman, President and Chief Executive Officer, is the only Director currently employed by the Corporation and is not independent under the NYSE listing standards pertaining to director independence or the Corporation's categorical independence standards for Directors (the "Categorical Standards").

The Board is divided into three classes.  One class is elected each year for a term of three years.  Four directors will be elected at the Meeting to serve for a three-year term expiring at the Corporation's 2011 annual meeting of shareholders.

Nominees for Election

The Board is nominating for election at the Meeting each of Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern for a term of three years (collectively, the "Nominees").  The Nominees elected as Directors at the Meeting will hold office for such term or until their respective successors are elected and qualify, subject to their prior death, resignation or removal.

Ms. Francis and Messrs. Calado, Porcellato and Stern were most recently elected as Directors at the 2005 annual meeting of shareholders.  Biographical information about each of the Nominees follows.

Miguel M. Calado, age 52, has been a Director of the Corporation since 2004.  Mr. Calado has been a Director and the Chief Financial Officer of Hovione SA, an international fine chemicals company with manufacturing facilities and offices in the USA, Europe and Asia, since 2006.  Mr. Calado has also been an advising partner of The Trion Group, a strategic management consulting group based in Dallas, Texas, since 2006 and President of GAMCAL, LLC, an investment company, since 2006.  Previously, from 1998 to 2005, he was the Executive Vice President and President, International of Dean Foods Company, a processor and distributor of dairy, soy and specialty foods.  Mr. Calado also serves as a member of the Advisory Board for the Business School of Catholic University of Portugal.

Cheryl A. Francis, age 54, has been a Director of the Corporation since 1999.  Ms. Francis has been an independent business and financial advisor since 2000 and the Vice Chairman of the Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow's business leaders, since 2002.  Ms. Francis is a director of Hewitt Associates Inc. and Morningstar, Inc.

Larry B. Porcellato, age 49, has been a Director of the Corporation since 2004.  Mr. Porcellato has been an independent business consultant since February 2007.  From 2002 through January 2007, Mr. Porcellato was the Chief Executive Officer of

ICI Paints North America, a manufacturer and distributor of decorative coatings and a subsidiary of Imperial Chemical Industries PLC.

Brian E. Stern, age 60, has been a Director of the Corporation since 1998.  Mr. Stern has been a director of Starboard Capital Partners, LLC, a financial sponsor that initiates, finances and partners with management and private equity investors in the acquisition of companies, since July 2007.  Previously, from 2004 to June 2007, he was the Senior Vice President, Xerox, Fuji Xerox Operations of Xerox Corporation, a developer, marketer, manufacturer, financier and servicer of document processing products and services; and, from 2001 to 2004, he was the President, Xerox Supplies Business Group of Xerox Corporation.

We have no reason to believe that any of the Nominees listed above will be unavailable to serve if elected.  However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board.  Any vacancies not filled at the Meeting may be filled by the Board.

Incumbent Directors

Messrs. Askren, Christensen, Scalzo and Waters comprise a class of Directors whose term will expire at the Corporation's 2009 annual meeting of shareholders.  Biographical information about each of these Directors follows.

Stan A. Askren, age 47, has been a Director of the Corporation since 2003.  Mr. Askren has also been the Chairman and Chief Executive Officer of the Corporation since 2004 and the President of the Corporation since 2003.  Prior to that, he was an Executive Vice President of the Corporation from 2001 to 2003 and President of Allsteel Inc. from 1999 to 2003.

Gary M. Christensen, age 64, has been a Director of the Corporation since 2000 and the Lead Director of the Board since 2005.  Mr. Christensen has been active with Wind Point Partners in private equity investment since 2002.  Mr. Christensen is a director of United Subcontractors, Inc.

Joseph E. Scalzo, age 49, has been a Director of the Corporation since 2003.  Mr. Scalzo has been the President and Chief Executive Officer of WhiteWave and Morningstar Foods Companies, manufacturers of premium food products, since the beginning of 2008 and, from 2005 to 2008, President and Chief Executive Officer of WhiteWave Food Company.  Previously, from 2004 to 2005, he was the Group President, Personal Care and Global Value Chain and, from 2001 to 2004, he served as President, Global Personal Care Products, and as a Vice President of The Gillette Company, a marketer and manufacturer of personal care and use products.

Ronald V. Waters, III, age 55, has been a Director of the Corporation since 2002.  Mr. Waters has been a Director and the President and Chief Operating Officer of LoJack Corporation, a premier worldwide marketer of wireless tracking and recovery systems for valuable mobile assets and a leader in global stolen vehicle recovery, since February 2007.  Previously, from 2004 to 2006, Mr. Waters was the Chief Operating Officer of Wm. Wrigley Jr. Company, a leader in the confectionery industry and the world's largest manufacturer and marketer of gum.  From 1999 to 2004, he was the Senior Vice President and Chief Financial Officer of Wm. Wrigley Jr. Company.

Ms. Bell, Ms. Smith and Messrs. Halbrook, Jenkins and Martin comprise a class of Directors whose term will expire at the Corporation's 2010 annual meeting of shareholders.  The following is the biographical information about each of these Directors.

Mary H. Bell, age 47, has been a Director of the Corporation since 2006.  Ms. Bell has been Vice President, Building Construction Products Division of Caterpillar Inc., the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, since 2007.  Previously, from 2004 to 2007, Ms. Bell was a Vice President of Caterpillar Inc. and Chairman and President of Caterpillar Logistics Services, Inc., a wholly owned subsidiary of Caterpillar Inc.  From 2002 to 2004, Ms. Bell was the General Manager of Caterpillar Distribution Services, Logistics Division.

John A. Halbrook, age 62, has been a Director of the Corporation since 2004.  Mr. Halbrook has been the Chairman of Woodward Governor Company, a designer, manufacturer, marketer and service provider of energy control solutions for aircraft engines, industrial engines and turbines, power generation and process automation equipment, since 1995.  From 1995 to 2005, he was also the Chairman and Chief Executive Officer of Woodward Governor Company.  Mr. Halbrook is a director of Amcore Financial Inc.

James R. Jenkins, age 62, has been a Director of the Corporation since 2005.  Mr. Jenkins has been the Senior Vice President and General Counsel of Deere & Company (John Deere), the world's leading manufacturer of agricultural and forestry equipment and a major manufacturer of equipment for use in construction and lawn and turf care, since 2000.

Dennis J. Martin, age 57, has been a Director of the Corporation since 2000.  Mr. Martin has been an independent business consultant since 2005.  Previously, from 2001 to 2005, he was the Chairman, President and Chief Executive Officer of General Binding Corporation, a manufacturer and marketer of binding and laminating office equipment.  Mr. Martin is a director of Coleman Cable, Inc.

Abbie J. Smith, age 54, has been a Director of the Corporation since 2000.  Ms. Smith has been a Chaired Professor of the University of Chicago's Graduate School of Business, a national leader in higher education and research, since 1999.  Ms. Smith is a director of DFA Investment Dimensions Group, Inc., Dimensional Investment Group Inc. and Ryder System, Inc.

Required Vote

Approval of the election of the Nominees as Directors requires the affirmative vote of the holders of a majority of the Outstanding Shares entitled to vote at the Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS.

INFORMATION REGARDING THE BOARD

Director Independence

For purposes of determining director independence, the Corporation is subject to the NYSE listing standards pertaining to director independence as currently in effect and as they may be changed from time to time and the Categorical Standards.

Pursuant to the NYSE listing standards, no Director qualifies as "independent" unless the Board affirmatively determines that the Director has no material relationship with the Corporation or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation or any of its subsidiaries).  In addition, a Director is not independent under the NYSE listing standards if:  (i) the Director is, or has been within the last three years, a member (i.e., employee) of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer of the Corporation; (ii) the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) (A) the Director or an immediate family member is a current partner of a firm that is the Corporation's internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the Director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Corporation's audit within that time; (iv) the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's present executive officers at the same time serves or served on that company's compensation committee; or (v) the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company's consolidated gross revenues.

In addition to the NYSE listing standards pertaining to director independence set forth above, the Corporation adopted the Categorical Standards, which are available on the Corporation's website at www.hnicorp.com.  Under the Categorical Standards, the following relationships will not, in and of themselves, be considered material relationships, unless otherwise expressly provided for with respect to a particular interest or relationship, under the NYSE listing standards:  (i) contributions or payments (including the provision of goods and services) by the Corporation to a charitable organization (including a foundation), a university or other not-for-profit organization in which a Director or a Director's immediate family member is a director, trustee, officer or employee, unless the contribution or payment (excluding matching gifts) was:  (A) made to an entity for which the Director or the Director's spouse currently serves as a director, trustee or officer and he or she served in such position at the time of the contribution or payment; (B) made within the three fiscal years preceding the date of any determination; and (C) in an amount exceeding the greater of $1,000,000 or two percent of the charitable organization's aggregate annual charitable receipts during the organization's last completed fiscal year prior to the date of the contribution or payment; and (ii) other business relationships between a Director or a Director's immediate family member and the Corporation, such as a purchase by the Corporation of products or services, including consulting, legal or financial advisory services, unless:  (A) the Director or the Director's spouse is a partner, officer or 10 percent owner of a company or firm providing such products or services, and he or she held such position at any time within the 12 months preceding the date of any determination; (B) the products or services were provided within the three fiscal years preceding the date of any determination; and (C) the products or services provided during any 12-month period were in an aggregate amount exceeding the greater of $1,000,000 or 1 percent of such company's or firm's consolidated gross revenues for its last completed fiscal year.  The Categorical Standards in clause (ii) above do not include business relationships with the Corporation's internal or external auditors that are covered by the criteria set forth above and the NYSE listing standards.

Under the HNI Corporation Corporate Governance Guidelines (the "Governance Guidelines"), at least three-fourths of its Directors must meet the NYSE listing standards pertaining to director independence and the Categorical Standards.  The Board has determined that each of the current non-management Directors, including Mary H. Bell, Gary M. Christensen, John A. Halbrook, James R. Jenkins, Dennis J. Martin, Joseph E. Scalzo, Abbie J. Smith, Ronald V. Waters, III (each of whom are current members of the Board), Miguel M. Calado, Cheryl A. Francis, Larry B. Porcellato and Brian E. Stern (each of whom are current members of the Board standing for re-election) and each of the current members of the Audit Committee, the Human Resources and Compensation Committee and the Public Policy and Corporate Governance Committee, has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent under the NYSE listing standards and the Categorical Standards.

Mr. Askren does not meet such independence standards because he is the Chairman, President and Chief Executive Officer of the Corporation and is a member of the Corporation.

Board Committees

The Board has three standing committees, the Audit Committee, the Human Resources and Compensation Committee and the Public Policy and Corporate Governance Committee.  The Public Policy and Corporate Governance Committee fulfills the role of a nominating committee.  Each committee operates under a written charter, which has been approved by the Board.  The Board reviews each committee charter at least annually.  Current copies of the committees' charters can be found on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."  Shareholders may request a paper copy of the Board's committees' charters by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.  Each Director attended at least 75 percent of the total number of committee meetings for the committees on which such Director served that were held during the fiscal year ended December 29, 2007 ("Fiscal 2007").

Audit Committee.  The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), consists of four independent Directors:  Ronald V. Waters, III, Chair, Miguel M. Calado, James R. Jenkins and Joseph E. Scalzo.  The Board has determined that each Audit Committee member is "independent" as independence for audit committee members is defined by NYSE listing standards pertaining to director independence, in Exchange Act Rule 10A-3(b)(1) and under the Categorical Standards.  The Board has determined that all members of the Audit Committee are financially literate pursuant to NYSE listing standards.  The Board has also determined that Messrs. Waters and Calado are each an "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.  In accordance with the Audit Committee Charter, none of the Audit Committee members serve simultaneously on audit committees of more than three public companies.  The Audit Committee met eight times during Fiscal 2007.  The Audit Committee appoints the Corporation's independent registered public accountant and reviews the independent registered public accountant's performance, independence, fees and audit plans.  The Audit Committee also reviews the annual and quarterly financial statements; internal audit staffing, plans and reports; nonaudit services provided by the independent registered public accountant; the Corporation's insurance coverage; and any other financial matters as directed by the Board.

Human Resources and Compensation Committee.  The Human Resources and Compensation Committee (the "Compensation Committee") is comprised of Abbie J. Smith, Chair, Gary M. Christensen, John A. Halbrook and Larry B. Porcellato.  Each member of the Compensation Committee is an independent director as that term is defined by the NYSE listing standards pertaining to director independence and under the Categorical Standards.  The Compensation Committee met four times during

Fiscal 2007.  The Compensation Committee reviews executive compensation, executive succession planning, benefit programs for all members, management's recommendations on election of officers and human resources development and oversees the evaluation of the Chief Executive Officer by the Board.

Public Policy and Corporate Governance Committee.  The Public Policy and Corporate Governance Committee (the "Governance Committee") consists of Dennis J. Martin, Chair, Mary H. Bell, Cheryl A. Francis and Brian E. Stern.  Each member of the Governance Committee is an independent director as that term is defined by the NYSE listing standards pertaining to director independence and under the Categorical Standards.  The Governance Committee met four times during Fiscal 2007.  The Governance Committee serves as the nominating committee and identifies individuals qualified to serve as Directors of the Corporation consistent with criteria approved by the Board; recommends director nominees to the Board for the next annual meeting of shareholders; develops and recommends to the Board corporate governance principles applicable to the Corporation; and oversees the Corporation's finance policy, capital structure and the evaluation of the Board and the Corporation by the Directors.

Director Nominations

The Board has adopted guidelines for identifying and evaluating candidates for Director.  Under those guidelines, the Governance Committee takes into account a number of factors when identifying potential nominees, including:  possession of the desired skills, experience and abilities identified by the Governance Committee; ability to communicate ideas and contribute to Board deliberations; independence from management; diversity; judgment, skill, integrity and reputation; existing commitments to other businesses; potential conflicts of interest with other pursuits; and legal restraints.  The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, Directors or others associated with the Corporation.  The Governance Committee may also retain third-party search firms to identify potential nominees based on the Corporation's established criteria for director candidates discussed above.  The Governance Committee then screens the potential candidates and eventually recommends suitable candidates to the Board for nomination.

The Governance Committee will consider candidates for Director recommended by shareholders by applying the criteria for candidates described above and considering the following additional information.  Shareholders wishing to recommend a candidate for Director should write to the Corporation's Corporate Secretary before October 1, 2008, and include the following information:  a statement that the writer is a shareholder and is recommending a candidate for Director; the name of and contact information for the candidate; a statement of the candidate's business and educational experience; information about each of the factors listed above, sufficient to enable the Governance Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Corporation; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation that is effective 90 days after the date of the certification of the election results upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election; and a statement that the candidate is willing to be considered and will serve as a Director if nominated and elected.

The Corporation does not have any minimum qualifications for Director nominees.  However, the Board believes that it should be comprised of Directors with varied and complimentary backgrounds.  Directors should also possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation.

Processes and Procedures for the Consideration and Determination of Director Compensation by Governance Committee

The Governance Committee is responsible for annually reviewing the compensation paid to Directors for service on the Board and for recommending changes to such compensation to the Board, if appropriate.  The Board is responsible for approving Director compensation annually based on recommendations of the Governance Committee.  Neither the Governance Committee nor the Board delegates its authority with respect to Director compensation to any other person or group.  However, the Corporation's management may, at the request of the Governance Committee, assist the Governance Committee in its annual review of Director compensation, which may include recommending changes to such compensation.  Although it has not done so recently, the Governance Committee has authority to retain and terminate any consultant to assist in the evaluation of the compensation and benefits for Directors and to approve the consultant's fees and other retention terms.

Processes and Procedures for the Consideration and Determination of Executive Compensation by Compensation Committee

The Compensation Committee is responsible for developing and implementing, subject to Board approval, the Corporation's compensation policies and programs for the Chairman and Chief Executive Officer and other senior executives as further discussed throughout the Compensation Discussion and Analysis (the "CD&A") which begins on page 14 of this Proxy Statement.  With regard to senior executives, the Compensation Committee reviews management's recommendation, assesses the compensation of such senior executives and, in Fiscal 2007, recommended for approval to the Board compensation and benefit levels consistent with the Corporation's compensation philosophy and necessary to attract and retain senior executives.  For Fiscal 2007, this included determining the following for recommendation to the Board:

•	Total compensation and benefit levels for senior executives who report to the Chairman, President and Chief Executive Officer;
•	Participants in and target and aggregate award levels for the HNI Corporation Executive Bonus Plan (the "Bonus Plan"); and
•
Participants in and awards for the HNI Corporation 1995 Stock-Based Compensation Plan (the "1995 Compensation Plan"), the HNI Corporation Long-Term Performance Plan (the "Performance Plan") and the HNI Corporation ERISA Supplemental Retirement Plan (the "ESRP").

The Compensation Committee also reviews and approves the salaries for other executive officers of the Corporation who are subject to Section 16 of the Exchange Act and who do not report directly to the Chairman, President and Chief Executive Officer.

Beginning in Fiscal 2008, the Compensation Committee will directly approve the compensation and benefit levels for each senior executive, other than the Chairman and Chief Executive Officer, as described above, except with respect to stock option awards under the HNI Corporation 2007 Stock-Based Compensation Plan (the "2007 Compensation Plan"), which upon shareholder approval in May 2007, replaced the 1995 Compensation Plan, without the need for approval or ratification by the Board.

With regard to the Chairman and Chief Executive Officer, at least annually the Compensation Committee, together with the other independent Directors, evaluates the performance of, and sets the compensation for, such position(s) as follows:

•	Determines total compensation and benefit levels for the Chairman and Chief Executive Officer;
•	Reviews and approves corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation;
•
Evaluates the Chairman and Chief Executive Officer's performance in light of such goals and objectives and, together with other independent Directors, determines and approves the Chairman and Chief Executive Officer's compensation level based on this evaluation;

•	Reviews the Chairman and Chief Executive Officer's performance evaluation form for appropriateness;
•	Issues the Chairman and Chief Executive Officer performance evaluation form to all independent Directors;
•	Compiles and reviews the Chairman and Chief Executive Officer performance evaluation results;
•	Reviews the Chairman and Chief Executive Officer performance evaluation results with the Board for additional comment; and
•	Chair of Compensation Committee reviews the Board's evaluation results of the Chief Executive Officer's performance with the Chairman and Chief Executive Officer.

In determining the long-term incentive component of Chairman and Chief Executive Officer compensation, the Compensation Committee, together with the other independent Directors, considers the Corporation's performance and shareholder return, the value of similar incentive awards granted to chairmen and chief executive officers in the marketplace and the awards granted to the Corporation's Chairman and Chief Executive Officer in past years.  The Corporation uses the Compensation Analysis (as described below under "Annual Incentives" on page 16 of this Proxy Statement) to evaluate the competitiveness of the long-term incentive component of the Chairman and Chief Executive Officer's compensation.

For additional details regarding the process and procedures followed by the Compensation Committee in establishing the Corporation's compensation policies and programs for the Chairman and Chief Executive Officer and other senior executives, including the use of compensation consultants, see "The Role of the Compensation Committee and Independent Consultant" on

page 26 of this Proxy Statement and the Compensation Committee's Charter, which is posted on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."

Board Meetings

The Board held four regular meetings and no special meetings during Fiscal 2007.  All Directors attended 100 percent of the total number of meetings of the Board.

In accordance with NYSE listing standards regarding corporate governance, the Corporation's non-management Directors meet at regularly scheduled executive sessions without management present.  Mr. Christensen, Lead Director, presides at these executive sessions.  The Corporation's non-management Directors met four times during Fiscal 2007.

Director Attendance at Annual Meetings of Shareholders

All Directors are encouraged to attend annual meetings of shareholders when possible.  Directors may attend either in person or by telephone.  Last year each Director, except Mr. Waters, attended the 2007 annual meeting of shareholders in person.

Shareholder Communications with the Board

Shareholders and interested parties may communicate with the Lead Director, the Chair of the Governance Committee and the Vice President, General Counsel and Secretary, or with the Corporation's non-management Directors as a group, by sending an email to "BoardOfDirectors@hnicorp.com" or by writing to Lead Director, Chair of the Governance Committee, Vice President, General Counsel and Secretary or Non-Management Directors at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, Attention:  Corporate Secretary.  All communications received will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to the Directors.  Any communications that are not in the nature of advertising or promotions of a product or service will be promptly forwarded to the appropriate party.

PROPOSAL NO. 2 –– RATIFICATION OF AUDIT COMMITTEE'S SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTANT FOR FISCAL 2008

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2008.

The Board proposes that the shareholders ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP to serve as the Corporation's independent registered public accountant for Fiscal 2008.  Pursuant to the Sarbanes-Oxley Act of 2002 and regulations promulgated by the SEC thereunder, the Audit Committee is directly responsible for the appointment of the independent registered public accountant.  Although shareholder ratification of the Audit Committee's selection of the independent registered public accountant is not required by the By-laws or otherwise, the Corporation is submitting the selection of PricewaterhouseCoopers LLP to its shareholders for ratification to permit shareholders to participate in this important decision.  If the shareholders fail to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accountant for Fiscal 2008 at the Meeting, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accountant.  Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

AUDIT COMMITTEE REPORT

The Board has adopted a written charter for the Corporation's Audit Committee.  A current copy of the charter is available on the Corporation's website at www.hnicorp.com, under "Corporate Governance – Committee Charters."  The primary functions of the Audit Committee are set forth in its charter and on page 7 of this Proxy Statement under "Board Committees."

All members of the Audit Committee are independent as defined in Section 303A.02 of the NYSE Listed Company Manual, Exchange Act Rule 10A-3(b)(1) and the Categorical Standards.

Management has represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Corporation's independent registered public accountant.  Management has also represented that it has assessed the effectiveness of the Corporation's internal control over financial reporting as of December 29, 2007, and has determined that, as of that date, the Corporation maintained effective internal control over financial reporting.  The Audit Committee has reviewed and discussed with management and the Corporation's independent registered public accountant this assessment of internal control over financial reporting.  The Audit Committee has also discussed with the Corporation's independent registered public accountant its evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the Corporation's independent registered public accountant in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board, including, but not limited to, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received and reviewed the written disclosures and the letter from the Corporation's independent registered public accountant required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with the Corporation's independent registered public accountant its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 29, 2007, for filing with the SEC.

AUDIT COMMITTEE
Ronald V. Waters, III, Chair
Miguel M. Calado
James R. Jenkins
Joseph E. Scalzo

FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP

The following table sets forth the aggregate fees billed to the Corporation for the audit and other services provided by PricewaterhouseCoopers LLP for Fiscal 2007 and for the fiscal year ended December 30, 2006 ("Fiscal 2006"):

	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$986,459	$1,387,309
Audit-Related Fees (2)	-	26,685
Tax Fees	-	-
All Other Fees	-	-
Total	$986,459	$1,413,994

(1)	Audit fees represent fees for professional services provided in connection with the audit of the financial statements, review of quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of accounting consultations.

Pre-Approval of Fees

The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Corporation's independent registered public accountant and associated fees.  The Chair must report any decisions to pre-approve such audit-related or non-audit related services and fees to the Audit Committee at its next regular meeting.  The delegated approvals for Fiscal 2006 were within the 5 percent de minimis exception permitted by the Sarbanes-Oxley Act of 2002 and were recognized at the time of engagement as non-audit services.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Corporation has adopted a written policy (the "Policy") for review of transactions between the Corporation (including the Corporation's subsidiaries) and its Directors, executive officers and other related persons.  The transactions subject to the Policy include any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Corporation in which any Director, executive officer or other related person has a direct or indirect material interest except:

•	Transactions available to all members generally;
•	Transactions involving less than $100,000 when aggregated with all similar transactions;
•	Transactions involving compensation or indemnification of executive officers and Directors duly authorized by the appropriate Board committee;
•	Transactions involving reimbursement for routine expenses in accordance with Corporation policy; and
•	Purchases of any products on the same terms available to all members generally.

The Corporation's Office of the General Counsel (the "General Counsel") performs the initial review of all transactions subject to the Policy.  Factors to be considered by the General Counsel in reviewing the transaction include:

•
Whether the transaction is in conformity with the Corporation's Integrity Manual (i.e., Code of Business Conduct and Ethics), the Governance Guidelines, the By-laws and other related policies, including Outside Business Activities of Officers and Managers, Outside Directorships of Officers and Conflicts of Interest, and is in the best interests of the Corporation;

•	Whether the transaction would be in the ordinary course of the Corporation's business;
•	Whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;
•	The disclosure standards set forth in Item 404 of Regulation S-K under the Exchange Act or any similar provision; and
•
Whether the transaction could call into question the status of any Director or Director nominee as an independent director under the NYSE listing standards pertaining to director independence and the Categorical Standards.

After reviewing the terms of the proposed transaction and taking into account the factors set forth above, the General Counsel will either:

•
Approve the transaction if it is to be entered into in the ordinary course of the Corporation's business, is for an aggregate amount of $120,000 or less and is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party;

•	Disallow the transaction if it is not in the best interests of the Corporation;
•	Recommend that the Audit Committee review the transaction in advance; or
•	Allow the transaction, subject to ratification by the Audit Committee, but only if the interests of the Corporation will be best served by allowing the transaction to proceed.

At each regularly scheduled Audit Committee meeting, the General Counsel shall report each known transaction to be entered into by the Corporation and to be considered by the Audit Committee, including the proposed aggregate value of each transaction and any other relevant information.  After review, the Audit Committee shall approve, ratify or disallow each such transaction in accordance with the guidelines set forth above.

For purposes of the Policy, an "executive officer" is an executive officer of the Corporation subject to Section 16 of the Exchange Act.

For purposes of the Policy, a "related person" is:

•	An executive officer, Director or Director nominee of the Corporation;
•
A person who is an immediate family member (including a person's spouse, parents, stepparents, children, stepchildren, siblings, fathers and mothers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than members) who share such person's home) of an executive officer, Director or Director nominee;

•	A shareholder owning in excess of 5 percent of the Corporation's voting securities (or its controlled affiliates), or an immediate family member of such 5 percent shareholder; or
•	An entity which is owned or controlled by a related person or an entity in which a related person has a substantial ownership interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Terrence L. and Loretta B. Mealy (collectively, "Mealy"), who beneficially own more than 5 percent of Common Stock, own two properties in Muscatine, Iowa indirectly through three separate companies controlled by Mealy (collectively, the "Mealy Entities"), portions of which are leased to one of the Corporation's subsidiaries pursuant to separate leases.  The approximate amount the Corporation paid to the Mealy Entities in Fiscal 2007 under such leases was $325,758.  The Corporation's subsidiary has leased space at one of the two properties in question since at least 2000 pursuant to a month-to-month lease and leased additional space at the same property pursuant to three separate leases – one entered into in June 2006 which expired in May 2007 but continued on a month-to-month basis until August 2007 and two entered into in September 2007.  The same subsidiary has leased space at the other property in question since at least 2006 pursuant to a month-to-month lease.

In March 2007, one of the Corporation's subsidiaries entered into a multi-year office furniture purchase agreement with Dean Foods Company ("Dean Foods"), pursuant to which Dean Foods purchased approximately $1.1 million of office furniture in 2007.  Dean Foods is the parent company of WhiteWave and Morningstar Foods Companies ("WhiteWave"), and Joseph E. Scalzo, a Director of the Corporation, is the President and Chief Executive Officer of WhiteWave.  Mr. Scalzo was not involved with and did not have any interest in this transaction.  The Corporation did not become aware of the related party implications of the agreement with Dean Foods until after the agreement was negotiated and signed.  At that time, the Corporation's General Counsel approved the transaction and informed the Audit Committee in accordance with the Policy.

CODE OF BUSINESS CONDUCT AND ETHICS

The Corporation maintains a Code of Business Conduct and Ethics (the "Ethics Code") as part of its corporate compliance program.  The Ethics Code applies to all Directors and members, including the Corporation's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Ethics Code is available on the Corporation's website at www.hnicorp.com, under "Corporate Governance—Code of Conduct."  The Corporation intends to disclose amendments to or waivers of the Ethics Code granted to the individual executive officers listed above and the Directors on the Corporation's website within four business days of such amendment or waiver.  Shareholders may request a paper copy of the Ethics Code by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

CORPORATE GOVERNANCE GUIDELINES

The Governance Guidelines are available on the Corporation's website at www.hnicorp.com, under "Corporate Governance—Governance Guidelines."  Shareholders may request a paper copy of the Governance Guidelines by writing to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Objectives
Our executive compensation program has a pay-for-performance philosophy that aligns the interests of executives with those of our shareholders.  The program is designed to support annual and long-term business goals by rewarding our executives for creating aggressive profitable growth and long-term value for shareholders.

The objectives of our executive compensation program are to:

•	attract, motivate and retain highly qualified executives;
•	link total compensation to both individual performance and the performance of the Corporation or relevant operating unit or operating segment;
•	appropriately balance incentives for short-term and long-term performance; and
•	align executive and shareholder interests by including equity as a component of total compensation.

Elements of Compensation Program
Our executive compensation program includes three key elements:  base salary, annual incentive compensation under the Bonus Plan and long-term incentive compensation under the Performance Plan and the 2007 Compensation Plan.  We believe that total compensation is the key factor in determining the level of compensation for our executives and, using the market compensation survey reports described below, we consider all three elements of executive compensation in determining the amounts for each individual element.

Our executive compensation strategy is to target total compensation, including base salary, short-term or annual incentives and long-term incentives, at approximately 100 percent of the market median.  Our compensation strategy emphasizes pay for performance by setting base salary targets at 90 percent of the market median and allocating a greater portion of executive compensation to performance-based incentive compensation programs.

Base Salary
Base salary is the basic element of our executive compensation program and the foundation for setting our incentive compensation target awards.  With the other independent Directors, the Compensation Committee evaluates and approves the base salary of the Corporation's Chairman, President and Chief Executive Officer (the "CEO").  During Fiscal 2007, the Compensation Committee recommended and the Board approved the base salaries of the Corporation's Chief Financial Officer (the "CFO"), and the three other most highly compensated executives.  In order to simplify and streamline Board and Compensation Committee responsibilities and functions pertaining to executive compensation, beginning in Fiscal 2008, the Compensation Committee alone will approve the base salary for the CFO and the three other most highly compensated executives.  Throughout the CD&A, the CEO, CFO and three other most highly compensated executives are referred to collectively as the "Named Executive Officers."

Criteria for Determining Base Salary.  We derive the base salary market median from the three market compensation survey reports discussed in further detail below.  As disclosed above, the Compensation Committee generally sets base salary targets at 90 percent of the market median.  In most cases, the Compensation Committee sets base salary for an executive between 80 and 120 percent of the below-market base salary target noted above resulting in a range of between 72 and 108 percent of the market median.  Based on individual circumstances, however, actual base salaries may be higher or lower.  For Fiscal 2007, the base salaries for each of the Named Executive Officers fell within the base salary range noted above.  The Compensation Committee uses the following factors in determining base salary, including when it considers setting base salary outside of the base salary range noted above:

•	the duties, complexities and responsibilities of the position;
•	salary levels of comparable positions both within and outside the Corporation which are based in part on the survey reports described below;
•	potential for advancement;

•	individual performance and competency; and
•	the length and nature of a Named Executive Officer's experience.

The Compensation Committee annually reviews base salaries paid to the Corporation's executives using the following commercially available, broad-based, comparative market compensation survey reports developed by independent professional organizations (the "Survey Reports"):

•	Towers Perrin Human Resources Services ("Towers Perrin") Compensation Data Bank – Executive Compensation Database – Single Regression Report;
•	Mercer Human Resource Consulting ("Mercer") – US Mercer Benchmark Database – Executive Survey; and
•	Watson Wyatt Data Services ("Watson Wyatt") – Comp Calculator – Top Management Compensation.

The Survey Reports made available by Towers Perrin, Mercer and Watson Wyatt cover a significant number of companies over a broad range of industries.  A list of the companies participating in the Survey Reports is attached to this Proxy Statement as Appendix A.

For purposes of the Compensation Committee's review, management provides information that combines and averages market data from the Survey Reports to balance data outliers and increase reliability.  No particular industry peer group is selected for competitive review because we compete for executives within industries other than the office furniture and hearth products industries.  The Compensation Committee believes that the size of the business and scope of the executive officer's responsibility are the most important benchmarking factors for attracting and retaining executive officers.  In establishing appropriate compensation targets for our executives, management correlates business revenue and compensation across various industries to compare executives with responsibilities of similar size and scope.

Based on the factors identified above and the data derived from the Survey Reports, the Board has typically increased the annual base salary for each of the Named Executive Officers at the Compensation Committee's annual review of each such officer's base salary.  The Compensation Committee normally conducts annual base salary reviews at the Board meeting prior to the anniversary date of each officer's appointment.  The Compensation Committee conducts the CEO's annual base salary review at the February Board meeting.  At the February 2008 Board meeting, the CEO requested that he not be considered for a base salary increase at such time due to current economic uncertainty.  The Compensation Committee honored his request.

Fiscal 2007 Base Salary.  In Fiscal 2007, the Compensation Committee, after reviewing the criteria described above, set (1) base salary targets for each Named Executive Officer at 90 percent of the market median, which was derived from the Survey Reports as described above and (2) base salaries for each Named Executive Officer between 80 and 120 percent of the base salary target.  The table below sets forth for each Named Executive Officer the following:  annual base salary as of the last day of Fiscal 2007; market median annual base salary for comparable positions based on our review of the Survey Reports; annual base salary as a percentage of market median; annual base salary target (90 percent of market median annual base salary); and annual base salary as a percentage of target.  The variations in annual base salary among each of the Named Executive Officers are based on their individual performance against the criteria for determining base salary set forth above.

Named Executive Officer	Annual Base Salary ($)(1)	Market Median Annual Base Salary ($)	Percentage of Market Median (%)	Annual Base Salary Target ($)	Percentage of Annual Base Salary Target (%)
Stan A. Askren Chairman, President and Chief Executive Officer, HNI Corporation	735,004	834,111	88	750,700	98
Jerald K. Dittmer Vice President and Chief Financial Officer, HNI Corporation	324,501	402,111	81	361,900	90
Bradley D. Determan Executive Vice President, HNI Corporation President, Hearth & Home Technologies Inc.	286,915	336,556	85	302,900	95

Named Executive Officer	Annual Base Salary ($)(1)	Market Median Annual Base Salary ($)	Percentage of Market Median (%)	Annual Base Salary Target ($)	Percentage of Annual Base Salary Target (%)
Eric K. Jungbluth Executive Vice President, HNI Corporation President, The HON Company	357,502	384,889	93	346,400	103
Marco V. Molinari Executive Vice President, HNI Corporation President, HNI International Inc.	319,501	359,778	89	323,800	99
_________________
Notes

(1)
This column sets forth the annual base salary for each of the Named Executive Officers as of the last day of Fiscal 2007, which amounts differ from those set forth in the salary column of the Summary Compensation Table for Fiscal 2007 and Fiscal 2006 (the "Summary Compensation Table").  The amounts set forth in the salary column of the Summary Compensation Table reflect the actual salary earned by each of the Named Executive Officers during Fiscal 2007.  We typically increase the annual base salary for each of the Named Executive Officers once per year at the Board meeting prior to the anniversary date of their appointment and such increases are usually 10 percent or less.  For example, on February 14, 2007, the Board increased Mr. Askren's annual base salary from $704,250 to $735,004, a 4.4 percent increase.  Hence, for the first seven weeks of Fiscal 2007, Mr. Askren earned $95,415, and for the last 45 weeks of Fiscal 2007, Mr. Askren earned $636,062, for a total salary earned during Fiscal 2007 of $731,477.

Annual Incentives

The Named Executive Officers are eligible for annual incentive compensation under the Bonus Plan, which was re-approved by shareholders at the 2005 annual meeting of shareholders.  We use the Bonus Plan to motivate executives annually to achieve specific financial performance goals and individual strategic objectives.  In Fiscal 2007, the Compensation Committee recommended and the Board approved the annual incentive targets under the Bonus Plan, set as a percent of base salary, for each of the Named Executive Officers.  The CEO's 2007 annual incentive target is equal to 100 percent of the CEO's annual base salary as of the end of Fiscal 2007.  The other Named Executive Officers have 2007 annual incentive targets ranging from 75 to 80 percent of their annual base salary as of the end of Fiscal 2007.  The CEO's annual incentive target is a greater percentage of his base salary than the targets for the other Named Executive Officers because the CEO has the greatest potential impact on the Corporation's annual strategic objectives.  In order to simplify and streamline Board and Compensation Committee responsibilities and functions pertaining to executive compensation, beginning in Fiscal 2008, the Compensation Committee will approve the annual incentive targets for each of the Named Executive Officers except the CEO, whose target will continue to be approved by the Board after recommendation by the Compensation Committee.

As noted above, our executive compensation strategy is to target total compensation, including base salary, short-term incentives and long-term incentives, at approximately 100 percent of the market median.  The Compensation Committee believes that the market level of incentive compensation remains relatively consistent from year to year and, accordingly, retains an independent consultant every three to five years to conduct a thorough, competitive review and analysis of our total executive compensation program.  Mercer, a national compensation consulting firm, most recently conducted this analysis in late 2004 (the "Compensation Analysis"), and the Compensation Committee utilized this analysis to establish annual and long-term incentive targets for the Named Executive Officers for 2005, 2006 and 2007.  Management annually monitors the market level of annual and long-term incentive compensation using the Survey Reports and the same benchmarking approach as described above under "Base Salary – Criteria for Determining Base Salary" on page 14 of this Proxy Statement.

The Compensation Committee establishes or recommends to the Board for approval annual incentive targets under the Bonus Plan for each of the Named Executive Officers slightly above the market median for annual incentive compensation to offset the fact that base salary targets are set slightly below the market median, emphasize pay for performance and encourage the achievement of established financial performance goals and individual strategic objectives.  The above-market annual incentive targets, after taking into account the below-market base salary targets, provide an opportunity for Named Executive Officers to earn market-competitive cash compensation.  To achieve a payout at 100 percent of target, executives must achieve superior results relative to economic and competitive conditions.

The annual incentives are weighted 60 percent on attainment of the Corporation's (or one of the Corporation's particular operating unit's) annual financial performance goals and 40 percent on attainment of individual strategic objectives.  We believe this weighting encourages the proper focus by the Named Executive Officers on both annual financial returns and individual contributions to the Corporation's strategic objectives.

Financial Goals.  We believe financial performance goals create a strong and objective link between executive compensation and shareholder value creation.  We use economic profit as the measurement for financial performance goal achievement because it promotes the simultaneous optimization of growth, earnings and capital efficiency.  We define economic profit as after-tax operating profit less a capital charge for invested capital.  We believe economic profit is the best indicator of long-term shareholder value creation and correlates well with long-term stock price appreciation because it accounts for the investment required to generate a return by including a capital charge on invested capital.

Each year, the Compensation Committee evaluates historical performance, peer performance, external macroeconomic forecasts, market performance expectations for the Corporation and industry peers and other relevant data to determine the reasonableness of all financial performance goals and maintain a strong alignment of pay and performance.  In addition, management prepares an annual financial plan that the Board approves and the Compensation Committee utilizes to establish economic profit goals that the Board also approves.  The economic profit goals are based on current strategic market conditions (e.g., downturn in the housing market, strong corporate earnings) and business opportunities (e.g., launch of new product line or integration of recently acquired business) factored into the annual financial plan.

The Compensation Committee ties the economic profit goals to a predetermined payout percentage set forth in an award matrix.  Payout achievement percentages range between 0 and 200 percent of target based on economic profit achievement.  As part of our compensation philosophy, the Compensation Committee establishes and, in 2007, established economic profit achievement representing a 100 percent payout level as an aggressive but achievable goal for the Corporation as a whole or any operating unit based on economic and competitive conditions at the time goals are established.  If a threshold level of economic profit is not achieved, no payout is made with respect to the financial component of the annual incentive.  A 50 percent payout level reflects threshold performance required to justify a payout, while a 200 percent payout level represents the maximum incentive for exceptional performance.  We expect that (1) payout levels will be between 80 and 120 percent of target in most years and average approximately 100 percent of target over time and (2) failure to achieve a 50 percent payout level or achievement of a 200 percent payout level will occur infrequently.

The Board sets separate economic profit goals for the Corporation and each operating unit to align executives' interests with the financial performance of either the Corporation or their individual area of responsibility, which may be one or more individual operating units.  The goals of the CEO and the CFO are linked to the overall economic profit of the Corporation.  The goals of the other Named Executive Officers are linked to the economic profit of their specific areas of responsibility.

The financial component of the annual incentive awards for Messrs. Askren and Dittmer is based on achievement of the economic profit goal of the Corporation as a whole because both are executive officers of the Corporation and responsible for its overall economic performance.  For Fiscal 2007, the economic profit goal for the Corporation as a whole was $57,891,000, and economic profit achievement was $65,198,000.

The financial component of Mr. Determan's annual incentive award is based on achievement of the economic profit goal of Hearth & Home Technologies Inc. ("HHT"), the Corporation's operating unit for which he is responsible (HHT is the only operating unit included in the Corporation's hearth products operating segment).  The economic profit goal for HHT was $(2,502,000), and economic profit achievement was $(5,158,000).

The financial component of Mr. Jungbluth's annual incentive award is based on achievement of the economic profit goal of The HON Company ("HON"), the Corporation's operating unit for which he is responsible.  The financial component of Mr. Molinari's annual incentive award is based on achievement of the economic profit goals of HNI International Inc. ("HNII"), the Corporation's operating unit for which he is responsible, and Lamex, the Corporation's Chinese subsidiary for which he is also responsible.  In addition, the financial component of Mr. Molinari's annual incentive award is increased or decreased based on the level of Lamex sales (i.e., for a given level of economic profit achievement, the greater the level of Lamex sales, the greater the financial component of Mr. Molinari's annual incentive award).  The Corporation considers the economic profit goals and achievements of HON, HNII and Lamex to be confidential.

As for all Named Executive Officers, the economic profit performance goals for Messrs. Jungbluth and Molinari require superior performance by such officers and their corresponding operating units and areas of responsibility.  Nonetheless, because we expect superior performance on a consistent basis, the Corporation and its operating units expect to achieve the annual economic profit performance goals when such goals are established.  Accordingly, we expect Messrs. Jungbluth and Molinari to achieve 100 percent of target over time on the financial incentive component of their respective annual incentive compensation award under the Bonus Plan.

The amount of the annual incentive attributable to financial performance goals for each of the Named Executive Officers is listed in the chart below.  The chart also includes specific payouts and target percentages for each of the Named Executive Officers.

Individual Strategic Objectives.  Each Named Executive Officer's individual strategic objectives are based on broad strategic objectives of the Corporation or a particular operating unit and are defined and measured within the calendar year.  The independent Directors annually review and approve the CEO's individual strategic objectives.  The CEO annually reviews and approves the individual strategic objectives of each of the other Named Executive Officers.  Individual strategic objectives are designed to focus each Named Executive Officer on those matters having a significant impact on his individual area of responsibility.  A summary of each Named Executive Officer's individual strategic objectives for 2007 is set forth below.

Mr. Askren.  Mr. Askren's individual strategic objectives were to (1) strengthen the Corporation's market position by implementing growth initiatives, streamlining business process and product lines and executing an international expansion strategy and (2) enhance culture and capabilities by retaining and expanding a strong management team and improving diversity.

Mr. Dittmer.  Mr. Dittmer's individual strategic objectives were to (1) reduce the Corporation's operating costs through corporate reporting capabilities and Rapid Continuous Improvement initiatives, (2) strengthen the Corporation's market position by providing effective finance and information technology services and managing long-term cash and capital structure and (3) enhance culture and capabilities by recruiting and developing the information technology and finance teams and improving diversity.

Mr. Determan.  Mr. Determan's individual strategic objectives were to (1) strengthen the market position of the hearth products operating segment by increasing product sales and identifying market opportunities and (2) reduce operating costs by increasing total inventory turns and reducing OSHA recordables and lost-time injuries.

Mr. Jungbluth.  Mr. Jungbluth's individual strategic objectives were to (1) strengthen the market position of HON through sales growth, market share and product development, (2) reduce operating costs through Rapid Continuous Improvement initiatives, enhanced productivity, inventory control and improved procurement efforts and (3) enhance HON's culture and capabilities by recruiting and retaining skill and talent and improving diversity.

Mr. Molinari.  Mr. Molinari's individual strategic goals were to (1) strengthen the Corporation's international market position through product development and sourcing capabilities, (2) reduce international operating costs by Rapid Continuous Improvement initiatives and procurement processes and (3) enhance international culture and capabilities by improving depth of skill and talent and improving succession planning processes.

At year-end, each of the Named Executive Officers evaluates his performance against his individual strategic objectives.  Next, the CEO, after reviewing these self-evaluations, recommends the achievement percentage for each of the other Named Executive Officers' individual strategic objectives for Compensation Committee approval, and the independent Directors, after reviewing the CEO's self-evaluation, determine the achievement percentage of the CEO's individual strategic objectives.  Achievement percentages range from 0 to 125 percent.  There is no threshold performance level for the individual strategic objective component of the annual incentive.  The individual strategic objectives of each of the Named Executive Officers represent aggressive goals that are challenging to achieve.  Historically, achievement of 100% is difficult and most achievement percentages have ranged between 75 and 95 percent, although future achievement percentages may vary from year to year.  The amount of annual incentive attributable to individual strategic objectives for each of the Named Executive Officers is set forth in the chart below.

For each Named Executive Officer, achievement of individual strategic objectives accounts for 40 percent of the current year's annual incentive award under the Bonus Plan.  If a Named Executive Officer fails to achieve an individual strategic objective, the portion (40 percent) of the Named Executive Officer's annual incentive award based solely on achievement of individual strategic objectives will be reduced.  Moreover, the failure to achieve individual strategic objectives is considered, together with other factors discussed above under "Base Salary" on page 14 of this Proxy Statement, by the independent Directors or the Compensation Committee in establishing the officer's base salary for the following fiscal year.  Due to the importance of each of the Named Executive Officers to the financial performance of the Corporation, the Compensation Committee also believes that a low level of achievement by a Named Executive Officer on his individual strategic objectives could, in some years, impact the Corporation's financial performance and decrease the portion (60 percent) of the officer's annual incentive award based solely on the Corporation's financial performance.

The chart below sets forth detailed information regarding the calculation of the annual incentive awards under the Bonus Plan for each of the Named Executive Officers for Fiscal 2007:

Participant	12/28/07 Annual Base Salary ($)	Target % of Annual Base Salary (%)	Annual Incentive Award Target ($)	Actual Annual Incentive Award Attributable to Financial Goals (Financial Performance Goal) ($)	Actual Annual Incentive Award Attributable to Strategic Objectives (Individual Strategic Objective) ($)	Annual Incentive Award Payout ($)
Stan A. Askren (1)	735,004	100	735,004	599,764	279,296	879,060
Jerald K. Dittmer	324,501	75	243,376	198,594	87,616	286,210
Bradley D. Determan	286,915	75	215,186	107,163	77,467	184,630
Eric K. Jungbluth (2)	357,502	75 / 80	274,658	250,488	98,877	349,365
Marco V. Molinari	319,501	75	239,626	198,410	86,265	284,675
_______________
Notes
(1)	The Compensation Committee honored Mr. Askren's request to receive approximately $222,058 of his annual incentive award under the Bonus Plan in the form of Common Stock.

(2)
At the August 2007 Board meeting, the Compensation Committee approved the increase of Mr. Jungbluth's annual incentive award target from 75 to 80 percent of his annual base salary.  The increase recognized Mr. Jungbluth's increased responsibilities and performance.  The amount reflected in the annual incentive award target column for Mr. Jungbluth was prorated to reflect this mid-year increase.

The Compensation Committee recommends and the Board approves the payment of the CEO's annual incentive award under the Bonus Plan.  The Compensation Committee approves the payment of the annual incentive awards for the other Named Executive Officers.  The awards are paid in February following the fiscal year for which they are earned, subject to a participant's employment with the Corporation on the last day of the fiscal year for which an award is earned.  The awards are paid in cash unless the executive requests and the Compensation Committee approves taking the payment or part of the payment in the form of Common Stock.  All of the Named Executive Officers, except for the CEO, received 100 percent of their respective Fiscal 2007 annual incentive awards in cash.  The Compensation Committee honored the CEO's request to receive approximately 25 percent of his Fiscal 2007 annual incentive award in the form of Common Stock.

Long-Term Incentives

We design long-term incentives to focus executives on long-term value creation and to provide balance to the annual incentives.  We provide long-term incentives through (1) annual Performance Plan awards with rolling three-year performance periods and (2) annual stock option grants to select executives, including all of the Named Executive Officers under the 2007 Compensation Plan or the 1995 Compensation Plan.  As discussed below, we believe the two types of long-term incentives provide a balance between emphasizing financial performance (the Performance Plan) and stock price performance (stock options).  We generally set targeted long-term incentive compensation for each of the Named Executive Officers at the market median consistent with our executive compensation strategy noted above.

For Fiscal 2007, the Board granted all incentive awards under the Performance Plan, whether in the form of cash or stock, in February 2008 (the year following the end of the fiscal year for which the incentive awards are earned).  The Board holds a scheduled meeting the second full week of February after the prior fiscal year's results are available to facilitate the determination of the Performance Plan awards for each of the Named Executive Officers.  In order to simplify and streamline Board and Compensation Committee responsibilities and functions pertaining to executive compensation, beginning in Fiscal

2008, the Compensation Committee will grant all incentive awards under the Performance Plan for the CFO and the three other most highly compensated executives.  For the CEO, the Compensation Committee will continue to recommend grants of incentive awards under the Performance Plan to the Board for approval.

For administrative convenience and because year-end results are first available at that time, the Board typically awards stock options under the 2007 Compensation Plan only once per year at the Board's February meeting.  However, the Board may grant stock options or Performance Plan awards throughout the year for a new hire, a significant promotion or other special circumstances.  In Fiscal 2007, the Board granted all stock options for the Named Executive Officers at the Board's February meeting.

The CEO's long-term incentive award target is equal to 200 percent of base salary, which approximates the market median for long-term incentive compensation.  One-quarter of the CEO's long-term incentive awards, or 50 percent of base salary, is granted as Performance Plan awards, and three-quarters, or 150 percent of base salary, is granted as stock options.  The other Named Executive Officers' long-term incentive award targets fall between 125 and 150 percent of base salary:  Mr. Dittmer – 125 percent; Mr. Determan – 150 percent; Mr. Jungbluth – 150 percent; and Mr. Molinari – 150 percent.  As with the CEO, the long-term incentive award target for each of the other Named Executive Officers is set approximately at the market median.  One-half, or between 62.5 and 75 percent of base salary, of the other Named Executive Officers' long-term incentive awards is delivered as Performance Plan awards, and the other half is delivered as stock options.  The Board annually evaluates the award targets and determines the appropriate balance between Performance Plan awards and stock options for each of the Named Executive Officers.

Performance Plan. The Board approved the Performance Plan in 2000 and amended it in 2004 and 2007.  The shareholders approved the Performance Plan at the 2005 annual meeting of shareholders.  The Performance Plan reinforces our goal of long-term shareholder value creation.  Performance Plan awards are granted annually.  The payout value of each award is determined after a three-year performance period and is based on cumulative economic profit during the three-year period.  Economic profit is used as the performance measure for the Performance Plan for the reasons set forth above under "Annual Incentives – Financial Goals" on page 17 of this Proxy Statement.

Awards under the Performance Plan are based on separate financial goals for the Corporation overall and each of the Corporation's two operating segments, office furniture and hearth products.  The CEO's and the CFO's performance is measured against the Corporation as a whole, and the performance of the other Named Executive Officers is measured against their respective operating segments.

The Compensation Committee recommends and the Board approves cumulative three-year economic profit goals based on the same current strategic market conditions and business opportunities on which the economic profit goals for the annual incentive awards are based, but with a longer time horizon (three years as opposed to one year).  Examples of such conditions and opportunities are noted above under "Annual Incentives – Financial Goals" on page 17 of this Proxy Statement.

The Compensation Committee ties the economic profit goals to a predetermined payout percentage set forth in an award matrix.  Performance Plan awards are not paid unless threshold level of cumulative economic profit is achieved, but when paid, range from 50 to 200 percent, depending on cumulative economic profit achievement, with 100 percent as the target.  Fifty percent of target is the minimum award paid if economic profit exceeds a specified threshold.  If economic profit does not reach the threshold level, no award is paid.  Two hundred percent is the maximum award for exceptional economic profit performance.

As part of our compensation philosophy, the Compensation Committee establishes and, in 2007 established, economic profit achievement representing a 100 percent payout level as an aggressive but achievable goal for the Corporation as a whole or any operating segment based on economic and competitive conditions at the time goals are established.  We expect payout levels will average approximately 100 percent across multiple performance periods and failure to achieve a 50 percent payout level or achievement of a 200 percent payout level will occur infrequently.

For the 2005-2007 performance period, the cumulative economic profit goal for the Corporation as a whole was $217,912,000 and the economic profit achieved was $196,196,000.  The cumulative economic profit goal for the office furniture operating segment was $192,751,000 and the economic profit achieved was $182,318,000.  The cumulative economic profit goal for the hearth products operating segment was $37,845,000 and the economic profit achieved was $13,015,000.  The chart below sets forth detailed information regarding the calculation of awards under the Performance Plan for the 2005-2007 performance period for each of the Named Executive Officers.

Name	Operating Segment	2005-2007 Performance Plan Award Target ($)	2005-2007 Cumulative Economic Profit Goal ($)	2005-2007 Cumulative Economic Profit Achieved ($)	Total Payout ($)
Stan A. Askren	HNI Corporation	337,500	217,912,000	196,196,000	212,625
Jerald K. Dittmer	HNI Corporation	168,800	217,912,000	196,196,000	106,344
Bradley D. Determan	Hearth Products	132,000	37,845,000	13,015,000	0
Eric K. Jungbluth	Office Furniture	132,500	192,751,000	182,318,000	94,075
Marco V. Molinari	Office Furniture	213,800	192,751,000	182,318,000	151,798

For Fiscal 2007, the Compensation Committee recommended and the Board approved the payment of Performance Plan awards for all the Named Executive Officers.  Beginning in Fiscal 2008, the Compensation Committee will approve the payment of Performance Plan awards for the CFO and the three other most highly compensated executives.  For the CEO, the Compensation Committee will continue to recommend payment of Performance Plan awards to the Board for approval.  Awards, if earned, are paid in February following the close of the applicable three-year performance period.  To encourage Common Stock ownership by executives, one-half of the awards is paid in cash and one-half of the awards is paid in Common Stock.  We use the average of the high and low transaction prices of a share of Common Stock on the date the award is paid to determine the number of shares to issue.  The payment of a Performance Plan award is conditioned upon continued employment through the end of the three-year performance period.  Any early termination of employment other than due to retirement, death or disability prior to the end of the three-year period results in forfeiture of any outstanding awards.  We believe this policy motivates executives to focus on long-term value creation and supports retention.

Stock Option Awards.  In Fiscal 2007, the Board granted stock options pursuant to the 1995 Compensation Plan, which shareholders last approved at the 1997 annual meeting of shareholders.  This plan expired in May 2007 upon approval by shareholders of the 2007 Compensation Plan at the 2007 annual meeting of shareholders.  Future option grants will be made pursuant to the 2007 Compensation Plan.  Stock options align the interests of the Named Executive Officers with the interests of shareholders by tying a portion of executive compensation to long-term stock price appreciation.  The Board limits recipients of stock option grants to a small number of executives (29 in 2007, including all of the Named Executive Officers) who have the ability through their leadership and strategic actions to significantly impact the Corporation's long-term performance and, consequently, its stock price.

The Board grants stock options with an exercise price, under the 1995 Compensation Plan, equal to the average of the high and low transaction prices of a share of Common Stock on the date of the grant.  Under the 2007 Compensation Plan, the Board will grant stock options with an exercise price equal to the closing price of a share of Common Stock on the date of grant.  Annual grants typically occur at the February Board meeting, during which the options are authorized, priced and issued.  The amount of income realized by an executive from an option is equal to the stock appreciation between the grant and the exercise dates, providing direct alignment between shareholder and executive interests over the long term (i.e., increase in stock price).  The exercise price may be paid:  (a) in cash; (b) in shares of Common Stock at fair market value on the date of delivery; (c) by authorizing the Corporation to withhold shares of Common Stock, which would otherwise be delivered upon exercise of the option, having a fair market value equal to the exercise price; (d) in cash by a broker-dealer to whom the executive has submitted an irrevocable notice of exercise; or (e) by any combination of the above.

The targeted dollar value of stock option awards generally ranges between 25 and 150 percent of an executive's base salary as of the end of the fiscal year prior to grant.  Executives with the ability to significantly impact long-term strategic objectives receive a higher percentage of long-term incentives in the form of stock options.  Consequently, the CEO receives a higher percentage of his long-term incentives in the form of stock options than any of the other Named Executive Officers as the Compensation Committee believes he has the greatest potential impact on the Corporation's long-term strategic objectives.  Consistent with market practices, we use the Black-Scholes option valuation method to calculate the number of options granted, which is based on the targeted dollar value of the award.  All stock options vest four years after the grant date and expire ten years after the grant date, providing a longer term time horizon than the three-year Performance Plan awards.  This provides a balance between the shorter three-year period Performance Plan awards and the longer term options.  Early termination of employment other than due to retirement, death or disability results in forfeiture of unvested option awards and a reduction in the exercise period

  21

of vested option awards.  We believe this policy motivates executives to focus on long-term value creation and supports retention.

Prior to November 2006, the CEO could authorize and issue option grants of fewer than 8,000 shares to certain executives.  The CEO utilized this Board delegated authority only in rare circumstances and reported all such grants to the Board after the grants were authorized, priced and issued.  Beginning in November 2006, the Board must approve all option grants.

In Fiscal 2007, the CEO received an option grant equal to 150 percent of his base salary as of the end of Fiscal 2006, or 58,676 options.  The other Named Executive Officers received option grants equal to between 62.5 and 75 percent of their respective base salaries as of the end of Fiscal 2006 or between 10,463 and 13,452 options.  The Board did not deviate from its prescribed formula set forth above in awarding options to the Named Executive Officers in Fiscal 2007.

The Board authorized, priced ($48.66) and issued all stock option grants to the Named Executive Officers in Fiscal 2007 at the regularly scheduled Board meeting on February 14, 2007.  We make no attempt to influence executive compensation by timing the stock option grants in coordination with disclosure of material information to the public which may result in an increase or decrease of the stock price.  See the option valuation chart below for additional details regarding stock option awards in Fiscal 2007 for each of the Named Executive Officers:

Name	Targeted Value of Options Granted in February 2007 ($)	Black-Scholes Value of Stock Option ($) (1)	Number of Options Granted (#)	Percentage of Base Salary (%)
Stan A. Askren	1,063,200	18.12	58,676	150
Jerald K. Dittmer	189,591	18.12	10,463	62.5
Bradley D. Determan	215,186	18.12	11,876	75
Eric K. Jungbluth	243,758	18.12	13,452	75
Marco V. Molinari	230,880	18.12	12,742	75
________________

Notes
(1)
The Black-Scholes option value for award purposes differs from the Black-Scholes option value calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or FAS 123(R), for financial statement reporting purposes.  The difference between the Black-Scholes option value for award purposes and the Black-Scholes option value for financial statement reporting purposes results from utilizing a ten-year option life when calculating the value of an award and a seven-year expected option life when reporting the value of the award under FAS 123(R).  Our utilization of the ten-year option life when calculating the value of an award results in fewer options granted to executives due to the higher option value produced.

Other Compensation Elements

Supplemental Retirement Plan.  The ESRP is available to select key executives who consistently earn income above compensation caps on our qualified plan and cash profit-sharing benefits.  The 2007 statutory compensation limit for qualified plan and cash profit-sharing benefits was $225,000.  Any compensation in excess of that amount is excluded from the eligible earnings used to calculate such benefits.

Each year, the Compensation Committee approves and the Board ratifies participation in the ESRP.  The ESRP provides a benefit to the plan's participants, including the Named Executive Officers, equal to the additional amounts that the participants would have earned had the qualified plan and cash profit-sharing benefits not been subject to compensation caps, except that no income attributable to the Performance Plan is considered.  The benefit is paid on an after-tax basis in the form of fully vested shares of Common Stock, which, in Fiscal 2007, were issued under the 1995 Compensation Plan and, in all future periods, will be issued under the 2007 Compensation Plan, and bear a restrictive legend prohibiting the transfer by sale, pledge, gift or otherwise while the participant is employed by the Corporation.  We calculate the number of shares of Common Stock by dividing the amount of the benefit by the average of the high and low transaction prices of a share of Common Stock on the date the award is paid, with cash payable in lieu of any fractional share.  Participation in the ESRP is provided to assure the overall competitiveness of our executive compensation program.  The transfer restriction is intended to facilitate long-term stock ownership by executives, thereby further aligning the interests of executives with the interests of shareholders.

Deferred Compensation Plan.  Executives in the Bonus Plan, which include all of the Named Executive Officers, are eligible to participate in the HNI Corporation Executive Deferred Compensation Plan (the "Deferred Plan").  The Deferred Plan allows executives to voluntarily defer base salary, Bonus Plan awards, profit sharing, Performance Plan awards and other amounts.  The purpose of the Deferred Plan is to provide eligible executives the opportunity to voluntarily defer the receipt of compensation to supplement retirement and achieve personal financial planning goals.  Amounts can be deferred to a cash account that earns interest at a rate set each year at one percent above the prime interest rate or to our notional stock account that fluctuates in value based on the price increase or decrease of Common Stock and earns dividends distributed to all shareholders.  The only Named Executive Officer currently participating in the Deferred Plan is the CEO.

Profit-Sharing Retirement Plan.  Each of the Named Executive Officers participates in the HNI Corporation Profit-Sharing Retirement Plan (the "Retirement Plan").  The Retirement Plan is a defined contribution plan that includes both pre- and after-tax member contributions as well as various employer contributions and is generally available to all members.  Members are eligible to make voluntary (pre- and/or after-tax) contributions immediately upon hire.  One year of service is typically required to be eligible for employer contributions.  Each of the Named Executive Officers is eligible for employer contributions.

Cash Profit-Sharing Plan.  Each of the Named Executive Officers participates in and is eligible for distributions under the HNI Corporation Cash Profit-Sharing Plan (the "Cash Profit-Sharing Plan").  The Cash Profit-Sharing Plan consists of cash profit-sharing calculated and paid twice per year.  The actual amount of the profit-sharing benefit paid is based upon the profitability (net profit) of each respective operating unit for those members employed by an operating unit or consolidated adjusted net profit of the Corporation for those members employed directly by the Corporation.  Members (who are not members of a bargaining unit) are generally eligible to participate after completion of one year of continuous service.  To be eligible for distribution, a member must be (1) employed at the date of distribution, (2) retired in accordance with the retirement policy during the most recent profit-sharing period or (3) on leave of absence or disability pay.

Perquisites. We do not provide executives with any special perquisites, such as reserved parking spaces, company cars, country club memberships or personal use of the Corporation's aircraft.  Executives participate in the same health, retirement, profit sharing, disability and life insurance programs and member stock purchase plan as other members.

Post-Employment and Other Events

Retirement, death, disability and change-in-control events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried members.  Such compensation is discussed below and quantified under "Potential Payments Upon Termination or Change in Control" on page 34 of this Proxy Statement.

Change-in-Control Employment Agreements. We have entered into change-in-control employment agreements with certain corporate officers and other key managers, including each of the Named Executive Officers.  In 2006, the Compensation Committee retained Mercer to advise the Compensation Committee on the competitiveness and appropriateness of the form of change-in-control employment agreement and to recommend changes.  After thorough analysis, the Board adopted an amended and restated agreement, determining it was in the best interest of shareholders.  The description of the amended form of agreement set forth below is qualified in its entirety by the actual form of change-in-control employment agreement, attached as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed November 16, 2006.

The change-in-control employment agreement is designed to (1) assure the continuity of executive management during a threatened takeover and (2) ensure executive management is able to objectively evaluate any change-in-control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination.  We designed the agreement to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

The agreement defines a change in control as having occurred (1) when a third person or entity becomes the beneficial owner of 20 percent or more Common Stock, subject to certain exceptions, (2) when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board, (3) upon the occurrence of certain business combinations involving the Corporation and (4) upon approval by our shareholders of a complete liquidation or dissolution.  Upon a change in control, a two-year employment contract between the Corporation and the executive becomes effective.  The executive is entitled to certain benefits if, at any time within two years of the change in control, any of the following triggering events occurs:  (1) employment is terminated by the Corporation for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for good reason.

Cause is defined as:  (1) an act or acts of dishonesty on the executive's part that are intended to result in his or her substantial personal enrichment at our expense; or (2) repeated violations by the executive of his or her obligations under the agreement which are demonstrably willful and deliberate on the executive's part and resulted in material injury to the Corporation.  Good reason is defined as:  (1) assignment to the executive of any duties substantially inconsistent with the executive's position, authority or responsibilities, or any other substantial adverse changes in the executive's position (including title), authority or responsibilities; (2) our failure to comply with any of the provisions of the agreement; (3) a  required change of more than 50 miles in the executive's principal place of work, except for travel reasonably required in performing the executive's responsibilities; (4) a purported termination of the executive's employment by the Corporation that is not permitted by the agreement; (5) our failure to require a successor company to assume the agreement; or (6) the executive's good faith determination that the change in control resulted in the executive being substantially unable to carry out authorities or responsibilities attached to his or her position held prior to the change in control.

When a triggering event occurs following a change in control, the executive is entitled to a severance payment equal to two times (three times for the CEO) the sum of (1) the executive's annual base salary and (2) the average of the executive's annual incentive awards for the prior two years.  The executive is also entitled to receive his or her annual salary through the date of termination and a bonus equal to the average of the executive's annual incentive awards for the prior two years prorated based on the length of employment during the year in which termination occurs.

If a triggering event occurs, the executive is also entitled to a continuation of certain employee benefits for up to eighteen months and group life insurance benefits for up to two years if comparable benefits are not otherwise available to the executive.  In addition, the executive is entitled to receive a lump-sum payment in an amount equal to the present value of the cost of health and dental coverage for an additional six months and an additional lump-sum payment equal to the value, in our reasonable determination, of two years of continued participation in our disability plans.

The Corporation must fulfill certain obligations to the executive, or pay certain amounts to the executive, through the date of the executive's termination if, at any time within two years of the change in control, the executive is terminated by reason of death, disability or cause, or if the executive terminates employment other than for good reason.  Disability and certain other benefits must be provided to the executive after the date of termination if the executive is terminated by reason of disability.

The Corporation must pay the full amount due under the agreement and "gross-up" the executive's compensation for any excise tax, for any federal, state and local income taxes applicable to the excise tax "gross-up" and for tax penalties and interest imposed on "excess parachute payments" (i.e., excess severance or change-in-control payments), as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").  A gross-up payment is payable only to the extent the aggregate present value of the severance or change-in-control payments payable to the executive exceeds 110 percent of three times the executive's annualized includible compensation for the most recent five taxable years ending before the date on which the change in control occurred.  If the 110 percent hurdle is not exceeded, the severance or change-in-control payments to the executive are reduced (or repaid to us) to the minimum extent necessary such that no portion of the executive's benefit constitutes an excess parachute payment.

In exchange for receipt of the severance payment, salary, bonus and benefits pursuant to the agreement as described above, the executive is prohibited, for a period of one year from the date of termination, from entering into any relationship with any enterprise, business or division thereof (other than the Corporation), that is engaged in the same business in those states within the United States in which we are, at the time of such termination of employment, conducting our business and which has annual sales of at least $10,000,000.  In addition, the executive shall not, without our prior written consent, communicate or divulge any confidential information, knowledge or data relating to us or any of our affiliated companies to anyone other than us and our designees.

The executive is entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her agreement.  The agreement is automatically renewed, on an annual basis, for a period of two years.  The Board may terminate the agreement if it determines that the executive is no longer a key executive; provided, however, that such a determination shall not be made, and if made shall have no effect, within two years after the occurrence of a change in control.

The Compensation Committee's rationale for our change-in-control employment agreements is a desire by the Compensation Committee to strike an appropriate balance between executive and shareholder interests, preserve productivity, avoid disruption and limit distraction during a period when we are, or are rumored to be, involved in a change-in-control transaction.  The Compensation Committee wants executives to be able to objectively evaluate any change-in-control proposal presented to us without being so advantaged by the potential change in control that he or she would overstate the value of the potential transaction.  Likewise, the Compensation Committee intends to ease the consequences of an unexpected termination of employment so that offers that are in our and our shareholders' best interests are given careful and thoughtful review.  In establishing the payment and benefit levels for each of the Named Executive Officers under their individual change-in-control employment agreements, the Compensation Committee evaluated several different options and selected the option that best met the objectives outlined above.  The selected option is also consistent with market practices.

The Compensation Committee does not view the change-in-control employment agreements as an element of current compensation, and such agreements do not necessarily affect the Compensation Committee's annual decisions with respect to the compensation elements of our executive compensation program.

Other Compensation Triggered by Change-in-Control Event. Pursuant to both the 1995 Compensation Plan and the 2007 Compensation Plan, upon a change in control, each outstanding option is immediately exercisable in full and remains exercisable for the remaining term of the option.  Pursuant to the Performance Plan, the Board values each outstanding Performance Plan award prior to the effective date of a change in control and such values are payable without proration within 30 days of the date of a change in control.  In addition, pursuant to the Bonus Plan, the maximum bonus award for the current fiscal year is immediately payable in cash on a prorated basis, offset by the bonus actually paid.  The foregoing payments occurring on or after a change in control are not conditioned on termination of employment.

Compensation Triggered By Retirement, Death or Disability. Upon retirement at age 65, or after age 55 with ten years of service, or upon disability or death, all outstanding Bonus Plan awards, Performance Plan awards and stock option awards immediately vest. Option holders who terminate employment due to disability may exercise stock options, which fully vest as of the date of disability, until the earlier of the expiration date of the stock option or the second anniversary of the date of disability.  The representative of option holders whose employment is terminated due to death may exercise stock options, which shall fully vest as of the date of death, until the earlier of the expiration date of the stock option or the second anniversary of the date of death.  Option holders who terminate employment due to retirement may exercise stock options, which shall fully vest as of the date of retirement, until the earlier of the expiration of the stock option, or the third anniversary of the date of retirement.

In the event of a termination of employment not due to a change-in-control event, retirement, death or disability, the Named Executive Officers receive only those benefits available to all members.  However, in such event, the Named Executive Officers may exercise stock options which are vested as of the date of termination until the earlier of the expiration of the stock option or 30 days following the date of termination.

Tax Deductibility of Executive Compensation

The Corporation seeks to maximize the tax deductibility of all components of executive compensation.  Section 162(m) of the Code ("Section 162(m)") limits the ability of public companies to deduct compensation in excess of $1,000,000 paid annually to the chief executive officer and the four other most highly compensated executive officers.  There are exceptions to this limit, including compensation that qualifies as "performance-based."  The portion of the Bonus Plan award linked to financial performance, the Performance Plan award and stock option awards comply with the exception to Section 162(m) and are not considered in determining the $1,000,000 limit.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the Named Executive Officers does not impact how we set elements of current compensation.  The Compensation Committee believes the competitive environment mandates that current total compensation be sufficient to attract, motivate and retain top management.  The Compensation Committee analyzes outstanding option grants, outstanding plan awards and ownership of Common Stock for each of the Named Executive Officers to ensure that future stock option grants, change-in-control employment agreements and other benefits provide appropriate and relevant incentives to the executives.  Based on the current analysis, the Compensation Committee believes that prior compensation will not impact the ongoing effectiveness of our compensation objectives.

Executive Stock Ownership Guideline

We have adopted an Executive Stock Ownership Guideline based on the belief that key executives who can impact shareholder value through their achievements should own significant amounts of Common Stock.  Under the guideline, ownership levels are provided for executives to acquire and hold a recommended amount of Common Stock based on their position and compensation level.  The guideline is intended to align the interests of key executives with shareholder interests.  The guideline ownership levels range from four times base salary for the CEO to two times base salary for the other Named Executive Officers, as shown below:

Position	$ Value of Shares
Chairman of the Board, President and CEO	4.0 x Base Salary
Operating Company (Unit) Presidents, Chief Financial Officer, and Executive Vice Presidents	2.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom the guideline applies are encouraged to reach their respective stock ownership level within five years of the date the individual assumes an executive position covered by the guideline.  At the February Board meeting each year, the Compensation Committee reviews each executive's progress toward his or her goal.  If the Compensation Committee determines that an executive is not achieving appropriate progress toward the ownership goal, it can specify that a percentage of such executive's annual incentive compensation be paid in shares of Common Stock.

In addition to shares directly owned by the executive, the guideline credits the executive with vested shares allocated to the executive under our qualified and non-qualified retirement plans and with the number of shares (net of the exercise price) that would be issued to the executive if the executive exercised vested stock options.  As of December 31, 2007, Common Stock ownership for all Named Executive Officers with five or more years of service (Messrs. Askren, Dittmer and Determan) exceeds the guideline levels.

Impact of Restatements that Retroactively Impact Financial Goals

We have not restated or retroactively adjusted financial information that has materially impacted the financial goals related to previous annual or long-term incentive awards.  If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek recoupment of amounts paid in excess of the amounts that would have been paid based on the restated financial results.

The Role of the Compensation Committee and Independent Consultant

Operating within the framework of the duties and responsibilities established by the Board, the Compensation Committee's role is to assure our compensation:  (1) strategy is aligned with the long-term interests of our shareholders and members; (2) structure is fair and reasonable; and (3) reflects both corporate and individual performance.

The Compensation Committee evaluates management's executive compensation recommendations and provides independent review of our executive compensation program.  The Compensation Committee is comprised solely of Directors who are not current or former members of the Corporation and each is independent as defined by the NYSE director independence standards and the Categorical Standards.  Prior to Fiscal 2008, the Compensation Committee had been responsible for recommending compensation policies to the Board for approval, as well as developing and implementing the compensation programs for the Named Executive Officers and other key members.  Key items pertaining to the compensation of the Named Executive Officers such as base salary increases, Bonus Plan awards, Performance Plan awards and stock option grants were submitted to the Board for approval following the review and recommendation of the Compensation Committee.  In the case of the CEO, only the independent Directors approved the Compensation Committee's recommendation.

Beginning in Fiscal 2008, the Compensation Committee will review and approve base salary increases, Bonus Plan awards and Performance Plan awards for each of the Named Executive Officers other than the CEO, without the need for Board ratification.  The Compensation Committee will continue to review and recommend to the Board for approval by the independent Directors (1) base salary increases, Bonus Plan awards and Performance Plan awards for the CEO and (2) stock option grants for each of the Named Executive Officers.

In discharging its responsibilities, the Compensation Committee utilized the Survey Reports. We purchased the Survey Reports, but the Compensation Committee did not retain any consultants in connection with our acquisition of the Survey Reports.  As discussed above, we utilized the data from the Survey Reports to calculate targeted amounts of base salary and annual and long-term incentive compensation for the Named Executive Officers.

The Compensation Committee hired Mercer for two executive compensation projects in Fiscal 2007.  The first project involved Mercer's review of the CD&A and executive compensation tables for our 2007 proxy statement.  In the second project, per the Compensation Committee's request, Mercer reviewed our policies and practices aimed at executive retention and outlined potential issues for consideration by the Compensation Committee.

The Compensation Committee's Charter provides that any outside compensation consultants who offer advice on compensation levels and benefits for the CEO or other senior executives will be retained by the Compensation Committee, report to the Chair of the Compensation Committee and submit fee statements to the Chair of the Compensation Committee for approval.  The consultants' findings are reported directly to the Compensation Committee.  Any other consulting services by such compensation consultants for us must be approved in advance by the Compensation Committee Chair.

Approximately every three to five years, the Board, with the assistance of a compensation consultant, conducts an extensive competitive assessment of our executive compensation programs.  From time to time, the Compensation Committee retains independent compensation consultants to offer professional assistance on other select executive compensation matters.  During the fiscal year ended January 1, 2005, we retained Mercer to conduct the Compensation Analysis under the oversight of the Compensation Committee.  In the Compensation Analysis, Mercer concluded that:  (1) our executive compensation programs are fundamentally sound and consistent with its stated pay strategy, culture and business direction; (2) total compensation was structurally at market, with greater emphasis on variable pay; and (3) there is a demonstrated link between executive pay and performance with a balance of strategic and financial measures.

Our Law, Finance and Member and Community Relations departments support the Compensation Committee in a variety of ways related to executive compensation.  This support includes filing necessary documents with regulatory bodies, interpreting laws and regulations, conducting executive compensation benchmark analyses, preparing compensation-related materials and providing recommendations on matters such as base salary increase percentages and target annual and long-term incentive award levels.  The CEO, in conjunction with the Law, Finance and Member and Community Relations departments, compiles information for review by the Compensation Committee at each quarterly Board meeting addressing the foregoing executive compensation topics.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A, which begins on page 14 of this Proxy Statement, with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Abbie J. Smith, Chair
Gary M. Christensen
John A. Halbrook
Larry B. Porcellato

Compensation Committee Interlocks and Insider Participation

During Fiscal 2007, the Compensation Committee was comprised of Ms. Smith and Messrs. Christensen, Halbrook and Porcellato, none of whom is a current or former officer of the Corporation.  There are no interlocking board memberships between officers of the Corporation and any member of the Compensation Committee.

Summary Compensation Table for Fiscal 2007 and Fiscal 2006

The table below sets forth the compensation awarded to, earned by or paid to, each of the Named Executive Officers for Fiscal 2007 and Fiscal 2006.  Other than the change-in-control employment agreements described above, the Corporation has no employment agreements with any of its executives.  While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below and discussed in the CD&A and other benefits common to all members.  The performance-based conditions associated with Performance Plan and Bonus Plan awards as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A, which begins on page 14 of this Proxy Statement.

Performance Plan awards are disclosed in two separate columns in the table below.  Performance Plan awards are payable 50 percent in Common Stock and 50 percent in cash.  The portion of the Performance Plan awards paid in cash is considered non-equity incentive compensation.  This portion of the awards is reported in the final year of the three-year performance period when the awards are fully earned.  The portion of the Performance Plan awards payable in Common Stock is considered equity incentive compensation because, although the target is set at a dollar value, the award settles in Common Stock.  The stock portion of the Performance Plan awards is reported each year an award is outstanding in an amount equal to the annual expense incurred by the Corporation under FAS 123(R).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stan A. Askren	2007	731,477	9,731	314,141	874,452	763,315	171,622	2,864,738
Chairman, President and	2006	704,250	10,538	38,464	746,377	616,032	239,098	2,354,759
Chief Executive Officer,
HNI Corporation
Jerald K. Dittmer	2007	310,668	9,731	48,110	156,627	339,382	55,038	919,557
Vice President and	2006	290,370	10,538	20,481	152,272	236,260	75,783	785,704
Chief Financial Officer,
HNI Corporation
Bradley D. Determan	2007	286,915	6,723	0	174,627	184,630	33,933	686,828
Executive Vice President,
HNI Corporation
President
Hearth & Home Technologies Inc.
Eric K. Jungbluth	2007	336,883	10,281	59,242	156,441	396,403	74,694	1,033,944
Executive Vice President,	2006	289,424	7,425	30,248	140,841	283,654	58,962	810,554
HNI Corporation
President,
The HON Company
Marco V. Molinari	2007	315,913	9,731	64,416	258,963	360,574	73,017	1,082,614
Executive Vice President,	2006	304,197	10,835	41,734	221,634	369,633	75,705	1,023,738
HNI Corporation
President,
HNI International Inc.
_______________

Notes

(1)	The amounts in this column reflect the payments of cash profit-sharing during calendar years 2007 and 2006 under the Cash Profit-Sharing Plan. Cash profit-sharing is earned on a non-fiscal year cycle.

(2)
The amounts in this column reflect the dollar amounts recognized for Fiscal 2007 and Fiscal 2006 financial statement reporting purposes, in accordance with FAS 123(R), for stock awards under the Performance Plan for the performance periods noted below:

For Fiscal 2006:
2004-2006:  Mr. Askren – $21,420; Mr. Dittmer – $11,957; Mr. Jungbluth – $3,564; and Mr. Molinari – $8,124.
2005-2007:  Mr. Askren – $17,044; Mr. Dittmer – $8,524; Mr. Jungbluth – $9,341; and Mr. Molinari – $15,073.
2006-2008:  Mr. Askren – $-0-; Mr. Dittmer – $-0-; Mr. Jungbluth – $17,343; and Mr. Molinari – $18,537.

For Fiscal 2007:
2005-2007:  Mr. Askren – $33,075; Mr. Dittmer – $16,542; Mr. Determan – $-0-; Mr. Jungbluth – $15,635; and Mr. Molinari – $25,228.
2006-2008:  Mr. Askren – $-0-; Mr. Dittmer – $-0-; Mr. Determan – $-0-; Mr. Jungbluth – $(17,343); and Mr. Molinari – $(18,537).
2007-2009:  Mr. Askren – $59,008; Mr. Dittmer – $31,568; Mr. Determan – $-0-; Mr. Jungbluth – $60,950; and Mr. Molinari – $57,725.

The amounts in this column also reflect the dollar amounts recognized for Fiscal 2007 financial statement reporting purposes, in accordance with FAS 123(R), pursuant to Mr. Askren's election to receive approximately $222,058 of his annual incentive award under the Bonus Plan for Fiscal 2007 in the form of Common Stock.

(3)
The amounts in this column reflect the dollar amounts recognized for Fiscal 2007 and Fiscal 2006 financial statement reporting purposes for awards of stock options under the 1995 Compensation Plan, in accordance with FAS 123(R).  The amounts reflect awards granted in 2003, 2004, 2005, 2006 and 2007.  Assumptions used in the calculations of these amounts are included in the footnote titled "Stock-Based Compensation" to the Corporation's audited financial statements for (1) Fiscal 2007 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 25, 2008, (2) Fiscal 2006 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 26, 2007 and (3) Fiscal 2005 included in the Corporation's Annual Report on Form 10-K filed with the SEC on February 27, 2006.

(4)
The amounts in this column include annual incentive awards earned in Fiscal 2007 and Fiscal 2006, respectively, and paid in February 2008 and February 2007, respectively, under the Bonus Plan as follows:  Mr. Askren – $657,002; $453,632; Mr. Dittmer – $286,210; $145,606; Mr. Determan – $184,630; Mr. Jungbluth – $349,365; $256,921; and Mr. Molinari – $284,675; $287,676.  The portion of Mr. Askren's annual incentive award for Fiscal 2007, which he elected to receive in the form of Common Stock, approximately $222,058, is reflected in the Stock Awards column of the Summary Compensation Table.  The amounts in this column also include the cash portion (50 percent) of Performance Plan awards earned for the 2004-2006 performance period paid in February 2007 and the 2005-2007 performance period paid in February 2008 as follows:  (1) 2005-2007 performance period:  Mr. Askren – $106,313; Mr. Dittmer – $53,172; Mr. Determan – $-0-; Mr. Jungbluth – $47,038; and Mr. Molinari – $75,899; and (2) 2004-2006 performance period:  Mr. Askren – $162,400; Mr. Dittmer – $90,654; Mr. Jungbluth – $26,733; and Mr. Molinari – $81,957.

(5)
The amounts in this column include the Corporation's contributions to the Retirement Plan, the dollar value of Corporation-paid life insurance premiums under the HNI Corporation Group Term Life Insurance Plan (the "Life Insurance Plan"), both of which are generally applicable to all members, the dollar value of Common Stock paid under the ESRP and earnings on deferred compensation, in each case for Fiscal 2007 and Fiscal 2006.  Contributions under the Retirement Plan for Fiscal 2007 and Fiscal 2006 were as follows:  Mr. Askren – $19,176; $20,675; Mr. Dittmer – $19,176; $20,675; Mr. Determan – $16,377; Mr. Jungbluth – $19,687; $15,454; and Mr. Molinari –$19,176; $19,432.  The dollar values of Corporation-paid life insurance  premiums under the Life Insurance Plan in Fiscal 2007 and Fiscal 2006 were as follows:  Mr. Askren – $180; $180; Mr. Dittmer – $274; $180; Mr. Determan – $-0-; Mr. Jungbluth – $-0-; $-0-; and Mr. Molinari – $-0-; $-0-.  The dollar values of Common Stock earned under the ESRP for Fiscal 2007 and Fiscal 2006 were as follows:  Mr. Askren – $145,701; $214,512; Mr. Dittmer – $35,588; $54,928; Mr. Determan – $17,556; Mr. Jungbluth – $55,007; $43,508; and Mr. Molinari – $53,841; $56,273.  The ESRP Common Stock for Fiscal 2007 was issued February 15, 2008 and for Fiscal 2006 was issued February 15, 2007.  Earnings on deferred compensation for Fiscal 2007 and Fiscal 2006 were as follows:  Mr. Askren – $6,565; $3,731.

Grants of Plan-Based Awards for Fiscal 2007

The table below sets forth the grants of plan-based awards to the Named Executive Officers during Fiscal 2007, including stock options granted under the 1995 Compensation Plan, Performance Plan awards for the 2007-2009 performance period and Bonus Plan awards.  The aggregate grant date fair value of stock option awards and the stock portion of the Performance Plan awards are disclosed on a grant-by-grant basis in the table below.  For additional information on the Bonus Plan, the Performance Plan and the 1995 Compensation Plan, see "Elements of Compensation Program" on page 14 of this Proxy Statement.

The 2007-2009 Performance Plan awards reported in the table below were granted in Fiscal 2007, vest at the end of the Corporation's fiscal year ended January 2, 2010, and are payable in 2010.  The portion of the 2007-2009 Performance Plan awards payable in cash is reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column.  The portion of the awards payable in Common Stock is reported in the Estimated Future Payouts Under Equity Incentive Plan Awards column.  The target values of the stock portion of the 2007-2009 Performance Plan awards are reported in the Grant Date Fair Value of Stock and Option Awards column.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Underlying Options (#)	Exer-cise or Base Price of Option Awards ($/Sh) (3)	Closing Price of Common Stock on the Date of Option Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Stan A. Askren
Stock Options	2/15/2007							58,676	48.66	49.10	919,453
2007-2009 Performance Plan	2/15/2007	88,600	177,200	354,400	88,600	177,200	354,400				177,200
2007 Bonus Plan	2/15/2007	0	735,004	1,249,507

Jerald K. Dittmer
Stock Options	2/15/2007							10,463	48.66	49.10	163,955
2007-2009 Performance Plan	2/15/2007	47,400	94,800	189,600	47,400	94,800	189,600				94,800
2007 Bonus Plan	2/15/2007	0	243,376	413,738

Bradley D. Determan
Stock Options	2/15/2007							11,876	48.66	49.10	186,097
2007-2009 Performance Plan	2/15/2007	53,800	107,600	215,200	53,800	107,600	215,200				107,600
2007 Bonus Plan	2/15/2007	0	215,186	365,817

Eric K. Jungbluth
Stock Options	2/15/2007							13,452	48.66	49.10	210,793
2007-2009 Performance Plan	2/15/2007	60,950	121,900	243,800	60,950	121,900	243,800				121,900
2007 Bonus Plan	2/15/2007	0	274,658	466,918

Marco V. Molinari
Stock Options	2/15/2007							12,742	48.66	49.10	199,667
2007-2009 Performance Plan	2/15/2007	57,725	115,450	230,900	57,725	115,450	230,900				115,450
2007 Bonus Plan	2/15/2007	0	239,626	407,364
_______________

Notes

(1)
A 50 percent payout level is the minimum performance threshold required to receive a payout under the Performance Plan and is reflected in the Threshold sub-column for each of the Named Executive Officers.  There is no threshold performance level for the individual strategic objective component of the annual incentive award under the Bonus Plan.  However, with respect to the financial goal component of the annual incentive award under the Bonus Plan, a 50 percent payout level is the minimum performance threshold required to receive a payout.  As the individual strategic objective component and the financial goal component of the annual incentive award are combined as one payment under the Bonus Plan, there is effectively no threshold performance level for payment of Bonus Plan awards.  The threshold amounts for the financial goal component of the annual incentive award under the Bonus Plan for Fiscal 2007 for each of the Named Executive Officers are as follows:  Mr. Askren – $220,501; Mr. Dittmer – $73,013; Mr. Determan – $64,556; Mr. Jungbluth – $82,397; and Mr. Molinari – $71,888.

(2)
A 50 percent payout level is the minimum performance threshold required to receive a payout under the Performance Plan and is reflected in the Threshold sub-column for each of the Named Executive Officers.  This column includes the portion of the 2007-2009 Performance Plan awards that are payable in Common Stock.  All Performance Plan awards are denoted in dollars.  The portion of the award payable in Common Stock is converted to shares on the date the award is paid by dividing such portion by the average of the high and the low transaction prices of a share of Common Stock on such date.

(3)	The exercise price is the average of the high and low transaction prices of a share of Common Stock on the date of grant, February 14, 2007, which was $48.66 per share.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth the Named Executive Officers' outstanding equity awards as of the end of Fiscal 2007.  All outstanding stock option awards reported in this table vest four years and expire ten years from the date of grant.  The Corporation has never issued stock awards to any of the Named Executive Officers except pursuant to the Performance Plan.  The awards under the Performance Plan are reflected in the final two columns of the table below.  These awards represent the 50 percent of the Performance Plan award earned in Fiscal 2007 for the 2006-2008 and 2007-2009 performance periods, respectively, that, upon vesting, will be settled in Common Stock.  As described in the CD&A above, the Corporation is unable to determine the actual number of shares of Common Stock underlying the portion of the Performance Plan award payable in Common Stock until such time as the award vests and is paid.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Stan A. Askren	15,000		23.47	02/10/09	4,746	168,750
	25,000		18.31	02/16/10	4,983	177,200
	13,000		23.32	02/14/11
	20,000		25.77	02/13/12
	43,000		25.82	02/12/13
		25,000	39.72	02/11/14
		25,000	37.57	05/04/14
		55,100	42.66	02/16/15
		40,712	58.06	02/15/16
		58,676	48.66	02/14/17
Jerald K. Dittmer	5,250		18.31	02/16/10	2,492	88,600
	6,000		23.32	02/14/11	2,666	94,800
	12,000		25.77	02/13/12
	15,000		25.82	02/12/13
		9,000	39.72	02/11/14
		9,200	42.66	02/16/15
		7,125	58.06	02/15/16
		10,463	48.66	02/14/17
Bradley D. Determan	10,000		32.93	08/04/13	2,909	103,450
		8,000	39.72	02/11/14	3,026	107,600
		7,200	42.66	02/16/15
		8,320	58.06	02/15/16
		11,876	48.66	02/14/17
Eric K. Jungbluth	2,000		25.50	01/27/13	2,920	103,850
	6,000		25.82	02/12/13	3,428	121,900
		7,000	39.72	02/11/14
		7,200	42.66	02/16/15
		8,351	58.06	02/15/16
		13,452	48.66	02/14/17
Marco V. Molinari	15,000		42.98	11/07/13	3,121	111,000
		13,000	39.72	02/11/14	3,247	115,450
		11,600	42.66	02/16/15
		8,926	58.06	02/15/16
		12,742	48.66	02/14/17

________________

Notes

(1)
All stock options vest four years from the grant date.  Vesting dates for each unexercisable option award, in descending order, for each of the Named Executive Officers are as follows:  Mr. Askren – February 11, 2008, May 4, 2008, February 16, 2009, February 15, 2010 and February 14, 2011; Mr. Dittmer – February 11, 2008, February 16, 2009, February 15, 2010 and February 14, 2011; Mr. Determan – February 11, 2008, February 16, 2009, February 15, 2010 and February 14, 2011; Mr. Jungbluth – February 11, 2008, February 16, 2009, February 15, 2010 and February 14, 2011; and Mr. Molinari – February 11, 2008, February 16, 2009, February 15, 2010 and February 14, 2011.

(2)	The exercise price is the average of the high and low transaction prices of a share of Common Stock on the date of grant.

(3)
This column reflects the number of shares underlying 100% of the target value of unvested outstanding Performance Plan awards (stock portion) for the 2006-2008 and 2007-2009 performance periods, respectively, listed in descending order for each Named Executive Officer and set forth in the next column of the table, calculated based on a share price of $35.56 per share, the closing price of a share of Common Stock on December 28, 2007, the last trading day of Fiscal 2007.  Such awards vest on the last day of the applicable performance period – January 3, 2009 and January 2, 2010, respectively.

(4)
This column reflects the 100% target value of unvested outstanding Performance Plan awards (stock portion) for the 2006-2008 and 2007-2009 performance periods, respectively, listed in descending order for each Named Executive Officer.

Option Exercises and Stock Vested for Fiscal 2007

The following table sets forth information concerning the Named Executive Officers' exercise of stock options and vesting of Performance Plan awards during Fiscal 2007.  The table also sets forth information concerning the vesting of that portion of Mr. Askren's annual incentive award under the Bonus Plan, which Mr. Askren elected to receive in the form of shares of Common Stock.  Mr. Askren was the only Named Executive Officer who elected to receive a portion of his annual incentive award under the Bonus Plan in the form of shares of Common Stock.  The Performance Plan awards for the 2005-2007 performance period and the annual incentive awards under the Bonus Plan for Fiscal 2007 vested on the last day of Fiscal 2007.

Name	Option Awards		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($)
Stan A. Askren	10,000	187,304	10,692	328,370
Jerald K. Dittmer	14,000	430,403	1,731	53,172
Bradley D. Determan	32,000	841,585	0	0
Eric K. Jungbluth	8,000	179,333	1,532	47,038
Marco V. Molinari	0	0	2,471	75,899
_________________

Notes

(1)
The Value Realized on Exercise is calculated by multiplying the number of shares acquired by the difference between the actual sale price on the date of exercise or, if the shares were retained by the Named Executive Officer, the average of the high and low transaction prices of a share of Common Stock on the date of exercise and the exercise price of the stock options.  The Named Executive Officers exercised the following options in Fiscal 2007:

Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Option Exercise Price per Option ($)	Sold or Retained Shares	Sale Price or Average of High and Low Transaction Prices per Share on Date of Exercise ($)	Value Realized on Exercise ($)
Mr. Askren	02/28/07 11/27/07	7,000 3,000	24.50 32.22	Sold Sold	50.2634 34.54	180,344 6,960
Mr. Dittmer	02/22/07 02/22/07	4,250 9,750	23.47 18.31	Sold Sold	50.6195 50.6195	115,385 315,018

Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Option Exercise Price per Option ($)	Sold or Retained Shares	Sale Price or Average of High and Low Transaction Prices per Share on Date of Exercise ($)	Value Realized on Exercise ($)
Mr. Determan	02/22/07 02/22/07 02/22/07 02/22/07 02/22/07 02/22/07	1,690 8,310 2,500 4,000 7,500 8,000	23.47 23.47 18.31 23.32 25.77 25.82	Retained Sold Retained Sold Sold Sold	50.61 50.4537 50.61 50.4537 50.4537 50.4537	45,867 224,235 80,750 108,535 185,128 197,070
Mr. Jungbluth	03/09/07	8,000	25.50	Sold	47.9166	179,333

(2)
The value of (1) the stock portion of the Performance Plan awards for the 2005-2007 performance period and (2) the portion of Mr. Askren's annual incentive award under the Bonus Plan for Fiscal 2007, which he elected to receive in the form of shares of Common Stock, are reflected in the table based on a share price of $30.71, the average of the high and low transaction prices of a share of Common Stock on February 15, 2008, the date of distribution.  Fractional shares were paid in cash.  The value of the stock portion of Mr. Askren's Performance Plan award for the 2005-2007 performance period was $106,313.  The value of the portion of Mr. Askren's annual incentive award under the Bonus Plan for Fiscal 2007, which he elected to receive in the form of shares of Common Stock, was $222,058.

(3)
After withholdings for taxes, each of the Named Executive Officers received the following net number of shares of Common Stock either under the Performance Plan or Bonus Plan or both:  Mr. Askren – 7,225 shares; Mr. Dittmer – 1,170 shares; Mr. Determan – -0- shares; Mr. Jungbluth – 1,035 shares; and Mr. Molinari – 1,670 shares.

Nonqualified Deferred Compensation for Fiscal 2007

As discussed in the CD&A, the Deferred Plan allows executives to defer certain compensation to a cash account that earns interest at a rate set annually at one percent above the prime interest rate or to the Corporation's notional stock account that earns dividends distributed to shareholders.  The only Named Executive Officer currently participating in the Deferred Plan is Mr. Askren.  Mr. Askren deferred into the Corporation's notional stock account the after-tax-value of his 2006 ESRP award, which was granted in February 2007, totaling $210,398 and is reflected in the table below.  The value of Mr. Askren's 2006 ESRP award, before taxes, was $214,512.  Mr. Askren's balance in the Deferred Plan as of the end of Fiscal 2007 was 10,125 shares of notional stock.  This balance will not be distributed until the earlier of January 31, 2017 or the date Mr. Askren is no longer employed by the Corporation.  For additional information on the Deferred Plan, see "Other Compensation Elements – Deferred Compensation Plan" on page 23 of this Proxy Statement.

Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Stan A. Askren	210,398	6,565	357,716
Jerald K. Dittmer	0	0	0
Bradley D. Determan	0	0	0
Eric K. Jungbluth	0	0	0
Marco V. Molinari	0	0	0
_______________

Notes
(1)	The amount of Mr. Askren's contribution, before taxes $214,512, is reflected in the All Other Compensation Column of the Summary Compensation Table for Mr. Askren's Fiscal 2006 compensation.

(2)
The reported dollar value is calculated by multiplying 185.8 shares, the numbers of shares earned from dividends, by $35.33, the average of the high and low transaction prices of a share of Common Stock on December 28, 2007, the last trading day of Fiscal 2007.  This amount is reflected in the All Other Compensation Column of the Summary Compensation Table for Mr. Askren's Fiscal 2007 compensation.

(3)
The reported dollar value is calculated by multiplying 10,125 shares, the numbers of shares in Mr. Askren's account at the end of Fiscal 2007 by $35.33, the average of the high and low transaction prices of a share of Common Stock on December 28, 2007, the last trading day of Fiscal 2007.  Amounts deferred after Fiscal 2007 are not included in this column.

Potential Payments Upon Termination or Change in Control

The following tables quantify compensation that would be payable to the Named Executive Officers upon a change in control or the retirement, death or disability of the executive.  The tables include only compensation items not available to all salaried members and assume that the event occurred on the last business day of Fiscal 2007.  For a qualitative discussion of the Corporation's obligations to the Named Executive Officers in the event of a change in control or the retirement, death or disability of such Named Executive Officers, see "Post-Employment and Other Events" on page 23 of this Proxy Statement.

Value in Event of Involuntary Termination or Voluntary Termination for Stated Good Reason Following a Change in Control

Name	Cash Severance ($) (1)	2007 Incremental Bonus ($) (2)	Total Value Benefit ($) (3)	Performance Plan Acceleration ($) (4)	Options Acceleration ($) (5)	Excise Tax Gross Up ($) (6)	Total ($)
Stan A. Askren	4,199,685	370,447	18,754	354,400	910,991	2,771,232	8,625,509
Jerald K. Dittmer (7)	1,066,343	127,529	18,754	189,600	157,094	N/A	1,559,320
Bradley D. Determan (8)	823,086	181,177	18,754	0	169,182	N/A	1,192,199
Eric K. Jungbluth	1,292,189	117,554	18,754	365,637	182,505	843,739	2,820,378
Marco V. Molinari	1,198,850	122,688	18,754	346,350	194,344	841,998	2,722,984
________________

Notes
(1)
Pursuant to the change-in-control employment agreements for each of the Named Executive Officers, the numbers in this column represent two times (three times for Mr. Askren) the sum of (1) the executive's annual base salary and (2) the average of the executive's annual incentive awards for the prior two years.

(2)	Represents the maximum annual incentive award payable in Fiscal 2007 minus the actual annual incentive award paid in Fiscal 2007 in accordance with the Bonus Plan.

(3)	Represents the value of benefits provided following termination of employment pursuant to the change-in-control employment agreement for each of the Named Executive Officers.

(4)
Assumes the Compensation Committee authorizes payment of the outstanding Performance Plan awards for the 2006-2008 and 2007-2009 performance periods based on performance to date without proration.  Such awards are normally forfeited upon termination by reason other than death, disability or retirement.

(5)	Represents the value of accelerating the vesting of options not otherwise vested in accordance with the 1995 Compensation Plan.

(6)	Represents the payment to "gross up" the executive's compensation for any excise tax and for any federal, state and local taxes applicable to the excise tax "gross up."

(7)
The aggregate present value of Mr. Dittmer's payments do not exceed 110 percent of three times his annualized includible compensation for the most recent five taxable years ending before the date on which the change in control occurred.  As such, Mr. Dittmer's cash severance payment is reduced such that no portion of his payments is subject to any excise tax.

(8)
The aggregate present value of Mr. Determan's payments do not exceed 110 percent of three times his annualized includible compensation for the most recent five taxable years ending before the date on which the change in control occurred.  As such, Mr. Determan's cash severance payment is reduced such that no portion of his payments is subject to any excise tax.

Value in Event of Change in Control with No Employment Termination

Name	Cash Severance ($)	2006 Incremental Bonus ($) (1)	Total Value Benefits ($)	Performance Plan Acceleration ($) (2)	Options Acceleration ($) (3)	Excise Tax Gross Up ($)	Total ($)
Stan A. Askren	0	370,447	0	354,400	910,991	0	1,635,838
Jerald K. Dittmer	0	127,529	0	189,600	157,094	0	474,223
Bradley D. Determan	0	181,177	0	0	169,182	0	350,359
Eric K. Jungbluth	0	117,554	0	365,637	182,505	0	665,696
Marco V. Molinari	0	122,688	0	346,350	194,344	0	663,382
_______________

Notes

(1)	Represents the maximum annual incentive award payable in Fiscal 2007 minus the actual annual incentive award paid in Fiscal 2007 in accordance with the Bonus Plan.

(2)
Assumes the Compensation Committee authorizes payment of the outstanding Performance Plan awards for the 2006-2008 and 2007-2009 performance periods based on performance to date without proration.  Such awards are normally forfeited upon termination by reason other than death, disability or retirement.

(3)	Represents the value of accelerating the vesting of options not otherwise vested in accordance with the 1995 Compensation Plan.

Value in Event of Retirement

Name	Options Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Total ($)
Stan A. Askren	308,969	118,133	427,102
Jerald K. Dittmer	52,554	63,200	115,754
Bradley D. Determan	55,134	0	55,134
Eric K. Jungbluth	25,233	121,879	147,112
Marco V. Molinari	33,236	115,450	148,686
_________________

Notes

(1)
Represents the value of accelerating the vesting of options not otherwise vested in accordance with the 1995 Compensation Plan.  Such options will remain exercisable until three years from the date of retirement.

(2)
Assumes the Compensation Committee authorizes payment of the outstanding Performance Plan awards for the 2006-2008 and 2007-2009 performance periods based on performance to date, prorated according to the time elapsed through the performance period.

Value in Event of Death or Disability

Name	Options Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Total ($)
Stan A. Askren	155,432	118,133	273,565
Jerald K. Dittmer	26,099	63,200	89,299

Name	Options Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Total ($)
Bradley D. Determan	27,136	0	27,136
Eric K. Jungbluth	10,198	121,879	132,077
Marco V. Molinari	14,262	115,450	129,712
_________________

Notes

(1)
Represents the value of accelerating the vesting of options not otherwise vested in accordance with the 1995 Compensation Plan.  Such options will remain exercisable until two years from the date of death or disability.

(2)
Assumes the Compensation Committee authorizes payment of the outstanding Performance Plan awards for the 2006-2008 and 2007-2009 performance periods based on performance to date, prorated according to the time elapsed through the performance period.

DIRECTOR COMPENSATION

The Corporation's independent Directors generally receive an annual retainer of $100,000, of which $50,000 is paid in cash in equal installments of $12,500 at each quarterly Board meeting and $50,000 is paid in the form of a Common Stock grant issued under the 2007 Equity Plan for Non-Employee Directors of HNI Corporation (the "2007 Equity Plan") at the May Board meeting.  The annual retainer for all future periods was increased from $45,000 to $100,000 by the Board at the May 2007 Board meeting.  Each independent Director who serves as the Chair of a Board committee also receives an additional annual retainer for his or her services.  The Audit Committee Chair and the Lead Director each receive an additional $7,500, and the Chairs of the Compensation Committee and the Governance Committee each receive an additional $4,000.  Each Audit Committee member also receives an additional annual retainer of $4,000.  Independent Directors receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis.  Directors are also reimbursed for travel and related expenses incurred to attend meetings.  For purposes of determining Director compensation, an independent Director is anyone who is not a member of the Corporation.  Directors who are members of the Corporation do not receive additional compensation for service on the Board.

The Corporation's policy with regard to Common Stock ownership by Directors is for each Director to own Common Stock with a market value of five times or more the cash portion of the annual retainer.  Pursuant to this policy, independent Directors are required to receive one-half of the cash portion of their annual retainer in the form of shares of Common Stock to be issued under the 2007 Equity Plan or, to the extent the Director participates in the HNI Corporation Directors Deferred Compensation Plan (the "Directors Deferred Plan"), in the form of shares to be credited to the Director's share sub-account under the Directors Deferred Plan.  This requirement does not, however, apply to any Director owning Common Stock with a market value of five times or more the cash portion of the annual retainer.

In addition to acquiring Common Stock as partial payment of their annual retainer, independent Directors can also acquire Common Stock in several other ways.  Under the 2007 Equity Plan, Directors may elect to receive up to 100% of their cash retainers in the form of shares of Common Stock.  Under the Directors Deferred Plan, each Director has the opportunity to defer up to 100 percent of all their retainers earned as a Director.  Deferred compensation may be deferred in cash or in the form of shares of Common Stock (determined by dividing the amount of the compensation deferred by the fair market value per share of Common Stock on the date such compensation would have otherwise been paid).  In addition, each independent Director is eligible to receive awards of stock options to purchase Common Stock, restricted stock or Common Stock grants, or any combination thereof, under the 2007 Equity Plan in such amounts as the Board may authorize.

Until the increase in the annual retainer at the May 2007 Board meeting, each independent Director generally received an annual Common Stock grant of approximately 1,000 shares under the 1997 Equity Plan for Non-Employee Directors of HNI Corporation (the "1997 Equity Plan").  The 1997 Equity Plan terminated upon shareholder approval of the 2007 Equity Plan at the 2007 annual meeting of shareholders.  In May 2007, each independent Director serving on the Board as of May 7, 2007, was issued 1,155 shares of Common Stock under the 2007 Equity Plan.  The Corporation does not have a non-equity incentive plan for independent Directors.  All shares of Common Stock issued in lieu of cash retainer amounts have heretofore been issued pursuant to the 1995 Compensation Plan, the 1997 Equity Plan or the 2007 Equity Plan.  As of the Record Date, (1) the

Corporation has never issued stock options to purchase Common Stock or shares of restricted stock to the independent Directors and (2) all shares of Common Stock issued to Directors under the 1995 Compensation Plan, the 1997 Equity Plan or the 2007 Equity Plan were fully vested upon issuance.

Director Compensation for Fiscal 2007

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Mary H. Bell	47,500	50,000	--	676	98,176
Miguel M. Calado	52,500	50,000	--	676	103,176
Gary M. Christensen	58,000	50,000	--	676	108,676
Cheryl A. Francis	47,500	50,000	--	676	98,176
John A. Halbrook	47,500	50,000	--	676	98,176
James R. Jenkins	52,500	50,000	450	676	103,626
Dennis J. Martin	49,500	50,000	--	676	100,176
Larry B. Porcellato	47,500	50,000	162	676	98,338
Joseph E. Scalzo	51,500	50,000	895	676	103,071
Abbie J. Smith	51,500	50,000	--	676	102,176
Brian E. Stern	49,500	50,000	--	676	100,176
Ronald V. Waters, III	59,000	50,000	1,333	676	111,009
__________________

Notes

(1)
Prior to the May 2007 Board meeting, each independent Director received an annual retainer of $45,000, paid in equal installments of $11,250 at each quarterly Board meeting.  Effective after the May 2007 Board meeting, each independent Director received an annual retainer of $100,000, of which $50,000 was paid in cash in equal installments of $12,500 at each quarterly Board meeting and $50,000 was paid in the form of a Common Stock grant issued under the 2007 Equity Plan at the May Board meeting.  For Fiscal 2007, each independent Director received $11,250 at each of the first two quarterly Board meetings (February and May) and $12,500 at each of the final two quarterly Board meetings (August and November).  Each independent Director may also receive an annual retainer for service as a member of the Audit Committee ($4,000); as Lead Director ($7,500); as Audit Committee Chair ($7,500); and as Compensation Committee or Governance Committee Chairs ($4,000 each).  As with the cash portion of the annual retainer for Board service, annual retainers for committee Chairs, Lead Director or Audit Committee service are paid in equal installments at each quarterly Board meeting.  For Fiscal 2007, the independent Directors listed in the Table above each earned the following fees:  Messrs. Calado and Jenkins – $47,500 annual retainer plus a $4,000 annual retainer for service on the Audit Committee and $1,000 for travel to Board meetings in excess of 6 hours on a round-trip basis; Mr. Christensen – $47,500 annual retainer plus a $7,500 annual retainer as Lead Director and $3,000 for travel to Board meetings in excess of 6 hours on a round-trip basis; Mr. Scalzo – $47,500 annual retainer plus a $4,000 annual retainer for service on the Audit Committee; Ms. Bell, Ms. Francis and Messrs. Halbrook and Porcellato – $47,500 annual retainer; Ms. Smith – $47,500 annual retainer plus a $4,000 annual retainer as Chair of the Compensation Committee; Mr. Waters – $47,500 annual retainer plus a $4,000 annual retainer for service on the Audit Committee and a $7,500 annual retainer as Chair of the Audit Committee.  Mr. Stern completed his term as Chair of the Governance Committee in May 2007.  Mr. Martin began serving as Chair of the Governance Committee after the May 2007 Board meeting.  Messrs. Stern and Martin each earned the following fees:  $47,500 annual retainer plus one-half of the Governance Committee Chair annual retainer or $2,000.

(2)
Includes the share portion of the annual retainer – a $50,000 Common Stock grant authorized by the Board under the 2007 Equity Plan.  Each independent Director serving on the Board as of May 7, 2007, was issued 1,155 shares of Common Stock at a price of $43.27 (the average of the high and low transaction prices for a share of Common Stock on the date of grant, May 8, 2007) for a total grant value of approximately $49,977.  The difference between the $50,000 Common Stock grant authorized by the Board and the actual value of Common Stock issued pursuant to such grant ($49,977) was approximately $23.  As the Corporation only issues fractional shares under the Directors Deferred Plan, the Corporation paid each independent Director $23 either in the form of cash in lieu of a fractional share for those Directors that did not elect to defer their Common Stock grant under the Directors Deferred Plan or in the form of a fractional share for those Directors that did elect to defer their Common Stock grant under the Directors Deferred Plan. Ms. Smith and Messrs. Christensen, Jenkins, Porcellato, Scalzo and Waters each deferred 100% of their Common Stock grant under the Directors Deferred Plan.  The closing price of Common Stock on May 8, 2007 was $43.62 per share.  There are no unexercised option awards or unvested stock awards outstanding as of the end of Fiscal 2007 for any of the Directors.

(3)
Includes above-market interest earned on cash compensation deferred under the Directors Deferred Plan.  Interest on deferred cash compensation is earned at 1% over the prime rate, as determined by the Compensation Committee.  Messrs. Jenkins and Waters each deferred 50% of their cash compensation.  Above-market interest earned by Mr. Scalzo is for cash compensation deferred prior to January 1, 2006.  Above-market interest earned by Mr. Porcellato is for cash compensation deferred prior to January 1, 2007.

(4)	Includes dividends earned on Common Stock grants during Fiscal 2007.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

On the Record Date, there were 44,504,669 Outstanding Shares.  On that date, to the Corporation's knowledge, there were two shareholders who owned beneficially more than 5 percent of all Outstanding Shares.  The table below contains information, as of that date (except as noted below), regarding the beneficial ownership of these persons or entities.  Unless otherwise indicated, the Corporation believes that each of the persons or entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Farm Insurance Companies One State Farm Plaza Bloomington, Illinois 61701	7,366,400 (1)	16.6%
Terrence L. and Loretta B. Mealy 301 East Second Street Muscatine, Iowa 52761	3,436,513 (2)	7.7%
_________________

Notes

(1)	Information is based on a Schedule 13G/A, dated January 24, 2008, filed with the SEC by State Farm Insurance Companies for the period ended December 31, 2007.

(2)	Information is based on a Schedule 13G/A, dated February 27, 2008, filed with the SEC by Terrence L. and Loretta B. Mealy for the period ended December 31, 2007.

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of Common Stock as of the Record Date for each Director and nominee for Director, each Named Executive Officer and by all Directors (including nominees) and executive officers of the Corporation as a group.  The address of the persons listed below is 408 East Second Street, Muscatine, Iowa 52761.

Name	Common Stock (1)	Common Stock Units (2)	Options Exercisable as of the Record Date or Within 60 Days Thereof	Total Stock and Stock-Based Holdings
Stan A. Askren	48,015	14,887	141,000	203,902
Mary H. Bell	0	2,977	0	2,977
Miguel M. Calado	12,328	0	0	12,328
Gary M. Christensen	0	16,896	0	16,896
Cheryl A. Francis	17,361	0	0	17,361
John A. Halbrook	5,655	4,345	0	10,000
James R. Jenkins	0	3,697	0	3,697
Dennis J. Martin	1,155	11,872	0	13,027
Larry B. Porcellato	2,000	4,807	0	6,807
Joseph E. Scalzo	0	8,464	0	8,464
Abbie J. Smith	0	16,051	0	16,051
Brian E. Stern	19,414	0	0	19,414
Ronald V. Waters, III	0	9,018	0	9,018
Bradley D. Determan	18,343	0	18,000	36,343

Name	Common Stock (1)	Common Stock Units (2)	Options Exercisable as of the Record Date or Within 60 Days Thereof	Total Stock and Stock-Based Holdings
Jerald K. Dittmer	16,655	0	47,250	63,905
Eric K. Jungbluth	6,827	0	15,000	21,827
Marco V. Molinari	6,629	0	28,000	34,629

All Director and Executive Officers as a Group - (23)	179,644	93,014	254,250	526,908
__________________

Notes

(1)
Includes restricted shares held by Directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power.  Each individual or member of the group has sole voting and investment power with respect to the shares shown in the table above, except Mr. Askren's spouse shares voting and investment power with respect to 7,588 of the 48,015 shares listed above for Mr. Askren.  No Director or Named Executive Officer owns more than one percent of the Outstanding Shares.  All Directors and executive officers as a group own approximately 1.2 percent of the Outstanding Shares.

(2)
Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under either the Deferred Plan (as described on page 23 of this Proxy Statement) or the Directors Deferred Plan (as described on page 36 of this Proxy Statement).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 29, 2007, about Common Stock which may be issued under the Corporation's equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (2)
Equity compensation plans approved by security holders	1,043,066	$38.72	5,283,384
Equity compensation plans not approved by security holders	––	––	––
Total	1,043,066	$38.72	5,283,384
________________

Notes

(1)
Includes shares to be issued upon the exercise of outstanding options granted under the 1995 Compensation Plan prior to termination of such plan.  The 1995 Compensation Plan terminated upon shareholder approval of the 2007 Compensation Plan at the 2007 annual meeting of shareholders.  The termination of the 1995 Compensation Plan does not impact the validity of any outstanding options granted under such plan prior to termination.  As of the last day of Fiscal 2007, there were no outstanding (1) warrants or rights under the 1995 Compensation Plan and (2) options, warrants or rights under the 2007 Compensation Plan, the 1997 Equity Plan or the 2007 Equity Plan.  The 1997 Equity Plan terminated upon shareholder approval of the 2007 Equity Plan at the 2007 annual meeting of shareholders.

(2)
Includes shares available for issuance under the 2007 Compensation Plan – 5,000,000, and the 2007 Equity Plan – 283,384.  Of the 5,000,000 shares available for issuance under the 2007 Compensation Plan, no more than 1,000,000 of such shares can be issued in the form of restricted stock, restricted stock units, performance shares, dividend equivalents, deferred share units and bonus stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Directors and executive officers of the Corporation, and certain persons who own more than 10 percent of the Outstanding Shares, are required to report their ownership of Common Stock and changes in that ownership to the SEC and the NYSE.  Specific due dates for these reports have been established by the SEC, and the Corporation is required to report in this Proxy Statement any known failure to file by these dates during Fiscal 2007.

Based solely on a review of copies of the reports the Corporation has received, or written representations from certain reporting persons, the Corporation believes that during Fiscal 2007 all reporting persons made all filings required by Section 16(a) on a timely basis.

Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report included on page 11 of this Proxy Statement and the Compensation Committee Report included on page 27 of this Proxy Statement shall not be incorporated by reference into any such filings.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2009 annual meeting of shareholders must be received at the Corporation's executive offices no later than November 23, 2008 to be included in the proxy statement and proxy form.  All shareholder notice of proposals submitted outside the processes of Exchange Act Rule 14a-8 must be received between February 7, 2009 and March 9, 2009 to be considered for presentation at the 2009 annual meeting of shareholders.  In addition, any shareholder proposals must comply with the informational requirements contained in the By-laws, Section 2.16(a)(2), in order to be presented at the 2009 annual meeting of shareholders.  On written request to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of the By-laws.

OTHER MATTERS

The Board knows of no other matters that will be brought before the Meeting, but, if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

On written request to the Corporate Secretary at HNI Corporation, 408 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K for Fiscal 2007, including financial statements and schedules, filed with the SEC.  The report is also available on the Corporation's website at www.hnicorp.com, under "Investor Information–Annual & Quarterly Reports."

Information set forth in this Proxy Statement is as of March 19, 2008, unless otherwise noted.

Steven M. Bradford
Vice President, General Counsel and Secretary
March 19, 2008

The Annual Report to Shareholders of the Corporation for Fiscal 2007, which includes financial statements, is being mailed to shareholders of the Corporation together with this Proxy Statement.  The Annual Report does not form any part of the material for the solicitation of proxies.

APPENDIX A

Companies Participating in the Survey Reports

1-800 CONTACTS, Inc.	21st Century Oncology	2Wire, Inc.	3M Company
7-Eleven, Inc.	A O Smith Corporation	A&P	AG. Edwards, Inc.
AT. Cross	AT. Kearney, Inc.	AAA National Office	AAA of Science
AARP	ABB, Inc.	Abbott Laboratories	ABC Health Plans
Abilities!	ABM Industries, Inc.	AboveNet Communications, Inc.	Abraxas Petroleum Corporation
Abrazo Health Care	Abt Associates, Inc.	ABX Air, Inc.	ACC Capital Holdings
Accenture	ACCO Brands, Inc.	Accor North America, Inc.	Accredited Home Lenders, Inc.
ACE Limited	Acergy US, Inc.	ACH Food	ACI Worldwide
ACORD	Acuity	Adams Resources & Energy	Adams Respiratory Therapeutics
Adecco	ADESA, Inc.	Administaff, Inc.	ADTRAN Incorporated
Advance Auto Parts Advanta Corporation	Advanced Measurement Technology, Inc.	Advanced Medical Optics, Inc. ADVO, Inc.	Advanced Micro Devices Advocate Healthcare
Aegis Mortgage Corporation	Adventist Health System	Aera Energy Services Company	Aerojet
Aeronix, Inc.	Aegon USA	Aetna, Inc.	Affinity Bank
Affinity Health Plan	AET	Ag Processing, Inc.	Ag Processing, Inc.
AGCO Corporation	AFLAC, Inc.	AGL Resources	Agnesian HealthCare
AgriBank FCB	AgFirst	AIG	AIPSO
Air Frame Manufacturing & Supply Company, Inc.	Agrium U.S. Air Products and Chemicals	Airlines Reporting Corporation Aker Kvaerner	Aisin Automotive Akzo Nobel, Inc.
Aistom Power	AK Steel Holding Corporation	Albany Medical Center	Albemarle Corporation
Alabama Gas Corporation Albertson's, Inc.	Alaska Communications Systems Group	Alcon Laboratories Alfa Laval, Inc.	Alegent Health Alibritton Communications
Aleris International, Inc.	Alcoa, Inc.	Allete	Alliance Data Systems
Allegheny County Sanitary Authority	Alexander & Baldwin, Inc. Allegheny Energy, Inc.	Alliance Pipeline, Inc. Allianz Global Investors of	AllianceBernstein L.P. Allianz Life Insurance
Allegheny Technologies, Inc.	Allergan, Inc.	America, LP	Allina Health System
Alliant Energy Allied Building Products Corp.	Alliant Techsystems Allied Irish Banks, plc US	Allied Waste Industries ALON USA Energy, Inc.	ALSAC/St. Jude Children's Research Hospital
Allstate Corporation	ALLTEL Corporation	Altana Pharma	Alticor
ALSTOM Power Services	Alta Resources Corporation	Amalgamated Bank ofNew York	Amazon.Com, Inc.
Altria Group, Inc.	Altru Health System	America Online, Inc.	America's Test Kitchen
Amcor Pet Packaging North America, Inc.	Ameren Corporation American Airlines Publishing	American Axle & Manufacturing Holding, Inc.	American Bureau of Shipping American Family Insurance
American Airlines	American Century Investments	American Express	American Greetings
American Casino & Entertainment Properties	American Electric Power American Financial Group	American Farmers & Ranchers Mutual Insurance Company	American Home Mortgage Investment Corporation
American College of Emergency Physicians	American International American Signature, Inc.	American Standard Companies, Inc.	American Packaging Company American Systems Corporation
American Institute of Physics	American Water	American Library Association	AmeriGas Propane, Inc.
American Red Cross	AmeriHealth Mercy Health Plan	AmeriCredit Corp.	Ameriprise Financial
American United Life Insurance Co.	AmerisourceBergen Corporation	AmeriPride Services, Inc.	Ameritrade
AMERIGROUP Corporation	Amgen, Inc.	Ameristar Casinos, Inc.	Amphenol Corporation
Ameriquest	AMSEC, LLC	Amica Mutual Insurance Co.	AMVEST Osage, Inc.
Ames True Temper	Anchor Blue Retail Group	AmTrust Bank	Angiotech Pharmaceuticals
Amplifon USA	Anheuser-Busch Companies, Inc.	Anchor Danly	Ann Taylor Stores Corporation
Anadarko Petroleum Corporation	Anne Arundel Medical Center	Anixter International, Inc.	AON Corporation
ANH Refractories Company	Apache Corporation	AOC LLC	APAC Customer Services
Anna's Linens Company APL Ltd.	Apogen Technologies Apple, Inc.	Apartment Investment and Management Company	APC/MGE Critical Power and Cooling Services
Apple Computer	Applied Materials, Inc.	Apollo Group, Inc.	Appalachian Regional Healthcare
Appleton Papers	ARAMARK Corporation	Applebee's International, Inc.	Applera
AQS, Inc.	Archer Daniels Midland Company	Applied Technology & Mgmt.	Apria Healthcare Group, Inc.
Arch Coal, Inc.	Ardent Health Services	Arby's Restaurant Group	Arch Capital Group, Ltd.
Arctic Cat	ARGO-TECH Corporation	Archon Group, L.P.	Archstone Smith
Argonne National Laboratory	AREVA NP, Inc.	Argonaut Group	Ariens Company
Arizona Public Service	Arlington County Government	Armed Forces Insurance	Armstrong World Industries, Inc.
Arkansas BlueCross BlueShield	Arrow Electronics, Inc.	ARTEL, Inc.	Arup New York
Arnold and Porter, LLP	Arvig Communication Systems	Arvin Sango, Inc.	ArvinMeritor
Arup San Francisco	Arysta LifeScience North America	Asante Health System	Asbury Automotive Group
Ashland, Inc.	Ashmore Energy International	Aspect Energy, LLC	ASCAP
Aspect Energy, LLC	Aspect Abundant Shale, LP	Asset Marketing Service, Inc.	Assisted Living Concepts
Associated Banc-Corp	Associated Electric Co-op, Inc.	Assurant, Inc.	Assurant Health
Astoria Financial	AstraZeneca	Asurion	AT&T, Inc.
AtlantiCare Regional Medical Cntr	Atmos Energy	Atria Senior Living Group	AURA/Gemini Observatory
Aurora Health Care	Aurora Loan Services	Auto Club Group	Automatic Data Processing
Automobile Club of Southern CA	Automobile Protection Corporation	Autonation, Inc.	AutoZone, Inc.
AvalonBay Communities, Inc.	Avaya, Inc.	Aveda Corporation	Avery Dennison Corporation

Aviall, Inc.	Avis Budget Group	Avista Corporation	Aviva USA
Avon Products	AXA Equitable	Axis Capital Holdings	B Braun Medical, Inc.
BC. Ziegler	B E Aerospace	Babcock & Wilcox Company	Babson College
BAE Systems, Inc.	Bahakel Communications	Baker Hughes, Inc.	Ball Corporation
Ball State University	Baltimore Aircoil Company	Baltimore Life Insurance Co.	Bank North
Bank of America Corporation	Bank of New York Co., Inc.	Bank of the West	BankAtlantic
Bankers Bank	Barloworld Industrial Distribution	Banner Health	Baptist Health System
Baptist St. Anthony's Health System	Bank of NT, Butterfield & Son Limited	Bechtel Systems & Infrastructure, Inc.	BHP Billiton Petroleum (Americas), Inc.
Barr Pharmaceutical	Barrick Gold of North America	Barnes & Noble	Barr Laboratories
Battelle Memorial Institute	Bausch & Lomb, Inc.	Basic Energy Services	Basler Electric Company
Bayhealth Medical Center	Baylor College of Medicine	Baxter International	Bayer CropScience
BB&T Corporation	Beacon Industrial Group	Baylor Health Care System	Baystate Health System
Belo Corporation	Beckman Coulter, Inc.	Bechtel Corporation	Bechtel Plant Machinery, Inc.
Benchmark Electronics, Inc.	Bemis Company, Inc.	Belk, Inc.	Belkin International, Inc.
Betsy Johnson Regional Hospital	Benjamin Moore	Bemis Manufacturing Company	Benchmark Brands
Biodvnamic Research Corporation	BioForm Medical, Inc.	Berwick Offray LLC	Best Buy
BISYS Group, Inc.	BJ'S Wholesale Club, Inc.	BIC	Big Lots, Inc.
Black & Veatch Corporation	Black Hills	Biogen Idec, Inc.	Birmingham-Southern College
Blockbuster, Inc.	Blood-Horse	BJC HealthCare	Black & Decker Corporation
Bluebonnet Federal Credit Union	BlueCare Network of Michigan	Blockbuster Entertainment	BlueLinx Corporation
Bluelinx Holdings, Inc.	Boart Longyear	Blue Cross	Blue Shield
Board of Governors of the Federal Reserve System	Black Stone Minerals Company, LLP	Bon Secours Richmond Health System	Boston Financial Data Services, Inc.
Boehringer Ingeiheim	Boeing Company	BlueCross BlueShield	Bluegreen Corporation
BOK Financial	Bombardier Transportation	BMW Manufacturing Co., LLC	BMW of North America, LLC
Booz Allen Hamilton	Borders Group, Inc.	Bob Evans Farms, Inc.	Bobit Business Media
Boston Market Corporation	Boeing Employees Credit Union	Boise Cascade, LLC	Bookspan
Borg Warner, Inc.	Bose Corporation	Boston Scientific Corporation	Boston University
Bovis Lend Lease	Bowater, Inc.	Boy Scouts of America	Boyd Gaming Corporation
Boys & Girls Clubs of America	BP North America	Bracco Diagnostics	Brady Corporation
Branch Banking & Trust Company	BRE Properties, Inc.	Brigham Exploration Company	Brinks Company
Bristol West Holdings, Inc.	Bristol-Myers Squibb Company	British Gas North America, LLC	Broadcom Corporation
Broadlane	Broadview Networks	Brockridge Real Estate	Bronson Healthcare Group, Inc.
Brookhaven National Laboratory	Brooklyn Industries	Brooks Health Systems	Brookstone Company
Brotherhood Mutual Insurance Co.	Brown and CaIdwell	Brown Printing Company	Brown Shoe Company, Inc.
Brownells, Inc.	Brown-Forman Corporation	Brunswick New Technologies	Bryan Cave, LLP
Bryant College	Bucyrus International, Inc.	Buffets, Inc.	Builders Firstsource
Building Materials Holding Corp.	Bulgari Retail USA	Bunge, Ltd.	Burger King Corporation
Burlington Northern Santa Fe	Burnett Oil Co., Inc.	Busch, Inc.	Business & Legal Reports, Inc.
Butler Manufacturing Company	BWXTY-12	C&S Wholesale Grocers	C. H. Robinson Worldwide
C2 Portfolio, Inc.	Cabelas, Inc.	Cable One, Inc.	Cablevision of Boston
Cablevision Systems Corporation	Cabot Corporation	CACI International, Inc.	Cadbury-Schweppes N. America
CAE Simuflite Civil Training & Services	CAE Simuflite Military Simulation & Training	California Casualty Management Company	Caelum Research Corporation Calibre Systems
California Automobile Association	California Institute of Technology	California Dental Association	California Hospital Association
California Independent System	California Water Service Company	California ISO	California Pizza Kitchen
California State Automobile Assn.	Cameron International	Callaway Golf Company	Calpine
Camcraft	Canon USA	Candela Corporation	Capital One Financial Corp.n
Canandaigua National Bank & Trust Company	Capital Region Health Care Corporation	Canberra Industries, Inc. Capgemini US, Inc.	Capital Bank Capital Blue Cross
Capitol Broadcasting	Cardinal Health	Care New England	Capital Safety
CareFirst BlueCross BlueShield	CareFirst, Inc.	CareMark RX, Inc.	CareCentrix
Carestream Health	Cargill, Inc.	Carilion Health System	Caremark, Inc.
Carlson Companies	Carmax, Inc.	Carpenter Technology Corp.	Carlisle Companies, Inc.
Carson Tahoe Regional Healthcare	Carters, Inc.	Casino Arizona	Carrizo Oil & Gas, Inc.
Catalytic Solutions	Caterpillar, Inc.	Catholic Health East	Castle Rock Industries
Catholic Healthcare West (CHW)	Catholic Knights	Catholic Medical Center	CB Richard Ellis, Inc.
Catholic Health Initiatives Kentucky Region	CCS Income Trust - CCS Energy Services	CBRL Group CBS Corporation	CDM, Inc. CDW Corporation
Celanese Corporation	CEC Entertainment, Inc.	Cedar Rapids TV	Cedars-Sinai Health System
Cell Therapeutic	Celestica	Celgene	Celina Insurance Group
Centegra Health System	Cellular South, Inc.	Celtic Insurance	Cemex, Inc. U5
Centex Corporation	Centene Corporation	Center For Creative Leadership	CenterPoint Energy
Century Tel Enterprises, Inc.	Central Georgia Health System	Cephalon, Inc.	Centura Health
Ceridian	CenturyTel, Inc.	CFA Institute	CFC International
Ceramic Protection Corporation of America	CGI Technologies and Solutions, Inc. US	CGG Veritas, Inc. CGI-AMS	CH2M Hill Chanel
Chaparrol Steel Company	Charles L, Crane Agency Co.	Charles Schwab Corporation	Charming Shoppes, Inc.
Charter Communications	Chase Automotive Finance	CheckFree Corporation	CheckFree Holdings
Chelan County Public Util. Dept.	Chemical Lime Company	ChemTreat, Inc.	Chemtura Corporation
Cheasapeake Energy Corporation	Chevron Corporation	Chevron Phillips Chemical Co.	Chevy Chase Bank

Chicago Mercantile Exchange, Inc.	Chicago Board Options Exchange	Chicago Bridge & Iron Company	Chicago Transit Authority
Children's Health System Birmingham	Children's Hospital & Regional Medical Center, Seattle	Children's Hospitals and Clinics of Minnesota	Children's Hospital and Health System
Chief Oil & Gas, LLC	Children's Hospital of Orange Co.	Children's Healthcare of Atlanta	Children's Hospital Central CA
Chiquita Brands International, Inc.	Children's Medical Center - Dallas	Children's Memorial Hospital	Chipotle Mexican Grill
Chittenden Corporation	Christian City	Christopher & Banks	CHS, Inc.
Chubb Corporation	Chumash Casino	Church & Dwight	CIBA Vision Corporation
Church of Jesus Christ Latter Day Saints	Cincinnati Children's Hospital Medical Center	City of Hope National Medical Center	Coca Cola Bottling Company Consolidated
CIGNA Corporation	Cincinnati Bell	Cinco Natural Resources Corp.	Cingular Wireless
Cincinnati Financial Corporation	Circle K Stores, Inc.	Citation Oil & Gas Corporation	CITGO Petroleum
Circuit City Stores, Inc.	CIT Group, Inc.	Citizens Communications Co.	Citizens Financial Group, Inc.
Citigroup, Inc.	CitiStreet, LLC	City of Austin	City of Charlotte
Citizens Property Insurance Corp.	City and County of Denver	City of Frederick	City of Philadelphia
City of Columbus	City of Dallas	City of Overland Park, Kansas	Clarian Health Partners, Inc.
City of Houston	City of Lubbock	Claremont Graduate University	Claymont Steel Holdings, Inc.
City of Redmond	City of Richmond	Classified Ventures, LLC	Cleveland Clinic
Clarke American Checks	Clarkston Consulting	Cleco Corporation	ClubCorp, Inc.
Clear Channel Communications	Clear Channel Outdoor Holdings	Clorox	CNL Financial Group
Clinics of North Texas LLP	Clopay Corporation	CNA Financial Corporation	Coca-Cola Company
CMP Media	CMS Energy Corporation	Cobra Electronics Corporation	Coca-Cola Enterprises, Inc.
COACH	Cobank	COG Operating, LLC	Colgate Palmolive Company
College of DuPage	Collins & Aikman	Colonial Banc Group	Colonial Bank
Colonial Williamsburg Foundation	Colorado Springs Utilities	Colsa Corporation	Columbia Bank
Columbia St. Mary's	Columbus McKinnon Corporation	Comair	Combe
Comcast Corporation	Comerica, Inc.	Comfort Systems USA	Commerce Bancorp, Inc.
Communication Technologies, Inc.	Commerce Bancshares, Inc.	CommScope, Inc.	Community Care
Communications Data Services, Inc.	Community Health Network	Community Health Systems	Compass Bancshares
CommunityCare Managed Healthcare Plans of Oklahoma	Community Hospitals Indianapolis	Connecticut Children's Medical Center	Computer Technology Associates, Inc.
Compass Bank	CompuCom Systems, Inc.	CompUSA	Computer Sciences Corporation
Computer Task Group	Computershare	ConAgra Foods, Inc.	Concentra, Inc.
ConnectiCare, Inc.	Connell	Conoco Phillips	Conseco Services LLC
Conseco, Inc.	Consol Energy, Inc.	Consolidated Edison, Inc.	CONSTAR International
Constellation Brands, Inc.	Constellation Energy Group, Inc.	Continental Airlines, Inc.	Continental Automotive Systems
Continental Western Insurance Co.	Convergys Corporation	Con-Way, Inc.	Cooper University Hospital
Cook Communication Ministries	Cooper Industries, Ltd.	Cooper Tire & Rubber Company	Core Mark Holding Co., Inc.
CooperVision	Copeland Corporation	Cordillera Communications	Corning, Inc.
Cook Children's Health Care Systm	Corinthian College, Inc.	Corn Products	Cornell University
Corporate Express, Inc., a Buhrmann Company	Corrections Corporation of America	Country Insurance & Financial Services	Cracker Barrel Old Country Store, Inc.
Cost Plus, Inc.	Countrvmark Cooperative, LLP	Countrywide Financial Corp.	County of Kent, Michigan
County of Spotsylvania	Covansys Corporation	Covenant Health	County of Monterey
Cox Enterprises, Inc.	Cox Target Media	CPS Energy	Coventry Health Care, Inc.
Crane Company	Cranston Print Works Company	Crate and Barrel	Crawford and Company
Credit Acceptance Corporation	Critical Health Systems, Inc.	Crosstex Energy Services	Crosstex Energy, Inc.
Crowe Chizek and Company, LLC	Crowley Maritime Corporation	Crown Castle International Corp.	Crown Cork & Seal
Crozer-Keystone Health System	CSL Behring, LCC	CSS Industries, Inc.	CSX Corporation
Cubic Corporation	Cullen Frost Bankers	Culligan International Company	Cummins, Inc.
CUNA Mutual Group	Cushman & Wakefield	CVR Energy, Inc.	CVS Pharmacy
CVS Caremark Corporation	Cytec Industries, Inc.	D&E Communications, Inc.	Dade Behring, Inc.
Daiichi Sankyo, Inc.	Dal-Tile Corporation	Dairy Management, Inc.	Dallas Central Appraisal District
Dallas County	Danaher Motion	Dal-Tile, Inc.	Dana
Danaher Corporation	Dassault Falcon Jet Corporation	Danbury Health Systems	Danfoss US - Compressors
Darden Restaurants	Dave & Buster's	Data Center, Inc.	Data Exchange
Data Recognition Corporation	Dean Health Systems, Inc.	Davita, Inc.	Dayton Superior Corporation
DCH Regional Medical Center	Del Monte Foods Company	Deere & Company	DeKaIb Medical Center
Del Laboratories, Inc.	Delphi Corporation	Delek US Holdings, Inc.	Dell, Inc. - Dell Direct Store
Delorme Publishing	Denny's Corporation	Deluxe Corporation	Denny's, Inc.
DaimlerChrysler Financial Services Americas, LLC	Denso Manufacturing Michigan, Inc.	Denver Health & Hospital Authority	Derry Township Municipal Authority
Dentsply	DePaul University	Devon Energy	DeVry, Inc.
DFB Pharmaceuticals	DHL Express	Diageo North America	Diamond Offshore Drilling, Inc.
Dick's Sporting Goods	Dickstein Shapiro LLP	Diebold, Inc.	Digital Risk, LLC
Digitas Inc.	Diliards, Inc.	Direct General Corporation	DIRECTV, Inc.
Discover Financial Services Dispatch Broadcast Group	Discovery Communications, Inc. DKRW Energy	Disney Consumer Products DLA Piper US, LLP	Disneyland Resort, Retail Operations
Dobson Communications Corp.	Doherty Employment Group	Dollar General Corporation	D-M-E Company
Dominion Resources, Inc.	Donaldson Company, Inc.	Dorsey & Whitney, LLP	Dollar Thrifty Automotive Group
Dow Chemical	Dow Jones	Downey Savings & Loan Assn.	Dover Corporation
Dresser-Rand Company	DSC Logistics	DST Systems, Inc.	Dress Barn, Inc.
DTE Energy Company	Duane Morris, LLP	Duke Energy Corporation	DSW, Inc.

Duke University Health System	DuPont	Duquesne Light Holdings, Inc.	Duke Realty Corporation
DynMcDermott Petroleum Op.	E Trade Financial Corporation	E W Scripps Company	Dynea USA
EON US, LW	East Kentucky Power Cooperative	Eastern Bank	E I duPont deNemours and Co.
Eastman Chemical Company	Eastman Kodak Company	Eaton Corporation	Eastern Mountain Spoils
EBS Asset Management	EchoStar Communications Corp.	EchoStar Satellite LLC	eBay, Inc.
Eddie Bauer	EDFUND	Edge Petroleum Corporation	Ecolab, Inc.
Edison Mission Energy	Edison Schools, Inc.	Edmund Optics	Edison International
EDS	Education Management	Educational Testing Service	EDO
Edward Lowe Foundation	Edwards Lifesciences, LLC	eFunds Corporation	Edward Jones
Eisai	El Paso Corporation	Electro Rent Corporation	EG&G - Defense Materials
Electronic Data Systems	Eli Lilly & Company	Elkhart General Hospital	Electrolux Homecare of N.A.
Elsevier	EMBARQ Corporation	EMC Mortgage Corporation	Elmer's Products, Inc.
Emerson Electric	Emory Healthcare, Inc.	Employers Insurance Company	EMCOR Group, Inc.
Enbridge Energy Partners, LP	EnCana Oil & Gas USA	Encore Capital Group	Employers Mutual Casualty Co.
Energen Corporation	Energizer	Energy East Corporation	Endeavour International
Energy Northwest	Energy Partners, Ltd.	EnergySouth, Inc.	Energy Enterprise Solutions, Inc.
EnerVest Management Partners	Eni US Operating Company, Inc.	Enodis plc	Enerplus Resources Fund
Ensign United States Drilling, Inc.	Enron	ENSCO International, Inc.	EnPro Industries, Inc.
Entergy	Enterprise Products Partners, LP	Entertainment Publications	Entegra Power Services, LLC
EOG Resources, Inc.	EON US LLC	EPCO	Enzon Pharmaceuticals, Inc.
Equifax, Inc.	Equitable Resources	Equity Office Properties	Episcopal Retirement Homes
eResearch Technology	Ergotron, Inc.	Erickson Retirement Comm.	Equity Residential
Erie County Medical Center Corp.	Ernst & Young, LLP	Eschelon Telecom, Inc.	ESCO Corporation
Erie Insurance Group	ESL Federal Credit Union	ESRI	Essilor of America
ESCO Technologies	Esterline Technologies Corp.	Esurance, Inc.	Etnyre International, Ltd.
Estee Lauder Companies, Inc.	EverBank	Everest Re Group, Ltd.	Evraz Oregon Steel Mills
Eugene Water & Electric Board	Exel plc USA	Exelon Corporation	Exempla Healthcare, Inc.
Excellus BlueCross BlueShield	Exostar LLC	Experian Group	Exxon Mobil Corporation -
Expeditors Intl. of WA, Inc.	Exide Corporation	Explorer Pipeline Company	Express Scripts, Inc.
Extendicare Health Services	E-Z-EM, Inc.	Fabri-Kal Corporation	Factory Card & Party Outlet
Faegre & Benson, LLP	Fairfax County Public Schools	Fairview Health Services	Fannie Mae
Fairchild Controls	Farm Credit Bank of Texas	Farmer Bros. Company	Farmers Group
FANUC Robotics America	Fasken Oil and Ranch, Ltd.	FBD Consulting, Inc.	FBL Financial Group, Inc.
Farmer's Home Furniture	Federal Express Corporation	Federal Home Loan Bank	Federal Reserve Bank
FCI USA, Inc.	Federal-Mogul Corporation	Federated Department Stores	Federated Investors
Federal Reserve Information Tech.	FedEx Kinko's	Fellowes, Inc.	Ferguson Enterprises
FedEx Express	FermiLab	Ferrellgas	Ferro Corporation
Fermi National Accelerator Lab.	Fidelity National Financial, Inc.	Fidelity Investments	Fifth Third Bank
Fidelity National Information Serv.	Fidelity Nat'l Real Estate Solutions	Fifth Third Bancorp	Fireman's Fund Insurance Co.
First Charter Bank	First Citizens Bank	First Citizens of South Carolina	First American Corporation
First Horizon National Company	First Insurance Company of HI	First Interstate BancSystem	First Data Corporation
First Marblehead Corporation	First Midwest Bank, Inc.	FirstEnergy Corporation	First Investors Corporation
Fiskars Brands, Inc.	Fleetwood Enterprises, Inc.	Fleetwood Group	Fiserv, Inc.
Fletcher Allen Health Care	Flint Group	Florida Power & Light Company	Fleischmann's Yeast
Flowserve Corporation	Fluor Corporation	FMC Corporation	Florida Production Engineering
Foamex International, Inc.	Focus on the Family	Foldcraft Company	FMC Technologies, Inc.
Foot Locker, Inc.	Foote Health System	Ford Motor Company	Foley & Lardner LLP
Forest Laboratories, Inc.	Forrest General Hospital	Fortune Brands, Inc.	Forest City Enterprises
Foseco Metallurgical, Inc.	Fossil, Inc.	Foster Wheeler, Ltd.	Forum Communications
Fox Chase Cancer Center	Fox River Paper Company	FPL Group	Foundation Coal Corporation
Franklin Resources	Franklin Templeton Investments	Franklin W. Olin College of Eng.	Frankford Hospitals -
Freeport McMoRan Copper and Gold, Inc.	Funeral Directors Life Insurance Company	Furniture Brands International, Inc.	Freddie Mac Freedom Communications, Inc.
Fremont Bank	Fremont Group	Friendly Ice Cream Corporation	Frontier Oil Corporation
FX Energy, Inc.	G&K Services, Inc.	G. Loomis, Inc.	Galamba Companies, Inc.
Gambro, Inc.	GameTech International	Gap, Inc.	Gardner Denver
Gartner, Inc.	Gary-Williams Energy Corp.	Gates	Gateway, Inc.
GATX Corporation	Gaylord Entertainment	GEICO	Geisinger Health System
GENCO Distribution Systems	GenCorp, Inc.	Genentech, Inc.	General Cable Corporation
General Communication, Inc.	General Dynamics Info. Tech.	General Electric Company	General Growth Properties, Inc.
General Mills	General Motors Corporation	General Nutrition, Inc.	General Parts International, Inc.
Generali USA Life Reassurance Co.	Genesco, Inc.	Genesis HealthCare Corp., Inc.	Genpro
Genpro Transportation	Gentiva Health Services	Genuine Parts Company	Genworth Financial, Inc.
Genzyme Corporation	GEO Group	GeoMet, Inc.	George Fisher Signet, Inc.
George Mason University	Georgia Gulf Corporation	Georgia Institute of Technology	Georgia Merit System
Gerdau Ameristeel	Getty Images	Gilead Sciences, Inc.	Girl Scouts of the USA
Givaudan US	GKN North America Services, Inc.	Glatfelter	GlaxoSmithKline
Global Consultants, Inc.	Global Crossing	Global Industries Offshore LLC	Global Payments, Inc.
Global Power Technology, Inc.	GlobalSantaFe Corporation	GMAC Insurance Mgmt. Corp.	GMAC ResCap
Gold Eagle Company	Golden Horizons LLC	Golden Innovations	Golden State Foods
Golden Ventures LLC	Golf Galaxy, Inc.	Golfsmith	Golub Corporation
Goodrich Corporation	Goodyear Tire & Rubber	Goody's Family Clothing	Google, Inc.

Gorton's	Graco, Inc.	Grady Health System	Graham Packaging
Government Employees Hospital Association, Inc.	Great American Financial Resources, Inc.	Greater Harris County 9-1-1 Emergency Network	Grande Cheese Company Grange Mutual Casualty Co.
Granite Construction, Inc.	Graphic Packaging Corporation	Great Plains Energy	Great-West Life & Annuity
Greyhound Lines, Inc.	Green Mountain Coffee	Greene, Tweed & Co.	Greenheck Fan Corporation
GROWMARK, Inc.	Grotech Capital Group	Group 1 Automotive, Inc.	Group Health Cooperative
Guaranty Bank	Grubb & Ellis Company	GTECH Corporation	GTSI
GuideStone Financial Resources	Guardian Life	Guess?, Inc.	Guideposts
H Enterprises International	Guitar Center, Inc.	GulfMark Offshore, Inc.	H E Butt Grocery Company
H.J. Heinz Company	H Lee Moffitt Cancer Center	H&R Block, Inc.	H. E. Butt Grocers Company
HR Fuller	Habitat for Humanity Int'l.	Halliburton Company	Hallmark Cards, Inc.
Half Price Books, Records, Magazines, Inc.	Harman International Industries, Inc.	Hartford Financial Services Group	Harvard Vanguard Medical Associates
Hallwood Petroleum, LLC	Hamot Medical Center	Hanesbrands, Inc.	Hannaford Bros. Company
Hanover Insurance Group, Inc.	Harley Davidson, Inc.	Harley-Davidson Motor Co.	Harleysville Insurance
Harold's Stores, Inc.	Harpers Magazine Foundation	Harrah's Entertainment	Harris Associates, LP
Harris County Hospital District	Harris Enterprises	Harris Interactive	Harris Bank
Harsco Corporation	Harshaw Trane	Hawaiian Electric Company	Harris Trust & Savings Bank
Harvard Pilgrim Health Care	Harvard University	HCA	Hartford HealthCare Corporation
Hasbro, Inc.	Hastings Mutual Insurance Co.	HDS Retail North America	Harvey Industries
Hazelden Foundation	HBO	Health Net, Inc.	Haves Lemmerz
HCR Manor Care	HD Supply	HealthONE	HCC Insurance Holdings, Inc.
Health First, Inc.	Health Management Association	Heat Transfer Research, Inc.	Health Care Service Corporation
Health Plan Services, Inc.	HealthEast Care System	Hendrick Medical Center	Health Partners
Healthways	Hearst-Argyle Television	Henry Ford Health System	HealthPartners
Helmerich & Payne, Inc.	Helzberg Diamonds	Hennepin County Medical Center	Heller Ebrman, LLP
Hendrickson International	Henkel of America The Dial Corp.	Henry Schein, Inc.	Hershey Company
Herbalife International of America	Hercules, Inc.	Herman Miller, Inc.	Hewlett-Packard
Hershey Foods	Hertz Global Holdings, Inc.	Hess Corporation	Highmark
High Liner Foods USA	Highlights for Children	Highline Media	Hilton Hotels Corporation
Hill Phoenix	Hilti, Inc.	Hilton Grand Vacations	Hollister, Inc.
Hines Interests, LLP	Hitachi	Hitchiner Mfg. Co., Inc.	Home Interiors & Gifts, Inc.
HNTB Companies	Hoffmann-La Roche	Holden Industries	Horizon Lines
Holly Corporation	Holy Spirit Hospital	Home Depot, Inc.	Host Hotels & Resorts, Inc.
Home Shopping Network	Honeywell International, Inc.	Hospira, Inc.	Hospital Sisters Health System
Horizon BlueCross BlueShield of New Jersey	Hortica Insurance and Employee Benefits	Howard Hughes Medical Institute	Hot Topic, Inc. Houghton Mifflin Company
Hovnanian Enterprises	HSBC - North America	HSN, Inc.	Hubbard Broadcasting
Hu-Friedy Manufacturing Co., Inc.	Humana, Inc.	Hunt Consolidated	Hunt ELP, Ltd.
Hunter Douglas, Inc.	Hunter Industries Incorporated	Hunterdon Medical Center	Huntington Bancshares, Inc.
Hunton & Williams, LLP	Huntsman Corporation	Huntsville Hospital	Huron Consulting Group
Hutchinson Technology, Inc.	Huttig Building Products, Inc.	Hyatt Corporation	Hyatt Hotels Corporation
Hydril Company, LP	Hyundai Motor America	IC, System, Inc.	IBM
ICI American Holdings, Inc.	IDACORP, Inc.	Idearc Media	Idearc, Inc.
IDEX	IKON Office Solutions	Illinois Housing Dev. Authority	IL Municipal Retirement Fund
Illinois Tool Works	IMC, Inc.	Immix Management Services	IMS Health
Independence Blue Cross	Indiana Farm Bureau Insurance	Indiana State Personnel Dept.	Indiana University
Indianapolis Power & Light Co.	Indianapolis Public Schools	Indymac Bancorp, Inc.	Infinite Solutions LLC
Information Handling Services	Information Management Service	ING North America Ins. Corp.	Ingersoll-Rand Co., Ltd.
Ingram Book Company	Ingram Industries, Inc.	Ingram Micro, Inc.	Innomark Communications
Innovative Wireless Tech., Inc.	INOVA Health Systems	Input Output, Inc.	Insituform Technologies
Integrys Energy Group, Inc.	Institutional Shareholder Services	Instrument Sales & Service	Integra Telecom, Inc.
Institute of Nuclear Power Operations	InterContinental Hotels Group Americas	International Imaging Materials, Inc.	Itochu International, Inc. North America
Intel Corporation	Interbake Foods, Inc.	Interface Solutions	Intermountain Health Care, Inc.
International Business Machines	International Data	International Game Technology	International Paper Company
International Electric Supply Corp.	International Flavors & Fragrances	International Truck and Engine	Interpublic Group of Companies
Interstate Bakeries Corporation	Intier Automotive Seating	Invensys Controls	Invensys Process Systems
Intertape Polymer Group	Invitrogen	Iowa Health System	Iowa State University
Invesco, plc	Irex Corporation	Iron Mountain	Irvine Company
iPCS, Inc.	Irwin Financial Corporation	ISO, Inc.	Isuzu Motors America, Inc.
Irving Oil	ITT Corporation	ITT Industries System Division	J J Keller & Associates, Inc.
J R Simplot Company	J&B Software, Inc.	J.C. Penney Company, Inc.	J.B. Hunt Transport, Inc.
J.D. Power and Associates	J.M. Smucker	J.R. Simplot Company	Jabil Circuit, Inc.
Jack In the Box, Inc.	Jackson Hewitt Tax Service, Inc.	Jackson National Life Ins. Co.	Jacobs Engineering Group, Inc.
Jacobs Technology, Inc.	James Avery Craftsman, Inc.	James Hardie Building Products	Jarden Corporation
JEA	Jefferson County Public Schools	Jefferson Wells International	JetBlue Airways
Jockey International, Inc.	JLT Services Corporation	JM Family	Jo-Ann Fabric & Craft Stores
John Knox Village	John Crane, Inc.	John Deere Credit	John Hancock Financial Services
Johns-Manville	John Muir Health	John Wiley & Sons, Inc.	John Hopkins HealthCare, LLC
Johnson Outdoors, Inc.	Johnson & Johnson	Johnson Controls	Johnson Financial Group
Jostens, Inc.	Joint Commission	Jones Apparel Group, Inc.	Jones Lang LaSalle

JPMorgan Chase	Journal Broadcast Group	JP Morgan Chase & Company	JPI Partners, LLC
Jewish Hospital & St. Mary's HealthCare	JSJ Corporation Judicial Council of California	Judicial Branch of California Administration Branch	Juniper Networks, Inc. Jupiter Medical Center, Inc.
K & M International Power	K. Hovnanian Companies	Kaleida Health	Kaman Industrial Technologies
Kaiser Foundation Health Plan	Kaiser Permanente	KAPL	Kason Corporation
Kamehameha Schools	Kansas Farm Bureau	KBR, Inc.	Keenan & Associates
Kaye Scholer, LLP	KB Toys	Kelly Services, Inc.	Kemper Auto and Home Group
Keihin Indiana Precision Tech.	Kellogg Company	Kennametal	Kentucky Baptist Convention
Kendle International	Kenexa	Kentucky Lottery Corporation	Kerry Inc. US
Kentucky Higher Education Student Loan Corporation	Keystone Automotive Industries, Inc.	Key Energy Services, Inc. KeyCorp	Keystone Foods, LLC Keyston Powdered Metal Co.
KIK Custom Products	Kimberly-Clark Corporation	Kinder Morgan, Inc.	Kindred Healthcare, Inc.
Kinetico, Inc.	King Pharmaceuticals	Kiplinger	Kiwanis International, Inc.
Knowledge Learning Corporation	Koch Industries	Kohler Company	Kohl's Department Stores
Komatsu America Corporation	Kone, Inc. (USK) US	Konecranes, Inc.	KPS Health Plans
Kraft Foods, Inc.	KRATON Polymers US, LLC	Kronospan, LLC	Krueger International
Kyocera America, Inc.	L-3 Communications Holdings, Inc	L Perrigo Company	LL. Bean, Inc.
L-3 Government Services	LA Aluminum Casting Company	Lab Volt System	Laboratory Corp. of America
Lafarge North America	LaGarde, Inc.	LAIKA	Lake Federal Bank
Lancaster General Hospital	Land O'Lakes, Inc.	LandAmerica Financial Group	Landis+Gyr, Inc.
Landstar System, Inc.	Lansing Board of Water & Light	Lantech.com	LANXESS Corporation US
Lario Oil & Gas Company	Laureate Education, Inc.	LAUSD	Lawson Products, Inc.
LeasePlan USA	Lebhar-Friedman	Lee Memorial Health System	Legacy Marketing Group
Legacy Reserves, LP	Legal & General America, Inc.	Leggett & Platt, Inc.	Lehigh Cement Company
Lehigh University Lennox International, Inc.	Lehigh Valley Hospital & Health Network	Lenox Hill Hospital Leo Burnett Worldwide, Inc.	LESCO, Inc. Leupold & Stevens, Inc.
Levi Strauss	Leviton Manufacturing Co., Inc.	Lewistown Hospital	Lexington Medical Center
LexisNexis	Lexmark International, Inc.	Liberty Diversified Industries	Liberty Media Corporation
Liberty Mutual Group Life Fitness	LifeMasters Supported Selfcare, Inc.	LifeBridge Health Lifepoint Hospitals, Inc.	Lifetouch, Inc. Lillian Vernon Corporation
Limited Brands, Inc.	Lincoln National Corporation	Linde Group	Lithia Motors, Inc.
Lincoln Financial	Live Nation, Inc.	Liz Claiborne, Inc.	Lockheed Martin Corporation
Little Lady Foods	Loews Corporation	Logan's Roadhouse	LOMA
Lockheed Martin Information Systems and Global Services	Longs Drug Stores LOOP LLC	Lord Baltimore Capital Corporation	Lorillard Tobacco Company Los Alamos National Laboratory
Los Angeles Community College District	Los Angeles Unified School District	Louisville Regional Airport Authority	Louisiana Legislative Auditor Louisiana-Pacific Corporation
Lowe's Companies, Inc.	Lower Colorado River Authority	Lozier Corporation	LSG Sky Chefs
LTD Commodities, LLC	Lubrizol Corporation	Luck Stone Corporation	Lululemon Athletica, USA
Lundbeck Research USA, Inc.	Lutheran Social Services of Mich.	Lutron Electronics	Luxottica Retail US
Lyondell Chemical Company	M D Anderson Cancer Center	M&T Bank Corporation	MAAX - Pearl Baths, LLC
MacDill Federal Credit Union	Mack Energy Co.	Macv's	Maersk, Inc.
Magellan Health Services	Magellan Midstream Holdings, LP	Main Street America Group	Makino
Magna Donnelly Corporation	Main Line Health	Manitowoc Company	Mannatech, Inc.
Malco Products, Inc.	Malcolm Pimie, Inc.	Manpower, Inc.	ManTech International
Mannington Mills	Manor Care, Inc.	Marathon Oil Company	Maricopa County
Maricopa Integrated Health System	Marine Computation Services, Inc.	MARKEM Corporation	Marriott International
Maritz, Inc.	Markel Corporation	Marshfield Clinic	MARTA
Marsh	Marshall & lIsley Corporation	Martek Biosciences Corporation	Martha Jefferson Hospital
Martha Stewart Living Omnimedia	Martin Marietta Materials	Mary Washington Hospital	Maryland Procurement Office
Martins Point Health Care	Mary Kay, Inc.	Massachusetts Mutual	Massey Energy Company
Masco Corporation	Massachusetts Institute of Tech.	Matson Navigation Company	Mattel, Inc.
Mastercard, Inc.	Masterfoods USA	Maverick Tube Corporation	Mayo Clinic
Matthews International Corp.	Maurices, Inc.	McClatchv	McDermott International, Inc.
Mayo Foundation	MBIA, Inc.	McGraw-Hill Education	McKesson
McDonald's Corporation	MCG Health, Inc.	MCN Energy Enterprises	McNaughton-McKav Electric Co
McKinley Capital Management, Inc.	McLeodUSA	MDU Resources Group, Inc.	MeadWestvaco
MDC Holdings	MDS Pharma Services	Media General	Mediacom Communications Corp
Mecklenburg County Government	Medco Health Solutions, Inc.	Medica Health Plans	Medical Mutual of Ohio
Medical University of South Carolina Medical Center	Medical Group Management Assn. Medicorp Health System	Medimmune MedPlus, Inc.	MedStar Health Medtronic
Meijer, Inc.	Mellon Financial Corporation	Memorial Health Care System	Memorial Health Services
Memorial Hearmann Healthcare System	Memorial Sloan-Kettering Cancer Center	Mercy Health System of Southeastern Pennsylvania	Memorial Health System, Inc. Mercer University
Memphis Managed Care Corp.	Menasha Corporation	Mercedes-Benz USA	MeritCare Health System
Merck & Company	Mercury General Corporation	Mercury Insurance Group	Messier-Bugatti USA
Merial Limited	Merit Medical Systems	Meritage Homes Corporation	MetLife
Memill Corporation	Merrill Lynch & Co. Inc.	Merrill Lynch Private Client	Mestena Operating, Ltd.
Metavante Corporation	Methodist Health System	MetoKote Corporation	MetroPCS Communications, Inc.
Metropolitan Atlanta Rapid Transit Authority	Metropolitan Transit Authority MFS Investment Management	MGE Energy MUM Mirage	Metropolitan Life Insurance Co. Miami Children's Hospital
Michael Baker Corporation	Micro Motion, Inc.	Microflex Corporation	Microsoft Corporation

Midwest ISO	MidAmerican Energy Holdings Co	MidMichigan Health	Midwest Airlines, Inc.
Miles Kimball Company	Midwest Research Institute	Mike Albert Leasing, Inc.	Milacron
Milliken & Company	Millbrook Partners	Millennium Pharmaceuticals	Miller Brewing Company
MindLeaders.com	Millipore	Milltronics	Milwaukee Electric Tool Corp.
Missouri Botanical Gardens	Mine Safety Appliances Company	Mirant Corp	Mississippi Lime Company
Missouri Botanical Gardens	Missouri Depart. of Conservation	Missouri Depart. Transportation	Mitsubishi International Corp.
Mitsui & Co. (USA), Inc.	Mizuno USA, Inc.	MMS Consultants, Inc.	Modern Woodmen of America
Mohawk Industries	Mohegan Sun	Molex	Molina Healthcare, Inc.
Molson Coors Brewing Company	Monaco Coach	Monadnock Community Hospital	Money Mailer LLC
MoneyGram International, Inc.	Monsanto	Moody's Corporation	Moore & Van Allen, PLLC
Morgan Murphy Stations	Morgan, Lewis & Bockius, LLP	Morrison & Foerster, LLP	Mortgage Guaranty Ins. Corp.
Mosaic Moses Cone Health System	Motion Picture Industry Pension & Health Plans	Motorists Insurance Group Motorola, Inc.	Mountain American Credit Union Mountain States Health Alliance
MPSI Systems, Inc.	M-real USA Corporation	MSC Industrial Direct	MSP Communications
MTA Long Island Bus	MTC Technologies	MTD Products, Inc.	MTS Systems Corporation
Mueller Industries	Munich Reinsurance America, Inc.	MultiCare Health System	Munder Capital Management
Murphy Oil USA, Inc.	Mutual of Enumclaw Insurance	Mutual of Omaha	Nacco Industries, Inc.
NACR	NASD	Nash Finch Company	NATCO
Nalco Holding Company	National Auto Dealers Association	National City Corporation	National Exchange Carrier Assn.
National Academies	National Futures Association	National Geographic Society	National Interstate Insurance Co.
National Fuel Gas	National Oilwell Varco	National Medical Health Card	National Security Tech LLC
National Rural Electric Co-op Assn. National Semiconductor	National Rural Utilities Cooperative Finance Corp.	National Starch & Chemical National-Louis University	National Western Life Ins. Co. Nationwide Credit, Inc.
Nationwide Financial Services, Inc.	Nationwide Insurance	Navarre	Navistar International
Nature's Sunshine Products	Nautilus, Inc.	NCCI Holdings, Inc.	NCH Corporation
Navy Exchange Service Command	Navy Federal Credit Union	NCS Pearson	Nebraska Public Power District
NCMIC	NCR Corporation	Nelnet, Inc.	Neighborhood Health Plan
Neiman Marcus Nestle USA, Inc.	Nelson Mullins Riley & Scarborough, LLP	NEW Customer Service Companies	New Hanover Regional Medical Center
Network Solutions	New York Life Insurance Co.	New York Power Authority	New York Presbyterian Hospital
New York ISO	New York Times Company	Newell Rubbermaid, Inc.	Newfield Exploration Company
NY State Catholic Health Plan	Newmont Mining Corporation	Newton Medical Center	Nexen Petroleum U51, Inc.
Newly Weds Foods	NIH Clinical Center	NII Holdings, Inc.	Nike, Inc.
NICOR, Inc.	NiSource, Inc.	Nissin Foods (USA) Co., Inc.	NJM Insurance Group
Nippon Oil Exploration USA, Ltd	Noble Energy, Inc.	Nokia	Noranda Aluminum
Noble Corporation	Nordson Corporation	Nordstrom, Inc. - Nordstrom fsb	Norcal Waste Systems, Inc.
Northfolk Redevelopment Housing	Norsk Hydro Gulf of Mexico, LLC	Nortel Networks Corporation	North Broward Hospital District
Northfolk Southern Corporation	NE Georgia Health System, Inc.	Northeast Health	NorthEast Medical Center
North Memorial Health Care	Northern Arizona Healthcare	Northern Arizona University	Northern Trust Corporation
Northeast Utilities	Northrop Grumman Mission Systm	Northwest Airlines, Inc.	Northwest Comm. Healthcare
Northrop Grumman Corporation	Northwestern Mutual	Northwestern University	Norton Healthcare
NorthWestern Energy	Novamex	Novant Health, Inc.	Novartis Pharmaceuticals
Norwood Promotional Products	Novo Nordisk Pharmaceuticals	NRG Energy, Inc.	NRUCFC
Novartis Consumer Health	NSTAR	NTELOS	NTN Bearing Corp. of America
NSK Corporation	Nucor Corporation	NVR, Inc.	NW Natural
Nuclear Management Co., LLC	NYU Hospitals Center	Nypro, Inc.	O'Reilly Automotive, Inc.
Oakwood Hospital & Medical Cntr.	Oakland County Government	Oakley	Oak Ridge National Laboratory
Oberg Industries, Inc.	Océ North America, Inc.	Ocean Spray Cranberries, Inc.	Oceaneering International, Inc.
Occidental Petroleum Corporation	Office Depot	OfficeMax	OGE Energy Corporation
Odyssey Re Holdings Corporation	Ohio Police & Fire Pension Fund	Ohio Casualty Ins. Co.	Ohio Savings Bank
Ohio Public Employees Retirement System	Ohio State University OhioHealth	Oil-Dri Corporation of America Oklahoma Today Magazine	Old Dominion Electric Co-op. Old National Bancorp
Old Dominion Univ. Research Fdn.	Old Republic International Corp.	Omaha Public Power	Oninicom Group
OLIN Corporation	OM Group, Inc.	Oneok Partners LP	ONEOK, Inc.
Oninova Solutions	OneBeacon Insurance	Opus Corporation	Oracle
OppenheimerFunds, Inc.	Option One Mortgage Company	Orange County's Credit Union	Orbital Sciences
Orange County Government	Orange County Public Schools	Orlando Regional Healthcare	Oregon Lottery
Orrick, Herrington & Sutcliffe, LLP	Oriental Trading Company, Inc.	Osteotech	Offer Tail Corporation
Osage Resources, LLC	OSI Industries, LLC	Otterbein College	Outrigger Marketing, Inc.
Our Lady of the Lake Regional Medical Center	Owens Corning Owens Illinois, Inc.	Oxford Industries Owens & Minor, Inc.	PACCAR Pacer International
Pacific Northwest National Lab.	Pacific Gas & Electric Company	Pacific Life	Palmetto Health
PacifiCorp	Packaging Corporation of America	Pactiv Corporation	Panduit Corporation
Palos Community Hospital	Panasonic Automotive	Panasonic of North America	Papa John's International, Inc.
Parkland Health & Hospital System	Parallel Petroleum Corporation	Parker Drilling Company	Parsons Corporation
Parkview Health	Parkway Corporation	Parsons Brinckerhoff	Patheon
Partner Reinsurance Co. of the US	Partnerre, Ltd.	Parts Now LLC	Peabody Energy Corporation
Patterson Companies, Inc.	PayDay Holding LLC	Payless ShoeSource, Inc.	Penn State Hershey Med. Cntr.
Peak Energy Operating #2, LLC	Pearson Education	Pegasus Solutions	Pepco Holdings, Inc.
Pentair, Inc.	Pentax USA, Inc.	People's Bank	Pequot Healthcare
Pepsi Bottling Group, Inc.	PepsiAmericas, Inc.	Pepsico, Inc.	Perini Corporation
Performance Food Group	Perfumania, Inc.	Pergo, Inc.	PETCO Animal Supplies, Inc.

PerkinElmer	Pernod Ricard USA	Perot Systems	Petrohawk Energy Corporation
Peter Kiewit Sons, Inc.	Peter R. Johnson & Company	Petro-Canada Resources (USA)	Phacil, Inc.
Pfizer, Inc.	PG&E Corporation	PGT Industries	Phelps Dodge
Pharmaceutical Product Develop.	Pharmavite LLC	Pharmion	Philip Services Corporation
PHH Anal	PHI, Inc.	Philip Morris USA	PHNS, Inc.
Philips Lifeline	Phillips Plastics Corporation	Phillips-Van Heusen Corporation	Ping, Inc.
Phoenix Children's Hospital	Phoenix Companies	Pilot Corporation America	Pioneer Natural Resources Co.
Pinnacle West Capital Corporation	PinnacleHealth System	Pioneer Hi-Bred International	Piper Jaffray Companies
Plains Exploration & Production Co	Pitney Bowes, Inc.	PJM Interconnection	Playboy Enterprises
PlainsCapital	Plante & Moran, PLLC	Plato Learning, Inc.	Plymouth Rock Assurance
Playtex Products, Inc.	Plexus Corporation	Plum Creek Timber Co., Inc.	Plymouth Tube
PNC Financial Services Group, Inc.	PM Company	PMA Insurance Group	Policy Studies, Inc.
PNM Resources	Polar Electro, Inc.	Polaroid Corporation	Pomona Valley Hospital
Polo Ralph Lauren	Polymer Group Inc.	PolyOne Corporation	Port of Portland
Popular, Inc.	Port Authority of Allegheny Co.	Port Authority of NY & NJ	PPG Industries, Inc.
Portland General Electric	Poudre Valley Health S\stem	Powerwave Technologies, Inc.	Preformed Line Products Co.
PPL Corporation	PRA International	Praxair	Premier, Inc.
Premera BlueCross	Premier Health Partner	Premier Mfg. Support Services	Prestolite Wire Corporation
Presbyterian Foundation	Presbyterian Healthcare Services	Pressure Chemical Company	Prince William Hospital
Price Chopper	Pride International, Inc.	Prime Therapeutics	Priority Health
Princeton Community Hospital	Princeton Healthcare	Principal Financial Group	Progressive Corporation
Pro Staff	Procter & Gamble	Progress Energy	Protective Life Corporation
Project Management Institute	Prologis	ProQuest Company	Providence Healthcare Network
Provena Health	Providence College	Providence Health System	PSECU
Provident Credit Union	Prudential Financial, Inc.	PSCU Financial Services	Puget Energy, Inc.
Public Company Accounting Oversight Board	Public Service Enterprise Group, Inc.	Publix Super Markets, Inc. Puget Sound Energy	Pulte Homes, Inc. Purdue Pharma
Purdue University	Putnam Media	Qdoba Restaurant Corporation	QLT
QSC Audio Products, Inc.	QUALCOMM, Inc.	Qualex, Inc.	Quality Ingredients Corporation
Quanta Services, Inc.	Queen of the Valley Hospital	Quest Diagnostics	Questar Corporation
Qwest Communications Intl., Inc.	Quintiles	QVC, Inc.	Quincy Mutual
Radiological Associates of Sacramento Medical Group, Inc.	R L Polk & Company R. Lacy, Inc.	RadioShack Corporation Rainin Instrument LLC	Raley's Superstores RAM Energy, Inc.
Random House, Inc.	Ratner Companies	Raymond James Financial	Raytheon Company
RBC Centura Bank	RBC Dam Rauscher	RBC Financial Group	REA Magnet Wire Co., Inc.
Reading Hospital & Medical Center	Recon Optical, Inc.	Recreational Equipment, Inc.	Realogv Corporation
Reckitt Benckiser, Inc.	Reed Elsevier	Reed Exhibitions	Recycled Paper Greetings
Redcats USA	Regency Centers	Regions Financial Corporation	Regal Entertainment Group
Regence BlueCrossBlueShield UT	Reinsurance Group of America	Reliance Steel & Aluminum	Regions Hospital
Reid Hospital & Health Care Srvs	Renaissance Learning, Inc.	Renown Health System	Reliant Energy
Remuda Ranch	Rent-A-Center, Inc.	Republic Services, Inc.	Respironics
Republic Underwriters Ins. Co.	Resolute Natural Resources Co.	Reynolds American, Inc.	Ricelec, Inc.
Rewards Network	Rexel, Inc.	Ricoh Electronics, Inc.	Rimage Corporation
Rich Products Corporation	Ricoh Corporation US	Rite - Hite Corporation	Rite Aid Corporation
Rio Tinto plc US	RISO	RLI Corp	Robert Bosch Corporation
Riverside Health System	Riverstone Residential Group	Robert Bosch LLC	Robert Bosch Tool Corporation
Robert Half International, Inc. Roche Diagnostics US	Robins, Kaplan, Miller & Ciresi, LLP	Rockefeller Group Technology Solutions	Roche Palo Alto Rockwell Automation, Inc.
Rockwell Collins	Rockwood Holdings, Inc.	Rodale Press	Rohm and Haas Company
Roland Corporation U5	Rollins, Inc.	Roper St. Francis Healthcare	Rosewood Resources, Inc.
Ross Stores, Inc.	Rotary International	Rotork Controls	Rowan Companies, Inc.
Royal Neighbors of America	RR Donnellev & Sons Company	RREEF	RSC Equipment Rental
RSM McGladrey	Ruiz Foods, Inc.	Rush Enterprises, Inc.	Rutgers University
Rutland Regional Medical Center	Ryder Systems, Inc.	Ryland Group, Inc.	S&C Electric Company
S.C. Johnson & Son, Inc.	S.W.I.F.T	SABIC Innovative Plastics	Sabre Holdings, Inc.
SAC Federal Credit Union	SAE International	Safeco Corporation	Safety-Kleen Systems, Inc.
Safeway, Inc.	Safilo USA	Sage Publications, Inc.	SAIC
SAIF Corporation	Saint Agnes Medical Center	Saint Luke's Health System	Saint Peter's University Hospital
Saint Raphael Healthcare System	Saks, Inc.	Sakura Finetek USA Inc.	Salk Institute
Sallie Mae	Sally Beauty Company	Salt River Project	Samaritan Health Services
San Manuel Band of Mission Indians	Samsung Telecommunications America	San Antonio Federal Credit Union	San Diego County Regional Airport Authority
San Antonio Water System	Samson Investment Company	San Diego State University	San Francisco Chronicle
Samuel Roberts Noble Fdn.	Sandisk Corporation	Sandoz, Inc.	Sanford Health Plan
Sanjel USA, Inc.	Sanmina-SCI Corporation	Sanofi Pasteur	Sanofi-Aventis US
Santee Cooper Sarkes Tarzian	Sarasota Memorial Health Care System, Inc.	SAS Institute, Inc. Sauer-Danfoss	SavaSeniorCare, LLC SBA Network Services, Inc.
SCANA Corporation	Schaumburg Twnshp Dist. Library	SCF Arizona	Schein Henry, Inc.
Schlumberger Ltd.	Schneider Electric US	Schneider National, Inc.	Schering-Plough
Schott Solar, Inc.	Schreiber Foods, Inc.	Schurz	Schnitzer Steel Industries, Inc.
Schwarz	Science Applications Intl. Corp.	Scotts Miracle-Gro	Schwan Food Company
Scranton Gillette Communications	Scripps Health	SCS Engineers	Scottdale Healthcare

Seaboard Corporation	Seagate Technology	Sealed Air	Sea Star Line, LLC
Seamen Corporation	Sears Holdings Corporation	Seco Tools, Inc.	Sealy, Inc.
Securitas Security Services, USA	Security Benefit Group	Selective Ins. Co. of America	Securian Financial Group
Senco Products, Inc.	SENCORP	Seneca Resources Corporation	Sempra Energy
Sentara Healthcare	Sentry Group	Sequa Corporation	Sensata Technologies
Seventh Generation	Shachihata, Inc. USA	Shands HealthCare	Service Master
Sharp HealthCare	Shell Oil	Sherwin-Williams Company	Sharp Electronics Corporation
Shure, Inc.	Sidley Austin, LLP	Siemens AG US	Shire Pharmaceuticals
Sierra Pacific Resources	Silgan Holdings, Inc.	Simon Property Group	Sierra Health Services, Inc.
Sinclair Broadcast Group	Sinclair Broadcast Group, Inc.	SIR VA	Simpson Housing, Ltd.
Sisters of Mercy Health System	SITA	Sitel (formerly ClientLogic)	Sirius Satellite Radio
Skywest, Inc.	SLM Corporation	Sloan Valve Company	SJE-Rhombus
SMDC Health System	Smith & Nephew, Inc.	Smith International, Inc.	SMC Corporation of America
SMSC Gaming Enterprise	Smurfit-Stone Container Corp.	Snap-on, Inc.	Smithfield Foods
Society of Mfg. Engineers	Sodexho	Sofa Express	Snyder's of Hanover
Solo Cup Company	Solutia, Inc.	Solvay Pharmaceuticals	Solarus
Sonic Automotive, Inc.	Sonoco Products Company	South Jersey Gas Company	Solvere
Southern California Edison	So. Calif. Regional Rail Authority	Southern Company	Southeastern Freight Lines
Southern Research Institute	Southern States Cooperative, Inc.	Southern Union Company	Southern Copper Corporation
Southern Ute Indian Tribe dba Red Willow Production Co.	Southwest Airlines Southwest Gas Corporation	Southwestern Energy Company Sovereign Bancorp, Inc.	Sovereign Bank Corporation Space Telescope Science Institute
Spartan Stores, Inc.	Spectra Energy	Spansion, Inc.	Sparrow Health System
Spencer Gifts, LLC	Spirit Aerosystems Holding	Spectrum Health System	Speedway SuperAmerica, LLC
Sprague Energy Corp	Springs Global US, Inc.	Sport Supply Group	Sports Authority
SPX Corporation	SRAM	Springs Window Fashions Div.	Sprint Nextel Corporation
SSM Health Care System, Inc.	SST Energy Corporation	SRCTec, Inc.	SRT Communications, Inc.
St. Cloud Hospital	St. Elizabeth Health System	St. Anthony's Medical Center	St. Barnabas Medical Center
St. Joe Company	St. John Health	St. Joseph Health System	St. Joseph HealthCare
St. Joseph Medical Center	St. Jude Children's Research Hosp.	St. Jude Medical, Inc.	St. Louis County Government
St. Luke's Episcopal Health System	St. Mary's Hospital	St. Mary's Hospital Amsterdam	St. Peter's Health Care Services
St. Vincent Healthcare	St. Vincent Heart Cntr of Indiana	StanCorp Financial Group	Standard Insurance Company
Stamats Communications	Stampin' Up!, Inc.	Stanford University Med. Cntr.	Stanley Works
Standard Pacific Homes	Stanford University	Stars Media, LLC	StarTek
Staples, Inc.	Starbucks Coffee Company	State Corporation Commission	State Employee Credit Union
Starwood Hotels & Resorts	Starwood Vacation Ownership	State Farm Insurance	State of Indiana
State of Neb. Depart. Admin. Srvs.	State of North Carolina	State of Ohio – HR Department	State of Oregon
State Teachers Retirement System of Ohio	State Street Corporation Steel Dynamics, Inc.	Steelcase, Inc. Sterilite Corporation	STERIS Sterling Bancshares
Stewart Information Srvcs. Corp.	Sticky Ribhouse, LLC	Stoll Keenon Ogden PLLC	Stony Brook University Hospital
Stora Enso Oyj	Storck USA LP	STP Nuclear Operating	Stream
Subway Franchisee Advertising Fund Trust	Strong Health Stryker Corporation	Subaru of America, Inc. Subaru of Indiana Automotive	Suburban Health Organization SUEZ Energy NA, Inc.
Summa Health System	Sun Life Financial (US)	Sun Microsystems	Sunbeam Television
SunCom Wireless, Inc.	Sundt Companies	SunGard Data Systems	Sunoco, Inc.
SunTrust Bank, Inc.	SUNY Upstate Medical University	Superior Essex, Inc.	SuperValu
SureWest Communications	Sutter Health	SVB Financial Group	Swedish Match North America
Swedish Medical Center	Swift Transportation	Swiss Reinsurance	Sybron Dental Specialties
Sykes Enterprises, Inc.	Symetra Financial	Synacor, Inc.	Synnex Corporation
Synovate	Synovus Financial Corporation	Synthes	Sypris Solutions
Sysco Food Services of Dallas, LP	T D Williamson, Inc.	T. Rowe Price	Taco Bueno Restaurants, LP
Takeda Pharmaceutical	Tallahassee Memorial HealthCare	Talbots	Tampa Bay Federal Credit Union
Tampa General Hospital	TAP Pharmaceuticals	Targa Resources	Target Corporation
Tastefully Simple	Taubman Centers	Tax Analysts	Taylor Energy Company, LLC
TD Ameritrade Holding Corp.	TDS Telecom	Tech Data Corporation	Technical Olympic USA, Inc.
Technical Prof. Services, Inc.	Technology Credit Union	TechTeam Global, Inc.	TECO Transport
Tecolote Research, Inc.	TECO-Westinghouse Motor Co.	Tektronix	TelAlaska, Inc.
Telco solutions III, LLC	Tele-Consultants, Inc.	Teledyne Brown Engineering	Teletlex
Telerx Marketing, Inc.	TeleTech Holdings, Inc.	Tellabs, Inc.	Tellus Operating Group, LLC
Temple University Health System	Temple-Inland	Templeton Press	Tenaris, Inc. USA
Tenet Healthcare Corporation	Tenet Healthcare Systems	Tenneco, Inc.	Tennessee Valley Authority
Tension Envelope Corporation	Terex Corporation	Terlato Wine Group	Terra Industries
Tesco Corporation (US)	Tesoro Corporation	Texas A & M University System	Texas Air Composites
Texas Children's Hospital	Texas Dept. of Transportation	Texas Health Resources	Texas Industries, Inc.
Texas Mutual Insurance Company	Textainer	Textron, Inc.	The Actors Fund of America
The Antiock Company	The Arizona Republic	The Auto Club Group	The Beacon Mutual Ins. Co.
The Body Shop - Americas	The Carson Companies	The Children's Medical Center of	The Children's Hospital of
The Capital Group Companies	The Children's Hospital, Denver	Dayton	Philadelphia
The Children's Place Retail Stores, Inc.	The Children's Mercy Hospital The Chronicle of Higher Education	The Chubb Corporation The Colman Group, Inc.	The Commerce Insurance Co. The Dannon Company, Inc.
The Decurion Corporation	The Doe Run Company	The Employers Association	The Finish Line, Inc.
The Florida Aquarium Inc.	The Ford Foundation	The Frost National Bank	The Gannett Company
The Guardian Life Insurance Co. of	The Golden 1 Credit Union	The John H. Harland Company	The Health Alliance of Cincinnati

America	The Hospital of Central Conn.	The Johns Hopkins University	The Joint Commission
The Kroger Company	The Lamson & Sessions	The Lindy Group, Inc.	The Longaberger Company
The Mark Travel Corporation	The McGraw-Hill Companies	The Methodist Hospital System	The Midland Company
The Minacs Group	The MITRE Corporation	The Nielsen Company	The NORDAM Group
The Ohio St. Univ. Medical Cntr.	The Pantry, Inc.	The Pennslyania State University	The Picture People Inc.
The Reading Hospital & Medical Center	The Receivable Management Services Corporation	The Queen's Medical Center The Raymond Corporation	The Regence Group The Ryland Group, Inc.
The Seattle Times Company	The Taubman Company	The Termo Company	The Trizetto Group
The University of Arizona	The Univ. of Central Oklahoma	The Univ. of Texas at Austin	The Valley Hospital
The Univ. of Chicago Med. Center The Valvoline Company	The University of Texas M. D. Anderson Cancer Center	The Univ. of Texas Medical Branch	The Wallace Foundation The Washington Hospital
The Washington Post	The Woodbridge Group	Thermadyne Holdings Corp.	Thermo Fisher Scientific
Think Federal Credit Union	Thomas & Betts	Thomson Corporation	Thrifty White Stores
Thresholds Psychiatric Rehabilitation	Thomas Jefferson National Accelerator Facility	Thomas Jefferson University Hospital	Thrivent Financial for Lutherans TIAA-CREF
Tiffany and Company	Timberland Company	Time Warner Cable	Time Warner Telecom, Inc.
Time Warner, Inc.	TIMET	Timken Company	Title Resource Group
TIW Corporation	TJX Companies, Inc.	TM GE Automation Systm, LLC	T-Mobile USA
Toshiba America Business Solutions, Inc.	Toshiba America Medical Systems, Inc.	Toyota Industrial Equipment Manufacturing	TNS North America Toray Plastics (America), Inc.
Toro Company	Total E&P USA, Inc.	Totes Isotoner Corporation	Tower Automotive
Tower Federal Credit Union	Tractor Supply Company	Trans Union LLC	TransUnion, LLC
TransCanada	Transcore	Transocean Offshore, Inc.	Travelocity
TravelCenters of America	Travelers	Travelers Companies, Inc.	Tremco, Inc.
Travis County	Travis County Hospital District	Trebol USA, LLC	Trinity Consultants, Inc.
Triad Financial Corporation	Tribune Company	Tri-City Medical Center	TRMI, Inc.
Trinity Health	Trinity Industries	TriWest Healthcare Alliance	Truman Medical Centers
Trover Solutions, Inc.	True Partners Consulting	True Value Hardware	Turnkey E&P Corporation
TRW Automotive Holdings	Tupperware Brands Corporation	Turner Broadcasting System, Inc.	TXU Corporation
Tween Brands, Inc.	Twin Cities Public Television	TXCO Resources, Inc.	Tyco Electronics
Tyco Healthcare	U.S. Bancorp	U.S. Energy Systems, Inc.	UCB
U.S. Foodservice	UAL Corporation	UCare Minnesota	UIL Holdings
UCLA Medical Center	UDR, Inc.	UHHS CSAHS Cuyahoga, Inc.	UMDNJ-University Hospital
Ulticom	Ultra Petroleum Corp.	UMass Memorial Health Care	Unilever United States
UNC Health Care System	Under Armour, Inc.	Underwriters Laboratories, Inc.	Unionbancal Corporation
Union Bank of California	Union Pacific Corporation	Union Tank Car Company	United Airlines
UniSource Energy	Unisys Corporation	Unit Corporation	United American Insurance
United Auto Group, Inc. United HealthCare Corporation	United Rentals, Inc. United Services Automobile Assn.	United States Cellular United States Enrichment	United Parcel Service of America, Inc.
United States Steel Corporation	United Stationers, Inc.	United Technologies Corporation	United Water Resources
UnitedHealth Group	Unitil	Unitrin Specialty	Unitrin, Inc.
Universal Forest Products, Inc.	Universal Health Services, Inc.	Universal Instruments Corp.	Universal Orlando
Universal Weather & Aviation	Universal Well Site Solutions	University Book Store	University Community Health
University Health System University Hospitals	University of Akron University of Central Florida	University of Akron University of Central Missouri	University of Alabama at Birmingham Hospital
University of Arkansas for Medical Sciences	University of California at Berkeley	University of California Irvine Medical Center	University of California San Francisco Medical Center
University of California, Davis Health System	University of Connecticut Health Center	University of Iowa Hospitals and Clinics	University of Medicine & Dentistry of New Jersey
University of Colorado Hospital	University of Chicago	University of Georgia	University of Houston
University of Illinois at Chicago	University of Maryland Med. Cntr.	University of Kansas Hospital	University of Kentucky Hospital
University of Louisville	University of Miami	University of Minnesota	University of Missouri
University of Michigan	Univ. of Michigan Health System	Univ. of NM Hospitals	University of Pennsylvania
University of Missouri Health Center	University of New Mexico	University of St. Thomas	University of South Florida
Univ. of Pittsburgh Medical Center	University of Texas Southwestern	University of Virginia Health	University of Texas Health
University of Virginia	Medical Center	System	Science Center
Univ. of Washington Medicine	Univ. of Wisconsin Credit Union	Univ. of Wisconsin Medical Fdn.	University Physicians Healthcare
Univision Communications	Unum Group	Uponor, Inc. North America	University Physicians, Inc.
Upper Valley Medical Center	UPS	URS Corporation	Upper Deck
US Bancorp	US Cellular Corporation	Us Fiduciary Services, Inc.	US Airways
US Onocology, Inc.	US Xpress, Inc.	USAA	US Investigations Services
USRA	UST	Utah Transit Authority	USG Corporation
Utica National Insurance	Vail Resorts	Valero Energy Corporation	Valmont Industries
V S E Corporation	Van Andel Institute	Van Winkle Law Firm	Vance Publishing
ValueOptions	Vanguard	Vectren Corporation	Velsicol Chemical Corporation
Vanderbilt Univ. Medical Center	Ventura Foods, LLC	Venturedyne, Ltd.	Verado Energy, Inc.
Venetian Hotel & Casino	Verizon Business	Verizon Communications	Verizon Wireless
VeriSign, Inc.	Vertex Pharmaceuticals	Vetco Gray, Inc.	VF Corporation
Vermeer Manufacturing Company	Via Christi Regional Medical Cntr.	Viacom	Viad Corporation
Via Christi Health System	VICORP Restaurantss, Inc.	Videojet Technologies, Inc.	Viejas Enterprise
Viasystems Group, Inc.	Vinson & Elkins, LLP	Virgin America, Inc.	Virgin Media, Inc.
Virginia Commonwealth	Virginia Farm Bureau Mutual	Virginia United Methodist	VIsa USA

University Health System	Insurance Co.	Homes, Inc.	Viking River Cruises
Vision Maker	Vision Service Plan	Visiting Nurse Service of NY	Vista Federal Credit Union
VistaPrint	Vistar Corporation	Visteon Corporation	Visteon Vulcan
VITAS Healthcare Corporation	Vivendi	Volvo Financial Services	Von Roll USA, Inc.
Vonage Holdings Corporation	Vornado Realty Trust	Vulcan Materials Company	VWR Corporation
VWR International	W C Bradley Company	W R Grace & Company	W.I. Gore & Associates, Inc.
W.W. Grainger, Inc. Wachovia Corporation	Washington Metropolitan Area Transit Authority	Wackenhut Services, Inc. Savannah River Site	Waddell & Reed Waggener Edstrom Worldwide
Wakefern	Walgreen Company	Wal-Mart Stores, Inc.	Warnaco
Walt Disney Parks & Resorts, LLC	Washington Group Intl. Inc.	Washington Mutual, Inc.	Washington Savannah River Co.
Washington Suburban Sanitary Commission	Waste Management, Inc. Watlow Electric	Watson Pharmaceuticals, Inc. Wayne Farms	Wayne Memorial Hospital, Inc. WBNS
Weather Channel	Weatherford International, Ltd.	Webster Bank	Webster Financial Corporation
Wegmans Food Markets, Inc.	Weil, Gotshal & Manges, LLP	Weill Medical College	Weis Markets, Inc.
Welch's	WelICare Health Plans	Wellmark BlueCross BlueShield	WellPoint, Inc.
Wells Blue Bunny	Wells' Dairy, Inc.	Wells Fargo & Company	WellSpan Health
Weltman & Weinberg & Reis Co.	WellStar Health System	Wellstream International Ltd. US	Wendy's International, Inc.
West Penn Allegheny Health Systm	Werner Enterprises, Inc.	Wesco International, Inc.	West Marine Products, Inc.
Western Digital	West Virginia University	WV Univ. Hospitals, Inc.	Westar Energy
Westfield Group	Western Michigan University	Western Textile Companies	Western Union Company
Westinghouse Savannah River Co.	Westinghouse Electric Company	Weston Solutions, Inc.	Westlake Chemical Co.
Whip Mix Corporation	Weyerhauser Company	W-H Energy Services, Inc.	Wheaton Franciscan Healthcare
Whitney National Bank	Whirlpool Corporation	White Mountains Ins.Group, Ltd.	White Mountains Re Services
William Beaumont Hospital	Whole Foods Market	Wilbur Smith Associates	Wilder Foundation
Williams Lea, Inc.	William Blair & Company, LLC	William Rainey Harper College	Williams Companies
Wilmer Cutler Pickering Hale & Dorr	Williams-Sonoma, Inc. Willis North America	Wilmer Hale Wilmington Trust Company	Wilsons Leather Windstream Communications
Winn-Dixie Stores, Inc.	Winnebago Industries	Winston Industries, LLC	Winterthur US Holdings
Wisconsin Court System	Wisconsin Energy Corporation	Wisc. Physicians Serv. Ins. Corp.	Wm. Wrigley Jr. Company
Wolseley plc	Wolters Kluwer NA	Womans Hospital	World Access
World Kitchen	World Vision United States	World Wildlife Fund	Worldspan
Worthington Industries	WR Berkley Corporation	Wray Edwin	Wright Express Corporation
Wright Line, LLC	Wright State University	WW Grainger, Inc.	Wyeth
Wyle Laboratories	Wyndham Worldwide	Xcel Energy, Inc.	Xerox Corporation
XL Capital, Ltd.	XO Communications, Inc.	XTO Energy, Inc.	Yahoo!
Yale University	Yale-New Haven Health System	Yamaha Corporation of America	Yankee Candle Company
Yazaki North America, Inc.	Yeshiva University	Young Broadcasting	YRC Worldwide
YSI	Yum! Brands, Inc.	Zale Corporation	Zimmer Holdings, Inc.
Zions Bancorporation	Zumiez, Inc.	Zurich North America

.

HNI CORPORATION

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2	XXXXXXXXXXXXXX
ADD 3
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

â   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   â

This proxy, when properly executed, will be voted as specifically directed herein. If nao directions are given, this proxy will be voted FOR all Proposals listed below.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
+
1.	Election of Directors:
	For Three-Year Term	For	Against		For	Against
	01 - Miguel M. Calado	☐	☐	02 - Cheryl A. Francis	☐	☐

	03 - Larry B. Porcellato	☐	☐	04 - Brian E. Stern	☐	☐

		For	Against	Abstain
2.	Ratify the Audit Committee's Selection of PricewaterhouseCoopers LLP as the Corporation's Independent Registered Public Accountant for Fiscal 2008.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print your new address below.		Consent
	Unless contrary notice is given to the Corporation, I consent to access all future notices of annual reports issued by the Corporation over the internet. (see back for more details)	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 1 U P X 0 1 2 1 9 9 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
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<STOCK#>        00OB0C

To Our Shareholders:

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

We will provide our annual reports, notices to shareholders of annual meetings and proxy statements over the Internet for those shareholders who consented in prior years. If you wish to give your consent to access these documents over the Internet in the future, please check the box in the CONSENT section on the reverse side of this proxy card. These documents will be available on or about March 19, 2008 on our website at www.hnicorp.com, under "Investor Information - Annual & Quarterly Reports" and "Investor Information - Proxy Report." Once you give your consent, it will remain in effect until you notify the Corporation that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

IF APPLICABLE, WE ENCOURAGE YOU TO PARTICIPATE IN THIS PROGRAM. IT WILL HELP HNI CORPORATION REDUCE PRINTING AND POSTAGE COSTS, AS WELL AS OPERATING EXPENSES.

Thank you.

â  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  â

HNI CORPORATION

Proxy — HNI Corporation

Notice of 2008 Annual Meeting of Shareholders

Common Stock Proxy Solicited by Board of Directors for Annual Meeting of Shareholders on May 6, 2008.

The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 19, 2008 and appoints Stan A. Askren and Jerald K. Dittmer, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HNI Corporation, which the undersigned is entitled to vote at the annual meeting of shareholders of HNI Corporation to be held at the Holiday Inn, 2915 North Highway 61, Muscatine, Iowa on May 6, 2008 at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the proposed matters or in the absence of an instruction to the contrary, this proxy will be voted "FOR" all proposals.

This proxy card also provides for shares of common stock, if any, held for the account of the undersigned by Fidelity Management Trust Company as Trustee of the HNI Corporation Profit Sharing Retirement Plan. You may instruct the Trustee how to vote your shares as indicated on this proxy card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received.

The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matter in their discretion.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxies cannot vote your shares unless you sign and return this card.

(Items to be voted appear on reverse side.)